              THIS PROSPECTUS IS BEING FILED PURSUANT TO RULE 424(b)(4) OF THE SECURITIES ACT OF 1933 AND RELATES TO THE REGISTRATION STATEMENT
                                             ON FORM S-1 (FILE NO.  333-30207)


               HELLER EQUIPMENT ASSET RECEIVABLES TRUST 1997-1

     $ 62,980,096 5.7325% CLASS A-1 RECEIVABLE-BACKED NOTES, SERIES 1997-1 $191,678,552 6.3900% CLASS A-2 RECEIVABLE-BACKED NOTES, SERIES 1997-1
     $    8,214,795 6.5000% CLASS B RECEIVABLE-BACKED NOTES, SERIES 1997-1
     $    5,476,530 6.6800% CLASS C RECEIVABLE-BACKED NOTES, SERIES 1997-1

                         HELLER FUNDING CORPORATION,
                               Trust Depositor
                           HELLER FINANCIAL, INC.,
                                   Servicer

                           ------------------------


         The Heller Equipment Receivables Trust 1997-1 (the "Trust" or the "Issuer"), a limited purpose Delaware business trust, has been formed pursuant to a Trust Agreement, dated as of September 1, 1997, between Heller Funding Corporation ("Heller Funding"), as Trust Depositor (in such capacity, the
"Trust Depositor"), and Wilmington Trust Company, as Owner Trustee (the "Owner Trustee"). The Trust Depositor is a wholly owned, limited purpose bankruptcy remote subsidiary of Heller Financial, Inc. ("Heller Financial"). The Trust will issue $62,980,096 aggregate principal amount of 5.7325% Class A-1 Receivable-Backed Notes, Series 1997-1 (the "Class A-1 Notes"), $191,678,552 aggregate principal amount of 6.3900% Class A-2 Receivable- Backed Notes, Series 1997-1 (the "Class A-2 Notes"), $8,214,795 aggregate principal amount of 6.5000% Class B Receivable-Backed Notes, Series 1997-1 (the "Class B Notes") and $5,476,530 aggregate principal amount of 6.6800% Class C Receivable-Backed Notes, Series 1997-1 (the "Class C Notes"; and together with the Class A-1 Notes, Class A-2 Notes and Class B Notes, the "Notes"). The Notes will represent debt obligations of the Trust, and will be issued pursuant to and secured by an Indenture dated as of September 1, 1997 (the "Indenture") to be entered into between the Trust and Norwest Bank Minnesota, National
Association, as Indenture Trustee (the "Indenture Trustee"). The Trust will concurrently issue $5,476,530 aggregate principal amount of 7.6300% Class

                                                (cover continued on next page)


                           ------------------------


         PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 17 OF THIS PROSPECTUS.

    THE NOTES WILL REPRESENT OBLIGATIONS OF THE TRUST ONLY AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, THE TRUST DEPOSITOR, THE OWNER TRUSTEE, HELLER FINANCIAL OR ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY GOVERNMENTAL AGENCY.


                           ------------------------


   THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE.

                           ------------------------

                             Price to Public             Underwriting Discounts     Proceeds to Issuer (2)
                                                         and Commissions (1)
 ----------------------------------------------------------------------------------------------------------
 Per Class A-1 Note          100.0000%                   0.1500%                    99.8500%
 ----------------------------------------------------------------------------------------------------------
 Per Class A-2 Note          99.9975%                    0.2200%                    99.7775%
 ----------------------------------------------------------------------------------------------------------
 Per Class B Note            99.9825%                    0.3500%                    99.6325%
 ----------------------------------------------------------------------------------------------------------
 Per Class C Note            99.9925%                    0.5000%                    99.4925%
 ----------------------------------------------------------------------------------------------------------
  Total                      $268,343,333                $572,297                   $267,771,035
 ==========================================================================================================

(1) The Issuer has agreed to indemnify the Underwriter against certain liabilities, including under the Securities Act of 1933.

(2)      Before deducting expenses of this Offering estimated to be $541,000.

         The Notes are offered by the Underwriter, subject to prior sale, when, as and if issued to and accepted by it and subject to its right to reject any order in whole or in part or to withdraw, cancel or modify any order without notice. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company, or through Cedel Bank, S.A. or the Euroclear System, on or about September 4, 1997.

         UNDERWRITERS OF THE CLASS A-1 NOTES AND THE CLASS A-2 NOTES

FIRST UNION CAPITAL MARKETS CORP.
                       BEAR, STEARNS & CO. INC.
                                           LEHMAN BROTHERS

            UNDERWRITER OF THE CLASS B NOTES AND THE CLASS C NOTES

                      FIRST UNION CAPITAL MARKETS CORP.


               The date of this Prospectus is August 27, 1997.


(cover page continued)

D Receivable-Backed Notes Series 1997-1 (the "Subordinated Notes"), as well as Class E Receivable-Backed Certificates, Series 1997-1 (the "Certificates" and together with the Subordinated Notes, the "Subordinated Securities") which will not bear interest and have certain rights to the monies in the Reserve Fund and certain other excess funds (as defined in "Summary of Terms-Reserve Fund") after the payment of all principal and interest on the Notes and Subordinated Notes. The Subordinated Notes will be issued pursuant to the Indenture; the Certificates will represent fractional undivided beneficial equity interests in the Trust and will be issued pursuant to the Trust Agreement. Neither the Subordinated Notes nor the Certificates are being offered and sold hereunder.

         The property of the Trust (the "Trust Assets") will include (a) a pool of contracts originated or acquired by Heller Financial or its wholly-owned subsidiary, Heller Financial Leasing, Inc. ("HFLI") as described herein (inclusive of any Additional Contracts or Substitute Contracts added to the Trust from time to time as defined in "Summary of Terms--The Contracts", collectively, the "Contracts") consisting of (i) conditional sale agreements, promissory notes with related security agreements, finance leases, installment payment agreements, and similar types of financing agreements with end-users (each, an "End-User") of the Equipment, Software and Services described below (such Contracts, "End-User Contracts") and meeting certain eligibility criteria specified herein, relating to printing, pre-press, machine tool, plastics, computer hardware, computer software, restaurant, transportation, energy related, medical, and industrial equipment (the "Equipment"), certain computer software (the "Software") and related support and consulting services (the "Services"; together with Equipment and Software, the "Financed Items"), together with certain rights of Heller Financial or HFLI under finance program agreements and assignments with Vendors (as defined in "Summary of Terms--Vendor Agreements") of the Financed Items, as well a security interest in the Equipment, and (ii) limited recourse contractual payment obligations (which may take the form of promissory notes) payable by Vendors (such payment obligations, "Vendor Loans") and secured by the Vendor's interest in End-User Contracts originated by such Vendor (End-User Contracts securing Vendor Loans being collectively referred to as "Secondary Contracts"), and by the Equipment related to such End-User Contracts, (b) collections on such Contracts due or received after July 31, 1997 (the "Cutoff Date") or, in the case of Additional Contracts or Substitute Contracts, their applicable Cutoff Dates as defined in "Summary of Terms-- Cutoff Dates" and (c) monies, to the extent available, in the Reserve Fund. The Contracts and related interests will be conveyed by Heller Financial or HFLI (either, in such capacity, a "Seller") to the Trust Depositor pursuant to a Transfer and Sale Agreement dated as of September 1, 1997 (the "Transfer and Sale Agreement") by and between Heller Financial, HFLI and the Trust Depositor. The Trust Depositor will concurrently convey such assets to the Trust pursuant to the Sale and Servicing Agreement, dated as of September 1, 1997 (the "Sale and Servicing Agreement"), among the Trust Depositor, the Trust, the Indenture Trustee (as defined in "Summary of Terms--Indenture Trustee") and Heller Financial, in its separate capacity as Servicer thereunder (Heller Financial being, in such capacity, the "Servicer").

         Interest on the Notes and the Subordinated Notes will be payable monthly in arrears on the 25th day of the month (or if such day is not a Business Day the next succeeding Business Day) beginning on September 25, 1997 (each, a "Distribution Date") with respect to the period from and including the immediately preceding Distribution Date (or with respect to the initial Distribution Date, the date of issuance of the Notes and Subordinated Notes) to the period to and excluding such Distribution Date. Principal payments with respect to the Notes and the Subordinated Securities will be payable to the holders thereof on each Distribution Date, as described herein. The stated maturity date with respect to the Class A-1 Notes is the September 1998 Distribution Date and the stated maturity date with respect to the other Notes and the Subordinated Securities is the May 2005 Distribution Date. The actual payment in full, however, of the Notes or the Subordinated Securities could and is expected to occur earlier than such stated maturity date. See "Summary of Terms--Terms of the Notes--B. Principal" and "--Optional Redemption" herein.

         The Notes and the Subordinated Notes will be payable primarily from collections of payments due under the Contracts (including payments from Vendors pursuant to certain recourse arrangements, where applicable, and as further described below), certain amounts received upon the prepayment or purchase of Contracts or liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, and the proceeds of Servicer Advances (as defined in "Summary of Terms--Servicing; Servicing Fee; Servicer Advances"), if any.

         Payments of interest due on the Notes on any given Distribution Date will be made prior to making any payments of principal on any of the Notes or the Subordinated Notes. Payments of interest due on the Subordinated Notes will be subordinated in priority to payments of interest due on the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes. Payments of interest due on Class C Notes will be subordinated in priority to payments of interest on the Class A-1 Notes, the Class A-2 Notes and the Class B Notes. Payments of interest due on Class B Notes will be subordinated in priority to payments of interest due on the Class A-1 Notes and Class A-2 Notes. Payments of interest due on the Class A-2 Notes will be subordinated in priority to payments of interest due on the Class A-1 Notes; provided, however, after the occurrence and during the continuance of a Restricting Event or the occurrence of an Event of Default payments of interest on the Class A-2 Notes and Class A-1 Notes, will be made pro rata. Payments of principal on the Subordinated Notes will be subordinated in priority to payments of principal on the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and Class C Notes. Payments of principal on the Class C Notes will be subordinated in priority to payments of principal on the Class A-1 Notes, the Class A-2 Notes and the Class B Notes. Payments of principal on the Class B Notes will be subordinated in priority to payments of principal on the Class A-1 Notes and the Class A-2 Notes. Payments of principal on the Class A-2 Notes will be subordinated in priority to payments of principal on the Class A-1 Notes. See "Summary of Terms--Terms of the Notes", as well as "Description of the Notes--Allocations" herein.

         The Notes are being offered pursuant to this Prospectus. Sales of the Notes may not be consummated unless the purchaser has received this Prospectus. The Certificates are not being offered hereby.

         The Issuer does not intend to apply for listing of the Notes on any securities exchange or for the inclusion of the Notes on any automated quotation system.

         There currently is no secondary market for the Notes and there is no assurance that one will develop, or if one does develop, that it will continue or provide sufficient liquidity.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            REPORTS TO NOTEHOLDERS

         During such time as the Notes remain in book-entry form, periodic and annual unaudited reports, containing information concerning the Trust, the Contracts, the Notes and the Certificates, will be prepared by the Servicer and sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), and the Euroclear System ("Euroclear") or Cedel Bank, S.A. ("CEDEL") as registered holders of the Notes. Such reports will be made available by DTC, Euroclear or CEDEL and its participants to holders of interests in the Notes in accordance with the rules, regulations and procedures creating and affecting DTC, Euroclear and CEDEL, respectively. See "Description of the Notes--Book Entry Registration" and "-- Reports" below. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles or that have been examined and reported upon by, with an opinion expressed by, an independent or
certified public accountant.    Upon the issuance of fully registered,
certificated Notes, such reports will be sent to each registered Noteholder.

                            AVAILABLE INFORMATION

         The Trust Depositor, as originator of the Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes offered pursuant to this Prospectus and described herein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, regarding the Trust Depositor and the Trust may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder. Copies of such reports can be obtained as described above.

         UPON RECEIPT OF A REQUEST BY AN INVESTOR, OR HIS OR HER
REPRESENTATIVE, WITHIN THE PERIOD DURING WHICH THERE IS AN OBLIGATION TO DELIVER A PROSPECTUS, THE UNDERWRITER WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE AND IN ADDITION TO ANY SUCH DELIVERY REQUIREMENTS, A PAPER COPY OF THIS PROSPECTUS AND A PROSPECTUS ENCODED IN AN ELECTRONIC FORMAT.

                               SUMMARY OF TERMS

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" on page 87.

There are material risks associated with an investment in the Notes. See "Risk Factors" on page 17 for a discussion of certain factors that investors should consider before making an investment in the Notes.

Issuer  . . . . . . . . . . . . .    Heller Equipment Asset Receivables Trust
                                     1997-1 (the "Issuer" or the "Trust"), a
                                     Delaware business trust formed by the
                                     Trust Depositor and the Owner Trustee
                                     pursuant to the Trust Agreement dated as of September 1, 1997 (the "Trust
                                     Agreement") between the Trust Depositor
                                     and the Owner Trustee. The principal
                                     executive offices of the Trust are in
                                     Wilmington, Delaware, in care of the
                                     Owner Trustee, at the address of the
                                     Owner Trustee specified below.

Trust Depositor . . . . . . . . .    Heller Funding Corporation (the "Trust
                                     Depositor"), a Delaware corporation and a wholly owned, limited purpose subsidiary of Heller Financial, Inc. The Trust
                                     Depositor's principal executive offices
                                     are located at 500 West Monroe Street,
                                     Chicago, Illinois 60661 and its telephone number is (312) 441-7246.

Seller/Servicer . . . . . . . . .    Heller Financial, Inc., a Delaware
                                     corporation ("Heller Financial"; or, in
                                     its separate capacities as a Seller under the Transfer and Sale Agreement described herein, a "Seller", or as Servicer under the Sale and Servicing Agreement described herein, the "Servicer").
                                     Heller Financial's offices are located at 500 West Monroe Street, Chicago, Illinois
                                     60661 and its telephone number is (312)
                                     441-7000.

Additional Seller . . . . . . . .    In addition to Heller Financial, Heller
                                     Financial's wholly-owned subsidiary,
                                     Heller Financial Leasing, Inc. ("HFLI")
                                     will be an additional Seller (in such
                                     capacity, also a "Seller') under the
                                     Transfer and Sale Agreement described
                                     herein.

Indenture Trustee . . . . . . . .    Norwest Bank Minnesota, National
                                     Association, as indenture trustee under
                                     the Indenture described herein (the
                                     "Indenture Trustee").  The Indenture
                                     Trustee's offices are located at 6th
                                     Street and Marquette Avenue, Minneapolis,
                                     Minnesota 55479-0069.

Owner Trustee . . . . . . . . . .    Wilmington Trust Company, as owner
                                     trustee under the Trust Agreement (the
                                     "Owner Trustee").  The Owner Trustee's
                                     offices are located at Rodney Square
                                     North, 1100 North Market Street,
                                     Wilmington, Delaware 19890-0001.

Cutoff Dates  . . . . . . . . . .    With respect to the Contracts transferred
                                     to the Trust on the Closing Date, July
                                     31, 1997, and with respect to any
                                     Additional Contract or Substitute
                                     Contract (see "Summary of Terms--The
                                     Contracts") transferred to the Trust
                                     thereafter, the close of business on the first day of the calendar month in which such transfer occurs (each of such dates a "Cutoff Date", an "Additional Contract
                                     Cutoff Date", or a "Substitute Contract
                                     Cutoff Date", respectively).  The term
                                     "Cutoff Date" when used herein in the
                                     context of general references to the pool of Contracts held by the Trust, should be deemed to include a reference to the Additional Contract Cutoff Date and
                                     Substitute Contract Cutoff Date of any
                                     Additional Contract or Substitute
                                     Contract contained within such pool of
                                     Contracts, unless otherwise specified or unless the context otherwise clearly requires.

Closing Date  . . . . . . . . . .    On or about September 4, 1997 (the
                                     "Closing Date").

Collection Periods, . . . . . . .    A Collection Period is the period from
Calculation Dates,                   and including the first day of each
Distribution Dates                   calendar month to and including the last
and Record Dates                     day of the calendar month (such first
                                     day, the "Calculation Date" and each such period, a "Collection Period"). A
                                     Distribution Date is the 25th day (or if any such date is not a "Business Day", i.e., a day other than a Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois,
                                     Wilmington, Delaware or New York, New
                                     York are authorized or obligated by any
                                     law or regulation to be closed, then on
                                     the next succeeding Business Day) of each calendar month (each, a "Distribution
                                     Date") commencing September 25, 1997.
                                     The Collection Period relating to any
                                     particular Distribution Date shall be the Collection Period occurring during the calendar month preceding the month in which such Distribution Date occurs.

                                     With respect to any Distribution Date and the Notes, the "Record Date" is the calendar day immediately preceding each Distribution Date (or, with respect to any Definitive Note as defined in "Description of the Notes -- Definitive Notes", the last calendar day of the month preceding the month in which such Distribution Date occurs).

The Notes . . . . . . . . . . . .    $62,980,096 aggregate principal amount
                                     (the "Initial Class A-1 Note Principal
                                     Balance") of 5.7325% Class A-1
                                     Receivable-Backed Notes, Series 1997-1
                                     (the "Class A-1 Notes"); $191,678,552
                                     aggregate principal amount (the "Initial
                                     Class A-2 Note Principal Balance") of
                                     6.3900% Class A-2 Receivable-Backed Notes,
                                     Series 1997-1 (the "Class A-2 Notes");
                                     $8,214,795 aggregate principal amount
                                     (the "Initial Class B Note Principal
                                     Balance") of 6.5000% Class B
                                     Receivable-Backed Notes, Series 1997-1
                                     (the "Class B Notes"); and $5,476,530
                                     aggregate principal amount (the "Initial
                                     Class C Note Principal Balance") of 6.6800%
                                     Class C Receivable-Backed Notes, Series
                                     1997-1 (the "Class C Notes"; and together with the Class A-1 Notes, Class A-2 Notes and Class B Notes, the "Notes"). The
                                     Initial Class A-1 Note Principal Balance is equal to approximately 23.00% of the initial Aggregate Discounted Contract
                                     Balance (as defined in "Description of
                                     the Notes -- Principal") of the
                                     Contracts, the Initial Class A-2 Note
                                     Principal Balance is equal to
                                     approximately 70.00% of the initial
                                     Aggregate Discounted Contract Balance of the Contracts, the Initial Class B Note
                                     Principal Balance is equal to
                                     approximately 3.00% of the initial
                                     Aggregate Discounted Contract Balance of the Contracts, and the Initial Class C
                                     Note Principal Balance is equal to
                                     approximately 2.00% of the Initial
                                     Aggregate Discounted Contract Balance of the Contracts.

                                     The Notes will be issued by the Trust
                                     pursuant to an Indenture to be dated as
                                     of September 1, 1997 (the "Indenture"),
                                     between the Trust and the Indenture
                                     Trustee.  The Notes will be secured by
                                     the assets of the Trust. The Notes will be available for purchase in book-entry form only in minimum denominations of $1,000 and integral multiples thereof (except for one Note of each Class which, for rounding purposes, may be less than an integral multiple thereof). The holders of beneficial interests in the Notes held in book-entry form ("Note Owners") will not be entitled to receive Definitive Notes except in the limited circumstances described herein. See "Description of the Notes--General" and "--Definitive Notes" and "--Book-Entry Registration" herein. The Class A-2 Notes, the Class B Notes, the Class C Notes and the Subordinated Securities will be subordinated to the Class A-1 Notes to the extent described herein; the Class B Notes, the Class C Notes and the Subordinated Securities will be subordinated to the Class A-2 Notes to the extent described herein; the Class C Notes and the Subordinated Securities will be subordinated to the Class B Notes to the extent described herein; and the Subordinated Securities will be subordinated to the Class C Notes to the extent described herein. See
                                     "Description of the Notes -- Allocations" herein.

The Subordinated Securities . . .    On the Closing Date, the Trust will also
                                     issue 7.6300% Class D Receivables Backed
                                     Notes Series 1997-1 (the "Subordinated
                                     Notes" ) with an aggregate principal
                                     balance of $5,476,530 (the "Initial Class
                                     D Note Principal Balance"), as well as
                                     Class E Receivables Backed Certificates
                                     Series 1997-1 (the "Certificates", and,
                                     together with the Subordinated Notes, the
                                     "Subordinated Securities") with an
                                     initial certificate balance of
                                     $2,738,265; the Certificates will not
                                     bear interest.  The rights of the holders
                                     of the Subordinated Securities to receive
                                     distributions will be subordinated to the
                                     rights of the Noteholders to receive
                                     distributions with respect to the Notes
                                     to the extent described herein.    See
                                     "Description of the Notes - Allocations" herein.

A.  Class D Notes . . . . . . . .    The Initial Class D Note Principal
                                     Balance is equal to approximately 2.00%
                                     of the initial Aggregate Discounted
                                     Balance of the Contracts and will be
                                     issued pursuant to the Indenture.  The
                                     Subordinated Notes are not being offered and sold hereunder and are expected to be sold concurrently with the Notes in a private placement.

B.  Certificates  . . . . . . . .    The Certificates will represent
                                     fractional undivided beneficial equity
                                     interests in the Trust and residual
                                     interests in amounts in the Reserve Fund
                                     (after the payment of all outstanding
                                     interest and principal on the Notes and
                                     Subordinated Notes) and will be issued
                                     pursuant to the Trust Agreement.  The
                                     Certificates are not being offered and
                                     sold hereunder.  The Trust Depositor is
                                     expected initially to retain the
                                     Certificates, although the Certificates
                                     could be subsequently conveyed in a
                                     separate transaction subject to certain
                                     restrictions to ensure the Trust is not
                                     treated as a taxable entity for federal
                                     income tax purposes.

The Trust . . . . . . . . . . . .    The Trust is a business trust established
                                     under the laws of the State of Delaware
                                     pursuant to the Trust Agreement.  The
                                     activities of the Trust are limited by
                                     the terms of the Trust Agreement to
                                     acquiring, owning and managing the
                                     Contracts and related assets, issuing and making payments on the Notes and the Certificates and other activities related thereto.

Trust Assets  . . . . . . . . . .    The property of the Trust (the "Trust
                                     Assets") will include (i) the Contracts
                                     transferred to the Trust on the Closing
                                     Date with an Aggregate Discounted
                                     Contract Balance of $273,826,503 as of
                                     the Cutoff Date (together with Additional
                                     Contracts and/or Substitute Contracts
                                     that may be transferred to the Trust from time to time as described herein), (ii) all monies at any time paid or payable thereunder or in respect thereof after the Cutoff Date applicable to such Contracts, in the form of (A) Scheduled
                                     Payments inclusive of such payments
                                     received through Vendor recourse or
                                     support arrangements, but excluding the
                                     Excluded Amounts, (B) Prepayments, and
                                     (C) Recoveries (including any derived
                                     from the disposition of related
                                     Equipment) received with respect to
                                     Defaulted Contracts and Expired Lease
                                     Proceeds (in each case as such terms are defined in this "Summary of Terms"),
                                     (iii) the applicable Seller's interest in the related Equipment, (iv) with respect to Contracts which are Vendor Loans, the Applicable Security related thereto, (v) such amounts as from time to time may be held in the Collection Account or any related Account or Subaccount under the Sale and Servicing Agreement or the Indenture, together with earnings on funds therein, (vi) the rights of the Trust
                                     Depositor under the Transfer and Sale
                                     Agreement, (vii) any late charges relating to a Contract which were included in the Contract's terms as of the Cutoff Date
                                     ("Late Charges") (viii) amounts available, if any, in the Reserve Fund and (ix) proceeds of any of the foregoing. "Expired
                                     Lease Proceeds" means any and all cash
                                     proceeds or rents realized from the sale or re-lease of Equipment under an expired lease (net of liquidation expenses).

 A.     Contracts   . . . . . . .    All of the Contracts to be included in
                                     the Trust (sometimes referred to herein, collectively, as the "Contracts Pool" or the "Transferred Contracts") consist of conditional sale agreements (each, a
                                     "CSA"), promissory notes with related
                                     security agreements (each, a "Secured
                                     Note"),  finance leases (each, a

                                     "Lease"), installment payment agreements
                                     (each, an "IPA") or other similar types
                                     of financing agreements (each, a
                                     "Financing Agreement") covering Financed
                                     Items or, in the case of Vendor Loans,
                                     secured by End-User Contracts which, in
                                     turn, cover Financed Items.

                                     With respect to the Contracts, the
                                     Sellers will jointly and severally make
                                     certain representations and warranties in the Transfer and Sale Agreement, including that: (i) the information with respect to the Contracts, Secondary Contracts and Equipment securing such Contracts is true and correct in all material respects; (ii) immediately prior to the transfer of each Contract and the interest in any related Equipment to the Trust Depositor, such Contract was owned by the Seller free and clear of any adverse claim; (iii) each Contract did not have any delinquent payment thereon where such payment was delinquent for more than 30 days and the Contract is not otherwise in default; (iv) each Contract is a valid and binding payment obligation of the obligor and is enforceable in accordance with its terms; and (v) no adverse selection procedure was used in selecting the Contracts for transfer (i.e. the Contracts sold, assigned and transferred to the Trust were not intentionally chosen by the Sellers to be of lesser credit quality or characteristics as those Contracts retained by the Sellers and not conveyed to the Trust). With respect to Leases, the Sellers will jointly and severally represent in the Transfer and Sale Agreement either (i) that such Leases are "net leases" and contain "hell or high water" provisions in favor of the Seller, which unconditionally obligate each applicable lessee (each, a "Lessee") to make all payments scheduled under its Lease, without setoff, or (ii) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is cancelled in accordance with its terms, either (x) the Vendor (as defined in this "Summary of Terms") which assigned such Lease to the Seller is unconditionally obligated to repurchase such Lease from the Seller for a purchase price not less than the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the weighted average of the Discount Rates through the Distribution Date following such date of repurchase or (y) pursuant to the Transfer and Sale Agreement, the Sellers have jointly and severally indemnified the Trust Depositor (and any assignee thereof) against such cancellation in an amount equal to the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such cancellation less any amounts paid by the Vendor pursuant to clause (x). See "The Contracts Generally" and "The Transfer and Sale Agreement and Sale and Servicing Agreement Generally--Representations and
                                     Warranties" herein.

                                     The Transferred Contracts have been
                                     selected by the Seller from its portfolio of CSAs, Secured Notes, Leases, IPAs, Financing Agreements and Vendor Loans, have the characteristics specified in the Transfer and Sale Agreement and Sale and Servicing Agreement and described herein, and (except for Additional Contracts or Substitute Contracts as defined in this "Summary of Terms") will be purchased by the Trust Depositor from the applicable Seller on the Closing Date pursuant to the Transfer and Sale Agreement. See "The Transfer and Sale Agreement and Sale and Servicing Agreement
                                     Generally--Representations and
                                     Warranties", "Use of Proceeds"  and "The
                                     Contracts Pool" herein.

                                     As of the Cutoff Date, the Contract Pool had the following characteristics (unless otherwise noted, percentages are calculated by reference to Discounted Contract Balances of the related Contracts as a percentage of the Aggregate Discounted Contract Balance of the Contract Pool. The Discounted Contract Balances and the Aggregate Discounted Contract Balance utilized in clauses (i) through (vii) below were calculated utilizing the Statistical Discount Rate (as defined in this section):

                                        (i)  there were 1,841 Contracts in the
                                     Contract Pool;

                                        (ii) the Aggregate Discounted Contract
                                     Balance, or ADCB (as defined in this
                                     "Summary of Terms") of the Transferred
                                     Contracts, calculated at the Discount
                                     Rate (as defined in this "Summary of
                                     Terms"), was $273,826,503;

                                        (iii)          the final scheduled
                                     payment date of the Transferred Contract with the latest maturity or expiration as of the Cutoff Date was April 30, 2004;

                                        (iv) the average Discounted Contract
                                     Balance was approximately $148,738;

                                        (v)  all of the Contracts had (A)
                                     original terms to maturity of not less
                                     than 17 months and not more than 120
                                     months, with a weighted average original term to maturity of approximately 65.38 months, and (B) a remaining term to maturity of not less than 4 months and not more than 81 months, with a weighted average remaining term to maturity of approximately 43.46 months;

                                        (vi) of such Contracts, no more than
                                     1.26% were Vendor Loans; and

                                        (vii) the  Obligors (as defined in
                                     this "Summary of Terms") with respect to approximately 17.73% of the Contracts were located in the state of California; approximately 7.81% were located in New York; approximately 5.80% were located in Massachusetts; approximately 5.67% were located in Illinois; approximately 5.46% were located in Florida. No other state represented more than 5.00% of the Contracts.

                                     See "The Transfer and Sale Agreement and the Sale and Servicing Agreement Generally--Concentration Amounts" herein.

                                     The Statistical Discount Rate is equal to
                                     6.7261%  (the "Statistical Discount
                                     Rate").  While the Discounted Contract
                                     Balances and the Aggregate Discounted
                                     Contract Balance calculated at the
                                     Discount Rate will vary somewhat from the Discounted Contract Balances and Aggregate Discounted Contract Balance calculated at the Statistical Discount Rate, such variance will not be material.

                                     For further information regarding the
                                     Transferred Contracts, see "The Contracts
                                     Pool" and "The Contracts Generally", as
                                     well as "The Transfer and Sale Agreement and Sale and Security Agreement Generally--Representations and
                                     Warranties" and "--Concentration Amounts" herein.

                                     Between the Cutoff Date and the Closing
                                     Date some amortization of the pool is
                                     expected to occur.  In addition, certain
                                     Contracts included in the pool as of the Cutoff Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. To the extent a Contract is determined not to meet the eligibility requirements for the pool, the Sellers, through the Trust Depositor, may pursue one of two options: (1) substitute a new Contract for the ineligible Contract or
                                     (2) repurchase the ineligible Contract.
                                     To the extent, the Sellers, through the
                                     Trust Depositor, replace an ineligible
                                     Contract, the replacement Contract must
                                     meet the terms and conditions of a
                                     Substitute Contract, (see The Transfer
                                     and Sale Agreement and Sale and Service
                                     Agreement Generally-- Representations and
                                     Warranties).  While the statistical
                                     distribution of the characteristics as of the Closing Date for the initial Contracts Pool will vary somewhat from the statistical distribution of such characteristics as of the Cutoff Date as presented in this Prospectus, such variance will not be material.

                                     Generally, the Contracts not constituting
                                     Leases are prepayable by their terms by
                                     the Obligors thereon; in many (but not
                                     all) instances, such terms require a
                                     prepayment penalty.  The Contracts
                                     constituting Leases generally will be
                                     non-cancellable by the Obligors.  The
                                     Sellers have from time to time, however, and the Servicer may, under the terms of the Sale and Servicing Agreement, permit or agree to the early termination or full prepayment of any such Contract included in the Contract Pool in certain circumstances, and on the terms and subject to the conditions more fully specified in, the Sale and Servicing Agreement (any prepayment of a Contract, whether pursuant to its terms or in the Servicer's discretion being an "Early Termination", with the Contract related thereto being an "Early Termination Contract" or "Prepaid Contract"). Such circumstances may include, without limitation, a full or partial buyout of the Equipment which is the subject of the Contract, or an equipment upgrade.

                                     In the event of an Early Termination
                                     which has been prepaid in full, the Trust
                                     Depositor will have the option to cause
                                     the Trust to reinvest the proceeds of
                                     such Early Termination in one or more
                                     Contracts having similar characteristics to such terminated Contract (each, an "Additional Contract").


                                     In addition, the Sellers will have the
                                     option under the Transfer and Sale
                                     Agreement to cause the Trust Depositor,
                                     pursuant to the terms of the Sale and
                                     Servicing Agreement, to substitute into
                                     the Trust one or more Contracts having
                                     similar characteristics (each, a
                                     "Substitute Contract") for Defaulted
                                     Contracts (as defined "Description of the Notes -- Defaulted Contracts"), and Contracts following a material modification to or adjustment of the terms of such Contract which modification or adjustment would not otherwise be permissible under the Sale and Servicing Agreement (unless the Contract was to be prepaid in full to the Trust and refinanced by the Seller with a new, modified Contract outside the Trust) (each, an "Adjusted Contract"). For the periods reflected in the twelve-month period ended December 31, 1996 and ending June 30, 1997, the Sellers have recognized (i) delinquencies of 2.78% and 2.94%, respectively with respect to their portfolio and (ii) losses of .02% and .03% with respect to their portfolio. (See "The Contracts Pool -- Delinquency and Loan Loss Information"). With respect to replacing either a Defaulted Contract or an Adjusted Contract with a Substitute Contract (which substitution is not an obligation of the Sellers but is in their sole and absolute discretion), such Substitute Contract must meet the Contracts Pool concentration limitation as described in "The Transfer and Sale Agreement and Sale and Servicing Agreement Generally" as well as the other substitution requirements described herein. The Aggregate Discounted Contract Balance of the Defaulted Contracts and Adjusted Contracts for which the Seller may cause the substitution of Substitute Contracts is limited to an amount not in excess of 10% of the Aggregate Discounted Contract Balance of the Contracts as of the Cutoff Date. The Sellers will also be permitted to substitute a Substitute Contract for a Contract which the Seller would otherwise be required to repurchase due to certain representations or warranties relating thereto proving to have been incorrect (a "Warranty Contract"), without regard to the 10% limitation described above. See "The Transfer and Sale Agreement and The Sale and Servicing Agreement
                                     Generally--Representations and
                                     Warranties" herein.

                                     The terms of a Contract may be subjected to material modifications or adjustments for administrative reasons or at the request of the Obligor or related Vendor for such Contract due to a variety of circumstances. Such material modifications may result in adjustments to the Contract commencement date, the stated periodic payment date for payments due, the amount of the periodic payment or the equipment subject to the Contract. There may also occasionally be non-material adjustments or modifications in Contract terms which may be effected by the Servicer on behalf of the Trust without Noteholder consent and without affecting the Contract's status as part of the Trust.

                                     Additional Contracts and Substitute
                                     Contracts will be originated and added to the Trust using the same credit criteria and eligibility standards as the Contracts in the Contracts Pool on the Closing Date. Information with respect to such Additional Contracts or Substitute Contracts, to the extent deemed material, will be included in periodic reports required under the Exchange Act filed by the Servicer on behalf of the Trust.

                                     In no event will the aggregate scheduled payments of the Contracts, after the inclusion in the Trust of the Substitute Contracts and reinvestment in Additional Contracts, be materially less than the aggregate scheduled payments of the Contracts prior to such substitution or reinvestment. In addition, either the final payment on such Substitute Contract or Additional Contract will be on or prior to April 30, 2004, or, to the extent the final payment on such Contract is due after April 30, 2004, only scheduled payments due on or prior to such date may be included in the Discounted Contract Balance of such Contract for purpose of making any calculation under the Indenture or the Sale and Servicing Agreement.

                                     The Servicer is not authorized to permit an Early Termination, without the addition to the Trust of a related Additional Contract, unless the amount to be prepaid (whether by the related Obligor, or through a combination of payments from the related Obligor and from the Seller/Servicer) on such terminated Contract is equal at least to the then Discounted Contract Balance of the Contract, plus any delinquent payments thereon.

                                     The Sellers' define Contract delinquency as a payment which is not made consistent with the Contract terms and a Defaulted Contract as a Contract for which a full contractual payment has not been received from the Obligor (or the Vendor if Vendor recourse is applicable) for 120 days or such shorter period as the Sellers may determine consistent with their respective collection policy. Contract terms require payment by the Obligor within thirty (30) days from the "due date" provided in the associated invoice. (See "Heller Financial, Inc. and Heller Financial Leasing, Inc.-Vendor
                                     Finance-Collection Process/Vendor
                                     Recourse" and "Heller Financial, Inc.,
                                     and Heller Financial Leasing,
                                     Inc.-Commercial Equipment Finance -
                                     Collection/Servicing" and  "The Contracts
                                     Pool - Delinquency and Loan Loss
                                     Information."


 B. Equipment and Other   . . . .    All of the applicable Seller's right, title
    Financed Items                   and interest in the Equipment, if any,
                                     subject to each Lease and the security
                                     interest of the applicable Seller in the Equipment, if any, subject to each CSA, Secured Note, IPA, Financing Agreement and
                                     Vendor Loan included in the Contract Pool will be transferred to the Trust. Equipment will include, but shall not be limited to, printing, pre-press, machine tool, plastics, computer hardware, computer software, restaurant, transportation, energy related, medical, and industrial equipment. See "The Contracts Generally--
                                     Equipment" and "The Contracts Pool" herein.
                                     In the event the party obligated to make payments under any Contract (as to a Contract, the "Obligor") defaults in such payments, the Servicer will follow its customary and usual collection procedures, which may include the repossession and sale of any related Equipment on behalf of the Trust. Any Recoveries from such sale shall constitute Available Amounts (as defined in "Description of the Notes --Allocations").
                                     See "The Contracts Generally--Equipment", and "Description of the Notes--Defaulted
                                     Contracts" herein.

                                     Certain End-User Contracts cover Financed
                                     Items other than Equipment, including
                                     computer software ("Software") and
                                     related support and consulting services
                                     (collectively, "Services") and will
                                     represent approximately 3.88% of the ADCB of the Contracts Pool on the Closing Date. The Trust will not have title to or a security interest in such Software, nor will it own such Services (which will be retained by the Obligor), and would not be able to realize any value therefrom under a related Contract upon a default by the Obligor. See "The Contracts Generally--Software and
                                     Services" herein.

 C. Collection Account  . . . . .    A trust account will be established by
                                     the Servicer in the name of and
                                     maintained by the Indenture Trustee (the
                                     "Collection Account") into which all
                                     amounts that will  be collected for the
                                     Trust will be deposited in accordance
                                     with
                                     the Indenture and the Sale and Servicing
                                     Agreement.  See "Description of the
                                     Notes--Collection Account" herein.

 D. Vendor Agreements   . . . . .    Each of the Sellers' Vendor finance
                                     program agreements (each, a "Program
                                     Agreement") are agreements with equipment manufacturers, dealers and distributors or computer software licensors or distributors or other persons located in the United States ("Vendors") which, in each case, provide the Seller with the opportunity to finance transactions relating to the acquisition or use by an End-User of a Vendor's Equipment,
                                     Software, Services or other products.
                                     Some of these Program Agreements take the form of a referral relationship, which may or may not include credit support from the Vendor. All rights (but not obligations) of the Sellers under the Program Agreements with respect to the Contracts are generally assignable and will be so assigned by the Sellers to the Trust Depositor and in turn conveyed by the Trust Depositor to the Trust. Such rights may include various forms of support to the Sellers under such Program
                                     Agreements including representations and warranties by the Vendor in respect of the End-User Contracts assigned by the Vendor to the Seller and related
                                     Equipment, Software or Services, credit
                                     support with respect to defaults by
                                     End-Users and equipment repurchase and
                                     remarketing arrangements upon early
                                     termination of End-User Contracts upon a default by the End-User. See "The
                                     Contracts Generally--Vendor Agreements"
                                     herein.

                                     In addition to the foregoing, the Seller may enter into assignment agreements (each a "Vendor Assignment";
                                     collectively, with the Program
                                     Agreements, "Vendor Agreements") from
                                     time to time with Vendors pursuant to
                                     which individual End-User Contracts
                                     originated by Vendors are assigned to the Seller, rather than pursuant to a Program Agreement. Each Vendor Assignment will be made either with or without recourse against the Vendor for End-User defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in Program Agreements, as well as a Vendor repurchase requirement in the event of a breach by the Vendor of such representations, warranties or covenants. Vendor Assignments may or may not provide for any Vendor remarketing support in the event of an End-User default.

E.  Reserve Fund  . . . . . . .      A trust account has been established by
                                     the Trust Depositor in the name of, and
                                     maintained by, the Indenture Trustee (the
                                     "Reserve Fund").  On the Closing Date the
                                     Trust Depositor will deposit $2,738,265
                                     in the Reserve Account which is equal to 1.00% of the ADCB of the Contracts Pool as of the Cutoff Date. The Reserve Fund will be required to be maintained at the lesser of (i) 1.00% of the ADCB of the Contracts as of the Cutoff Date and (ii) the outstanding Principal Amounts of the Notes and the Subordinated Notes (the
                                     "Reserve Fund Amount"). On each
                                     Distribution Date, amounts on deposit in the Reserve Account will be applied as described in the Prospectus under
                                     "Description of the Notes--Allocations"
                                     and "--Reserve Account."  As so
                                     described, on each Distribution Date
                                     amounts on deposit in the Reserve Account in excess of the Reserve Fund Amount will be paid to the Certificateholder.

Terms of the Notes  . . . . . . .    The principal terms of the Notes will be
                                     as described below:

A. Interest  . . . . . . . . . .     The Class A-1 Notes will bear interest at
                                     the rate of 5.7325% per annum (the "Class
                                     A-1 Interest Rate"), the Class A-2 Notes will bear interest at the rate of 6.3900% per annum (the "Class A-2 Interest
                                     Rate"), the Class B Notes will bear
                                     interest at the rate of 6.5000% per annum
                                     (the "Class B Interest Rate"), the Class
                                     C Notes will bear interest at the rate of 6.6800% per annum (the "Class C Interest
                                     Rate"), and the Subordinated Notes will
                                     bear interest at the rate of 7.6300% per annum (the "Subordinated Note Interest
                                     Rate" or "Class D Interest Rate")
                                     Interest with respect to the Class A-1
                                     Notes is calculated on the basis of
                                     actual days elapsed over a year of 360
                                     days; interest with respect to all other
                                     Notes will be calculated on the basis of a year of 360 days consisting of twelve
                                     30 day months.

                                     Interest on the outstanding principal
                                     amount of the Notes will accrue from and including the most recent Distribution Date on which interest has been paid (or, in the case of the initial Distribution Date, from and including the Closing
                                     Date) to but excluding the following
                                     Distribution Date (each period for which interest accrues on the Notes, an "Accrual Period"). Interest on the Notes will be payable on each Distribution Date, commencing September 25, 1997, to the holders of record of the Class A-1 Notes (the "Class A-1 Noteholders"), the holders of record of the Class A-2 Notes (the "Class A-2 Noteholders") the holders of record of the Class B Notes (the "Class B Noteholders") and the holders of record of the Class C Notes (the "Class C Noteholders"; together with the Class A-1 Noteholders, the Class A-2 Noteholders and Class B Noteholders, the
                                     "Noteholders") as of the related Record
                                     Date.  See "Description of the
                                     Notes--General" and "The Indenture--
                                     Payments of Principal and Interest"
                                     herein.

                                     Interest on the Class A-1 Notes is
                                     payable on a Distribution Date from
                                     Available Amounts available on such date
                                     (and after application of such Available
                                     Amounts  to repay any outstanding
                                     Servicer Advances and  to pay the
                                     Servicing Fee, each as defined in this
                                     "Summary of Terms").  Such Available
                                     Amounts represent primarily collections
                                     of payments due under the Contracts
                                     (including realization of amounts from
                                     Vendor recourse, if applicable), Late
                                     Charges, certain amounts received upon
                                     the prepayment or purchase of Contracts
                                     or liquidation of the Contracts and
                                     disposition of the related Equipment upon defaults thereunder, and proceeds of Servicer Advances, if any as well as earnings on amounts held in the Collection Account. Interest on the Class A-2 Notes is payable on a Distribution Date from the Available Amounts on such date, but after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee and to pay interest on the Class A-1 Notes; provided, however, in the event a Restricting Event has occurred and is continuing or an Event of Default has occurred, interest on the Class A-1 Notes and the Class A-2 Notes (to the extent Available Amounts are insufficient to pay the entire amount of accrued interest on both the Class A-1 Notes and the Class A-2 Notes) will be paid from Available Amounts pro rata based on the then outstanding Principal Amounts of such Class A-1 Notes and Class A-2 Notes. Interest on the Class B Notes is payable on a Distribution Date from the Available Amounts on such date, but after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes and Class A-2 Notes. Interest on the Class C Notes is payable on a Distribution Date from Available Amounts on such date, but after application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes, the Class A-2 Notes and the Class B Notes. See "Description of the
                                     Notes--Allocations" herein.

B. Principal

General  . . . . . . . . . . .       Principal of the Class A-1 Notes will be
                                     payable on each Distribution Date in an
                                     amount equal  to the Class A-1 Principal
                                     Payment Amount (as defined in
                                     "Description of the Notes") for such
                                     Distribution Date, to the extent
                                     Available Amounts are available therefor, but after payment of unpaid Servicer
                                     Advances, the Servicing Fee, interest
                                     payments on the Notes and the
                                     Subordinated Notes.

                                     Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount equal to the Class A-2 Principal Payment Amount (as defined in
                                     "Description of the Notes") for such
                                     Distribution Date, to the extent
                                     Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and Subordinated Notes and the Class A-1 Principal Payment Amount.

                                     Principal of the Class B Notes will be
                                     payable on each Distribution Date in an
                                     amount equal to the Class B Principal
                                     Payment Amount (as defined in
                                     "Description of the Notes") for such
                                     Distribution Date, to the extent
                                     Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes, interest payments on the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount.

                                     Principal of the Class C Notes will be
                                     payable on each Distribution Date in an
                                     amount equal to the Class C Principal
                                     Payment Amount (as defined in
                                     "Description of the Notes") for such
                                     Distribution Date, to the extent
                                     Available Amounts are available therefor, but after payment of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes, and Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount and Class B Principal Payment Amount. See "Description of the Notes--Allocations" herein.

                                     The Class A-1 Principal Payment Amount,
                                     the Class A-2 Principal Payment Amount,
                                     Class B Principal Payment Amount and
                                     Class C Principal Payment Amount
                                     represent, in each case, a calculation of
                                     the amount to be payable from otherwise
                                     Available Amounts on a Distribution Date
                                     in respect of principal on the Class A-1
                                     Notes, the Class A-2 Notes,  Class B
                                     Notes or Class C Notes, as applicable.
                                     Such amount generally is calculated, for
                                     each Class of Notes (as will be the
                                     corresponding principal payment amount
                                     for Subordinated Notes as well), as a
                                     fractional percentage of the amount that
                                     the ADCB of the Contract Pool has
                                     declined or been deemed to decline
                                     (whether through payment, prepayment,
                                     default and writeoff, determination of
                                     ineligibility or other mechanism as
                                     described further herein) during the most
                                     recent Collection Period (i.e., full
                                     calendar month), with the fractional
                                     percentage for each Class determined
                                     based on the proportion that the Initial
                                     Principal Balance of such Class bore to
                                     Initial Principal Balance of all Classes
                                     of Notes (excluding the Class A-1 Notes)
                                     and the Subordinated Notes as of the
                                     Cutoff Date provided, however, the Class
                                     A-1 Notes will receive 100% of Available
                                     Amounts with respect their principal
                                     prior to the payment of any principal on
                                     the Class A-2 Notes, Class B Notes, Class
                                     C Notes and Subordinated Notes. Assuming
                                     payment in full of the Class A-1 Notes,
                                     (as of the Cutoff Date) such percentages
                                     are 90.9% for the Class A-2 Notes,  3.9%
                                     for the Class B Notes, 2.6% for the Class
                                     C Notes, and 2.6% for Subordinated Notes.
                                     Accordingly, if sufficient Available
                                     Amounts exist, a proportionate amount of principal would be repaid on any given Distribution Date on each of the Class A-2 Notes, the Class B Notes and the Class C Notes (as well as the
                                     Subordinated Notes); after payment of the Class A-1 Principal Payment Amount.
                                     Upon the occurrence of an Event of
                                     Default, or upon the occurrence and
                                     during the continuance of a Restricting
                                     Event (each as defined in "Description of the Notes"), however, the formula for determining such principal payment amount, after payment in full of the Class A-1 Notes, will change with the result that, for any Distribution Date occurring after such adverse event, principal on the Class A-2 Notes, Class B Notes and Class C Notes (and also the Subordinated Notes) will be accelerated and paid sequentially, i.e., no principal will be paid on the Class B Notes, Class C Notes or the Subordinated Notes, until the Class A-2 Notes have been repaid in full; no principal will be paid on the Class C Notes or the Subordinated Notes, until the Class B Notes have been repaid in full; and no principal will be paid on the Subordinated Notes until the Class C Notes have been repaid in full. See "Description of the Notes--Allocations" herein.

Stated Maturity Date  . . . . .      The stated maturity date of the Class A-1
                                     Notes (the "Class A-1 Note Maturity
                                     Date") is the September 1998 Distribution
                                     Date and the stated maturity date for the other Notes and the Subordinated
                                     Securities is the May 2005 Distribution
                                     Date (the "Maturity Date").

C.  Optional Redemption   . . . .    Notes remaining outstanding may be
                                     redeemed in whole, but not in part, on
                                     any Distribution Date at the Trust
                                     Depositor's option if the ADCB of the
                                     Contract Pool at such time is less than
                                     10% of the initial ADCB of the Contract
                                     Pool as of the Cutoff Date (the "Cleanup
                                     Call Condition").  The redemption price
                                     for such outstanding Notes to be redeemed in such event (the "Redemption Price") will be equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon through the date of redemption. The Trust Depositor will fund such redemption through concurrent receipt of a payment from the applicable
                                     Seller pursuant to such Seller's right
                                     under the Transfer and Sale Agreement to repurchase from the Trust Depositor for the Redemption Price, and concurrently cause the Trust Depositor to redeem and repurchase from the Trust, the remaining
                                     Contracts held in the Trust when the
                                     Cleanup Call Condition has been
                                     satisfied.

Aggregate Discounted  . . . . . .    The "Aggregate Discounted Contract
Contract Balance                     Balance" or "ADCB" with respect to the
                                     Contracts means the sum of the Discounted
                                     Contract Balances of each Contract
                                     included in the group of Contracts for
                                     which an ADCB  determination is being
                                     made.

                                     "Discounted Contract Balance" means with respect to any Contract, (A) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cutoff Date discounted monthly at the Discount Rate, and (B) as of any other date of determination, the sum of (1) the present value of all of the remaining Scheduled Payments becoming due under such Contract after such date of determination discounted monthly at the Discount Rate, and (2) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination (other than Scheduled Payments related to Defaulted Contracts and Early Termination Contracts) that have not then been received by the Servicer.

                                     The Discounted Contract Balance for each
                                     Contract shall be calculated assuming:

                                          (a)      All payments due in any
                                                   Collection Period are due
                                                   on the last day of the
                                                   Collection Period;

                                          (b)      Payments are discounted on
                                                   a monthly basis using a 30
                                                   day month and a 360 day
                                                   year; and

                                          (c)      All security deposits and
                                                   drawings under letters of
                                                   credit, if any, issued in
                                                   support of a Contract are
                                                   applied to reduce Scheduled
                                                   Payments in inverse order
                                                   of the due date thereof.

                                     "Discount Rate" means, at any date of
                                     determination, 6.9239% which is equal to the sum of (i) the weighted average of the Class A-2 Interest Rate (weighted at the sum of the Initial Class A-1 Note Principal Balance and the Initial Class A-2 Note Principal Balance), Class B Interest Rate, Class C Interest Rate, and the Subordinated Note Interest Rate, and
                                     (ii) the Servicing Fee Percentage.  The
                                     Statistical Discount Rate is equal to
                                     6.7261%. See "The Contracts Pool".

                                     "Scheduled Payments" means, with respect to any Contract, the monthly or quarterly or semi-annual or annual rent or financing (whether principal or principal and interest) payment scheduled to be made by the related Obligor under the terms of such Contract after the related Cutoff Date (it being understood that Scheduled Payments do not include any Excluded Amounts).

Subordination . . . . . . . . . .    The Class A-1 Notes will be senior in
                                     right of payment to the Class A-2 Notes
                                     (except as to interest in certain
                                     circumstances; see "... Terms of the
                                     Notes: A.

                                     Interest" above), Class B Notes, Class C
                                     Notes and the Subordinated Securities;
                                     the Class A-2 Notes will be senior in
                                     right of payment to the Class B Notes,
                                     the Class C Notes and the Subordinated
                                     Securities.  The Class B Notes will be
                                     senior in right of payment to the Class C
                                     Notes and the Subordinated Securities;
                                     and the Class C Notes will be senior in
                                     right of payment to the Subordinated
                                     Securities; in each case to the extent
                                     described herein.  See "Description of
                                     the Notes--Allocations" and "The
                                     Indenture-- Payments of Principal and
                                     Interest" herein.

Servicing; Servicing Fee; . . . .    The Servicer will be responsible for
Servicer Advances                    servicing, managing and administering the
                                     Transferred Contracts and related
                                     interests, and enforcing and making
                                     collections on the Contracts.  The
                                     Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the Servicer in its individual capacity. The
                                     Sellers have in some cases delegated
                                     servicing and collection functions to an applicable Vendor (or, in certain limited instances, to a subservicer acceptable to the Seller) with respect to End-User
                                     Contracts originated through such Vendor, but in such instances the Servicer (on behalf of the Trust, in the Trust's capacity as assignee of the Seller through the Trust Depositor) retains ultimate contractual control over the servicing and collection functions through provisions in the applicable
                                     Vendor Agreements (or agreement with such subservicer) giving the Seller (and hence the Servicer, on behalf of the Trust as assignee) the right to determine or veto certain servicing decisions and/or to replace or take over servicing and collection functions from the Vendor in the event of the Vendor's default or non-compliance with its servicing or other obligations.

                                     The Servicer will be entitled to receive
                                     (a) a monthly fee (the "Servicing Fee")
                                     equal to the product of (i) one-twelfth
                                     of .50% (the "Servicing Fee Rate") and
                                     (ii) the Aggregate Discounted Contract
                                     Balance of all Contracts as of the
                                     beginning of the immediately preceding
                                     Collection Period, payable out of (a) the Collection Account and (b) certain other fees paid by the Obligors ("Servicing Charges"), as compensation for acting as Servicer.

                                     Under certain limited circumstances, the
                                     Servicer may resign or be removed, in
                                     which event either the Indenture Trustee or a third party meeting the requirements set forth in the Sale and Servicing Agreement will be appointed as successor Servicer. See "The Transfer and Sale Agreement and the Sale and Servicing Agreement Generally--Certain Other
                                     Matters Regarding the Servicer" and
                                     "--Servicer Default" herein.

                                     The Servicer will be required to cause
                                     amounts collected on the Contracts on
                                     behalf of the Trust to be deposited to
                                     the Collection Account maintained by the Indenture Trustee no later than two Business Days following the Servicer's determination that such amounts relate to the Contracts or the Financed Items; provided, however, in no event shall such deposit be made later than five (5) days after receipt. The Servicer may also, at its option, make advances (each, a "Servicer Advance") for delinquent Scheduled Payments, to the extent it determines in its sole discretion that such advances will be recoverable in future periods. Such Servicer Advances are reimbursable from Available Amounts as described herein. See "The Transfer and Sale Agreement and The Sale and Servicing Agreement Generally--Collection and Other Servicing Procedures" herein.

Repurchase for Certain  . . . . .    The Trust Depositor under the Sale and
Breaches Of Representations          Servicing Agreement and the Sellers under
And Warranties                       the Transfer and Sale Agreement will be
                                     obligated to accept the reconveyance of a Contract and the interest in the related
                                     Equipment from the Indenture Trustee and the Trust, and to deposit the corresponding Transfer Deposit Amount (as defined in "The Transfer and Sale
                                     Agreement and Sale and Servicing
                                     Agreement Generally"), if the interest of the Trust in any of the related

                                     Equipment, the related Contract, or the
                                     related Contract File (as defined in "The
                                     Transfer and Sale Agreement and Sale and
                                     Servicing Agreement Generally") is
                                     materially adversely affected by a breach of a representation or warranty made by such party with respect to such Contract and if such breach has not been cured within thirty (30) days of discovery of such breach. See also "Summary of Terms--Prepayment Considerations" below.
                                     In the alternative, and at the Trust
                                     Depositor's and applicable Seller's
                                     option, the affected Contract may be
                                     replaced with a Substitute Contract of
                                     similar characteristics under the
                                     standards applicable generally to
                                     Substitute Contracts as described herein.

Maturity and Prepayment . . . . .    As noted above, non-Lease Contracts are
Conditions                           generally prepayable by their terms, and
                                     the Servicer will be authorized to accept prepayments on Leases in certain circumstances. Each prepayment on a
                                     Contract, if such Contract is not
                                     replaced by the Trust's reinvestment in a comparable Additional Contract as described herein, will shorten the weighted average remaining term of the Contracts and the weighted average life of the Notes. Such prepayments of principal will be included in the Available Amounts and will be payable to Noteholders on the Distribution Date following the Collection Period in which such prepayment was received, as set forth herein. The rate of prepayments on the Contracts may also be affected under certain circumstances relating to breaches of representations, warranties or covenants with respect to the Contracts, since the Trust Depositor will be obligated to repurchase adversely affected Contracts from the Trust (to be funded through a corresponding obligation of the Seller to repurchase such Contracts from the Trust Depositor). A higher than anticipated rate of prepayments will reduce the ADCB of the Contracts more quickly than expected and thereby reduce anticipated aggregate interest payments on the Notes. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Contracts will be borne entirely by the Noteholders. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the Trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

Risk Factors  . . . . . . . . . .    See "Risk Factors" for a discussion of
                                     certain material risks that should be
                                     considered in connection with an
                                     investment in the Notes offered hereby,
                                     including certain legal risks.

Federal Income Tax  . . . . . . .    In the opinion of Winston & Strawn,
Considerations                       federal tax counsel to the Trust
                                     Depositor, for federal income tax
                                     purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness. See "Federal
                                     Income Tax Considerations" herein.

ERISA Considerations  . . . . . .    Subject to the considerations discussed
                                     under "ERISA Considerations" herein, the
                                     Notes will be eligible for purchase by
                                     employee benefit plans.   See "ERISA
                                     Considerations" herein.

Rating  . . . . . . . . . . . . .    It is a condition to the issuance of the
                                     Notes offered hereunder that the Class
                                     A-1 Notes be rated at least "P-1" and
                                     "F-1+", that the Class A-2 Notes rated at least "Aaa" and "AAA", that the Class B
                                     Notes be rated at least "A1" and "A+",
                                     and that the Class C Notes be rated at
                                     least "Baa2" and "BBB" by Moody's
                                     Investors Service, Inc. and Fitch
                                     Investors Service, L. P. respectively
                                     (collectively, the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. Ratings will not address the likelihood of an early return of invested principal.
                                     There can be no assurance that any rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely if, in the judgment of any Rating Agency, circumstances in the future so warrant. See "Rating of the Notes" herein.

                                 RISK FACTORS

     Prospective investors should carefully consider the following risk factors before investing in the Notes.

ABSENCE OF PUBLIC MARKET; LIMITED LIQUIDITY

     There is currently no public market for the Notes and there is no assurance that one will develop. The Underwriters expect, but are not obligated, to make a market in the Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Noteholders may not be able to liquidate their investment in the Notes prior to maturity.

PREPAYMENTS ON THE CONTRACTS AFFECT THE YIELD OF THE NOTES

     Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Notes cannot be assured. Payments on the Contracts will include Scheduled Payments as well as partial and full prepayments (including any Scheduled Payment (or portion thereof) which the Servicer has received, and expressly permitted the related Obligor to make, in advance of its scheduled due date and which will be applied on such due date) (any such prepayment of a Scheduled Payment, an "Optional Prepayment"), and any and all cash proceeds or rents realized from the sale, lease, re-lease or re-financing of Equipment under a Prepaid Contract (net of liquidation expenses), payments upon the liquidation of Defaulted Contracts, payments upon repurchases by the applicable Seller through the Trust Depositor as a result of the breach of certain representations and warranties or covenants in the Transfer and Sale Agreement and the Sale and Servicing Agreement, and payments upon an optional termination of the Trust (any such voluntary or involuntary prepayment, purchase or termination, a "Prepayment"). The occurrence of an Event of Default or a Restricting Event may also result in the receipt by Noteholders of principal payments on the Notes in excess of the expected principal payment amount and result in earlier than anticipated repayment of the Notes. Noteholders may not be able to reinvest distributions of principal at yields equivalent to the yield on the Notes. See "Description of the Notes--Principal", "--Additions of Trust Assets" and "--Restricting Events" herein. Further, the Servicer may permit the Obligor under a Contract to make an Optional Prepayment in an amount which is less than the amount sufficient to repay the portion of such Contract financed by the Noteholders (together with accrued interest thereon) so long as the Trust is indemnified for any such insufficiency by the Vendor or the Seller. See "Description of the Notes--Prepaid Contracts".

         The rate of early terminations of Contracts due to Prepayments, including defaults, is influenced by various factors, including technological change, changes in customer requirements, the level of interest rates, the level of casualty losses, and the overall economic environment. Many prepayments occur at the request of customers, whose motivations may not be known to the Seller. No assurance can be given that Prepayments (including Optional Prepayments) on the Contracts will conform to any historical experience, and no prediction can be made as to the actual rate of Prepayments which will be experienced on the Contracts. Noteholders will bear all reinvestment risk resulting from the rate of Prepayments on the Contracts.
See "Prepayment and Yield Considerations."

NO ASSURANCES GIVEN AS TO CHANGES IN THE RATINGS OF THE NOTES

     A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Notes will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of Notes will not address the likelihood of an early return of invested principal. In addition, any such rating will not address the possibility of the occurrence of an Event of Default or Restricting Event. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency
if in its judgment circumstances in the future so warrant.   In the event that
the rating initially assigned to any Note is subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support therefor. For more detailed information regarding the ratings assigned to any Class of the Notes, see "Rating of the Notes."

SUBORDINATION OF THE CLASS A-2 NOTES, CLASS B NOTES, THE CLASS C NOTES AND THE SUBORDINATED SECURITIES

     To the extent described herein under "Description of the Notes--Allocations", (i) payments of interest and principal on the Class A-2 Notes, Class B Notes, Class C Notes and the Subordinated Securities will be subordinated in priority of payment to interest and principal, respectively on the Class A-1 Notes, (ii) payments of interest and principal on the Class B Notes, Class C Notes and the Subordinated Securities will be subordinated in priority of payment to interest and principal, respectively, on the Class A-2 Notes, (iii) payments of interest and principal on the Class C Notes and the Subordinated Securities, will be subordinated in priority of payment to interest and principal, respectively, on the Class B Notes and (iv) payments of interest and principal on the Subordinated Securities will be subordinated in priority of payment to interest and principal, respectively on the Class C Notes. The Subordinated Notes initially will represent the right to receive principal in an amount equal to 2.00% of the initial ADCB, but such amount will be reduced as a result of principal payments made on the Subordinated Notes prior to an Event of Default or Restricting Event (see "Description of the Notes--Principal"), which will reduce the benefit to the Notes of the subordination of the Subordinated Notes.

     Delinquencies and defaults on the Contracts could eliminate the protection afforded the Noteholders by the subordination of the Subordinated Notes and the Reserve Fund, and the Class C Noteholders could incur losses on their investment as a result. Further delinquencies and defaults on the Contracts could eliminate the protection offered to the Class B Noteholders by the subordination of the Class C Notes, the Subordinated Notes and the Reserve Fund, and such Noteholders could also incur losses on their investment as a result. Additionally, delinquencies and defaults on the Contracts could eliminate the protection offered the Class A-2 Noteholders by the subordination of the Class B Notes, the Class C Notes, the Subordinated Notes and the Reserve Fund, and such Noteholders could also incur losses on their interest as a result. Furthermore, delinquencies and defaults on the Contracts could eliminate the protection offered to the Class A-1 Noteholders by the subordination of the Class A-2 Notes, the Class B Notes, the Class C Notes, the Subordinated Notes and the Reserve Fund.

CERTAIN RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATIONS OF CONTRACTS

     The Contracts constituting the initial Contract Pool reflect concentrations of Obligors thereon located in the States of California, New York, Florida, Massachusetts and Illinois in excess of 5.00% of the ADCB of the Contract Pool as of the Cutoff Date; no other State accounts for more than 5.00% of the Contract Pool. The aggregate Contracts in such States represent 42.47% of the ADCB of the Contract Pool. To the extent adverse events or economic conditions were particularly severe in such geographic region or in the event Obligors under a large amount of Contracts within such region were to experience financial difficulties, the delinquency and default experience of the Contract Pool could be adversely impacted with corresponding negative implications for the timing and amount of collections on the Contracts and possible delays or insufficiencies in payments due to Certificateholders or
Noteholders.   The Trust Depositor, however, is unable to determine and has no basis to predict, with respect to any state or region, whether any such events have occurred or may occur, or to what extent any such events may affect the Contracts or the payment of the Notes.

CERTAIN RISKS ASSOCIATED WITH CONCENTRATION OF CONTRACTS RELATING TO THE PRINTING INDUSTRY

     Contracts constituting approximately 27.00% of the Contracts Pool ADCB as of the Closing Date relate to Equipment used in the printing industry. No other industry accounts for more than 6.72% of the Contract Pool. To the extent the printing industry were to experience adverse events or economic conditions, the delinquency and default experience of the Contract Pool could be adversely impacted and accordingly, the timing and amount of collections on the Contracts may be adversely effected and thus result in delays or reduced payments to the Noteholders.

RATE AT WHICH EQUIPMENT BECOMES OBSOLETE AFFECTS PREPAYMENT RATE OF THE CONTRACTS AND THE NOTES; REINVESTMENT RISK

     Technological change could affect the Noteholders. For example, to the extent that technological change results in increased prepayment activity, it may increase Prepayments of the Contracts. Such Prepayments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts and such distributions may require the Noteholders to reinvest such Prepayments in a less attractive interest rate environment. See "--Maturity and Prepayment Considerations" and "The Contracts Generally--Equipment", "--Leases" and "--Installment Payment Agreements and Financing Agreements".

DECLINES IN MARKET VALUE OF EQUIPMENT; SHORTFALLS WITH RESPECT TO AVAILABLE AMOUNTS TO PAY THE NOTES

     In the event a Contract becomes a Defaulted Contract, the only source of payment for amounts expected to be paid on such Contract will be the income and proceeds from the disposition of any related Equipment and a deficiency judgment, if any, against the Obligor under the Defaulted Contract. Since the market value of the Equipment may decline faster than the Discounted Contract Balance, the Servicer may not recover the entire amount due on the Contract and might not receive any Recoveries on the Equipment. To the extent such deficiencies deplete the Reserve Fund and the protection afforded by the Subordinated Notes, such deficiencies may create a shortfall with respect to payments on the Notes.

CERTAIN LEGAL RISKS

     Legal Risks Associated With Servicer's or Vendor's Retention of Contract Files. To facilitate servicing and reduce administrative costs, the Contract Files will be retained in the possession of the Servicer and not be deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders (except for a limited number of End-User Contracts evidenced by, in addition to a related Financing Agreement, "instruments" not constituting chattel paper within the meaning of the UCC, which instruments will be delivered to the custody and possession of the Indenture Trustee as pledgee of the Trust). The Servicer will, however, physically segregate the Contract Files from other similar documents that are in the Servicer's possession, and will stamp or mark the Contract Files to reflect the transfer of the Contracts to the related Trust. Also, UCC financing statements will be filed reflecting the sale and assignment of the Contracts and related interests (the "Transferred Property") by Heller Financial or HFLI, as applicable, to the Trust Depositor, and by the Trust Depositor to the Trust, and the Servicer's accounting records and computer files will be marked to reflect such sales and assignments. Because the Contract Files will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of the Contract Files without knowledge of such assignment, the Indenture Trustee's priority interest in the Contracts (as assignee of the Seller's, Trust Depositor's and the Trust's interest) could be defeated. In the event that the Trust must rely upon repossession and sale of the related Equipment and other assets securing Defaulted Contracts to recover principal and interest due thereon, the Trust's ability to realize upon such assets may be limited due to the existence of a senior security interest in the Contracts. In such event, distributions to Noteholders could be adversely affected.

     Similarly, with respect to Secondary Contracts securing Vendor Loans, in some instances the Vendor will retain the original contract files associated with the related End-User Contracts which are Secondary Contracts securing such Vendor Loan. Although UCC financing statements are filed reflecting the pledge of such Contracts to the applicable Seller as security for the Vendor Loans, because these contract files will remain in the Vendor's possession, if a subsequent purchaser were able to take physical possession of such contract files without knowledge of the pledge to the Seller, the Indenture Trustee's priority security interest in the such Secondary Contracts (as assignee of the Seller's, Trust Depositor's and the Trust's interest) could be defeated. In
such event, distributions to Noteholders could be adversely affected.   Each
Vendor represents, warrants and covenants in the applicable agreement evidencing a Vendor Loan, however, that it has not and will not sell, pledge or otherwise assign or convey to any other party (other than the applicable Seller) any interest in the Secondary Contracts securing such Vendor Loan, and agrees that it will maintain possession of the related contract files as custodian for the benefit of the Seller as secured party with respect to such Secondary Contracts.

     Legal Risks Associated With Transfers of Interests in Financed Equipment. In connection with the conveyance of the Contracts to the Trust, security interests in the related financed Equipment securing such Contracts (or, in connection with Leases, the Seller's ownership interest in or title to such Equipment) will be assigned by the applicable Seller to the Trust Depositor and by the Trust Depositor to the Trust. It has been the general policy of the Sellers to file or cause to be filed UCC financing statements with respect
to the Equipment relating to the Contracts.   Due  to the  administrative
burden and expense associated with amending and paying the filing fee for the assignment of approximately 1800 UCC Financing Statements in 50 states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Sellers in the Equipment will be filed to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Trust's interest in the Contracts (including the related Seller's security interest in the related Equipment) or perfection of the Indenture Trustee's interest in such Contracts and related Equipment, it does expose the Trust (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate the Trust's enforcement, as assignee, of the Seller's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of a disposition of the Equipment related to a Defaulted Contract. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee.

     Also, the transfer to the Trust Depositor of the applicable Seller's security interest in aircraft ("Title Registry Equipment") securing certain Contracts, or its ownership interest in Title Registry Equipment subject to Leases, and the transfer of such interests by the Trust Depositor to the Trust, is subject to certain federal title registration statutes, regulations and procedures. Due to the significant administrative burden and expense associated with re-registering security interests with respect to such Title Registry Equipment, the registrations of title with respect to Title Registry Equipment securing Contracts, and to Title Registry Equipment subject to Leases, will not identify the Trust as secured party or owner, as the case may be, of such Equipment. There exists a risk in not so identifying the Trust as the new secured party or owner that, through fraud or negligence, a third party could acquire an interest in the Title Registry Equipment superior to that of the Trust. In addition, statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the Title Registry Equipment. The Sellers will jointly and severally represent that as of the Cutoff Date, in the Sellers' reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are secured
by Title Registry Equipment, does not exceed   1.37% of the ADCB of the
Contract Pool.

     In addition, some of the Equipment related to the Contracts may constitute "fixtures" under the real estate or UCC provisions of the jurisdiction in which such Equipment is located. In order to perfect a security interest in such Equipment, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Equipment is located. These filings must be made in the real estate records office of the county in which such Equipment is located. So long as the Obligor does not permanently attach the Equipment to the real estate, a security interest in the Equipment will be governed by the UCC, and the filing of a UCC-1 financing statement will be effective to maintain the priority of the applicable Seller's security interest in such Equipment. Except for a small portion of such Equipment, the Trust Depositor does not believe that any of the Equipment will be permanently affixed to the related real estate. If, however, any Equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the Equipment which is prior to the security interest originally obtained by the applicable Seller and transferred to the Trust Depositor. Based on the representation of the Sellers, the Trust Depositor, however, believes that with respect to Equipment which constitutes a "fixture", it has obtained a perfected first priority security interest, through assignment of such security interest by the Seller, by virtue of the Seller's proper filing of UCC-1 financing statements naming the Seller as secured party in the real estate records office of the county in which the Equipment is located. Also, the Sellers will jointly and severally represent that as of the Cutoff Date, in the Sellers' reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are secured by fixtures, does not exceed 6.80% of the ADCB of the Contract Pool.

     The Trust Depositor will be obligated to reacquire any Contract transferred to the Trust (subject to the Seller's reacquisition thereof) in the event it is determined that a first priority perfected security interest, or ownership interest in the case of Leases, in the name of the Trustee in the Equipment related to such Contract did not exist as of the date such Contract was conveyed to the Trust, if (i) such breach shall materially adversely affect such Contract and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Trust Depositor elects, the first) month following the discovery by or notice to the Trust Depositor of such breach, and the Sellers will be jointly and severally obligated to reacquire such Contract from the Trust Depositor contemporaneously with the Trust Depositor's reacquisition from the Trust. If there is any Equipment as to which the applicable Seller failed to perfect its security interest, such Seller's security interest, and the security interests of the Trust Depositor and the related Trust (and the Indenture Trustee as assignee), would be subordinated to, among others, subsequent purchasers of the Equipment and holders of perfected security interests with respect thereto. To the extent the security interest of the Seller in the related Equipment is perfected, subject to the exceptions set forth in the following sentence, the Trust will have a prior claim over subsequent purchasers from the Obligor of such Equipment and holders of subsequently perfected security interests granted by Obligors. However, as against Mechanics' Liens or liens for taxes and other non-consensual liens unpaid by an Obligor under a Contract, or in the event of fraud or negligence of the Seller or Servicer, the Trust could lose the priority of its interest or its interest in such Equipment following the conveyance of such Contract to the Trust. See "Certain Legal Aspects of the Contracts" herein. Neither the Trust Depositor nor the Servicer nor any Seller will have any obligation to reacquire a Contract if any of the occurrences described in the foregoing sentence (other than fraud or negligence of the Seller) result in the Trust's losing the priority of its security interest or its security interest in such Equipment after the date such Contract is conveyed to the Trust.

     Legal Risks Associated With Transfer of Contracts. There are certain limited circumstances under the Uniform Commercial Code (the "UCC") and applicable federal law in which prior or subsequent transferees of Contracts or Secondary Contracts could have an interest in such contracts with priority over the Trust's interest. See "Certain Legal Aspects of the
Contracts--Transfer of Contracts."   Under each Vendor Agreement, the Vendor
(i) has or will warrant to the applicable Seller that the Contracts transferred to the Seller thereunder will be transferred free and clear of the lien of any third party and that the interests in Secondary Contracts transferred thereunder will be transferred free and clear of the lien of any third party and (ii) has or will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract (or Secondary Contract) transferred thereunder to the Seller. Under the Transfer and Sale Agreement, the Sellers will jointly and severally warrant to the Trust Depositor and, under the Sale and Servicing Agreement, the Trust Depositor will warrant to the Trust, that the Contracts and security interests in Secondary Contracts transferred thereunder will be transferred free and clear of the lien of any third party. Also, under the Transfer and Sale Agreement, the Sellers will jointly and severally covenant to the Trust Depositor and, under the Sale and Servicing Agreement, the Trust Depositor will also covenant to the Trust, that it will not sell, pledge, assign, transfer or grant any lien on any Contract or Secondary Contract transferred to the Trust Depositor or the Trust.

         Risk of Ineffective Sale in Vendor Bankruptcy. The Sellers will either (i) originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Trust Depositor. If the acquisition of an End-User Contract by a Seller is treated as a sale of such Contract from the applicable Vendor to such Seller, except in certain limited circumstances, such Contract would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case and, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to a Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. If the transfer of End-User Contracts to a Seller as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over such Seller's (and hence the Trust Depositor's, the Trust's and the Indenture Trustee's) interest in the Contracts. No law firm will, in connection with the offering of the Notes, express any opinion as to the issues discussed in this paragraph. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy".

     Risk of Ineffective Sale in Seller Bankruptcy. In the Transfer and Sale Agreement, the Sellers will jointly and severally warrant to the Trust Depositor that the conveyance of the Contracts to the Trust Depositor thereunder is a valid sale and transfer of such Contracts to the Trust Depositor. In addition, the Sellers and the Trust Depositor have covenanted that they will each treat the transactions described herein as a sale of the Contracts to the Trust Depositor, and the Sellers will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the Contracts sold by the Sellers and the Trust Depositor's security interest (as assignee of the Seller's security interest) in the Secondary Contracts securing Vendor Loans sold by the Sellers. See "Certain
Legal Aspects of the Contracts--Transfer of Contracts".   Moreover, Winston &
Strawn, special counsel to the Sellers and the Trust Depositor, will render a reasoned opinion to the effect that in the event a Seller became a debtor under the United States Bankruptcy Code, the transfer of the Contracts from the Seller to the Trust Depositor in accordance with the Transfer and Sale Agreement would be treated as a sale and not as a pledge to secure borrowings.

     If, however, the transfer of the Contracts from a Seller to the Trust Depositor were treated as a pledge to secure borrowings by the Seller, the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Seller, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy court if the Seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the Uniform Commercial Code ("UCC") would remain property of the debtor's
bankruptcy estate.   If, following a bankruptcy of the Seller, a court were to
follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then similar reductions or delays in payments of collections on or in respect of the Contracts could occur. Additionally, because the Sellers have purchased Contracts from Vendors located in the Tenth Circuit which could become debtors in a bankruptcy proceeding, the rationale of such case could be applicable to such Vendors' sales of Contracts to the Sellers and the corresponding negative implications for receipt of payments with respect to such Contracts may occur.

         Risks Associated with Insolvency of the Trust Depositor or the Trust. Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. These restrictions include incorporating the Trust Depositor as a separate, special purpose corporation pursuant to a certificate of incorporation containing certain restrictions on the nature and scope of its business. Additionally, the Trust Depositor may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. In addition, the Trust Depositor has no intent to file, and the Seller has represented that it has no intent to cause the filing of, a voluntary application under the insolvency laws with respect to the Trust Depositor, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceedings, the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving the Seller would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Indenture.

         The right of the Indenture Trustee, as a secured party under the Indenture for the benefit of the Noteholders, to foreclose upon and sell the Trust Assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust Assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust Assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust Assets is not sufficient to repay all amounts due on the Notes, the Noteholders would hold secured claims only to the extent of the value of the Trust Assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

     Risks Associated with Insolvency of the Vendors. In the event a Vendor under a Vendor Loan becomes subject to insolvency proceedings, the Secondary Contracts and other Applicable Security for such Vendor Loan as well as such Vendor's obligation to make payments thereon would also become subject to such insolvency proceedings. In such event, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Vendor Loans and Applicable Security therefor under the Indenture.

     The right of the Indenture Trustee, as secured party under the Indenture for the benefit of the Noteholders, to foreclose upon and sell any Secondary Contracts is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against a Vendor obligated on a Vendor Loan, before or possibly even after the Indenture Trustee has foreclosed upon and sold such Secondary Contracts or Applicable Security. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Secondary Contracts. Furthermore, in the event a bankruptcy court determines that the value of the Secondary Contracts is not sufficient to repay all amounts due on the related Vendor Loans, the Noteholders would hold secured claims in a Vendor bankruptcy only to the extent of the value of the Secondary Contracts to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

     Certain Vendor Assignments and certain assignments executed under various Program Agreements (each, a "Program Assignment") provide that the Seller has recourse to the related Vendor for all or a portion of the losses the Seller may incur as a result of a default under the End-User Contracts sold under such Vendor Assignment or Program Assignment. In the event of a Vendor's bankruptcy, a bankruptcy trustee, a creditor or the Vendor as debtor in possession might attempt to characterize sales to the Seller pursuant to such Vendor Assignments or Program Assignments as loans to the Vendor from the Seller secured by the Contracts sold thereunder. If such an attempt is successful, such Vendor Assignment or Program Assignment would be subject to the risks described herein for Vendor Loans. In such case the Contracts sold under such Vendor Assignment or Program Assignment would constitute Secondary Contracts under the recharacterized Vendor Assignment or Program Assignment.

     Risks Associated with Required Sale of Contracts Resulting from Trust Depositor Bankruptcy. If a conservator, receiver or liquidator of the Trust Depositor was appointed or if certain other events relating to the bankruptcy, insolvency or receivership of the Trust Depositor were to occur (an "Insolvency Event"), then an Event of Default would occur with respect to the Notes and, pursuant to the terms of the Indenture and the Sale and Servicing Agreement, and assuming the Trust was not then a debtor in a bankruptcy case, the Indenture Trustee would be required to sell the Contracts, thereby causing early termination of the Trust and a possible loss to the Noteholders if the sum of (i) the proceeds of the sale allocable to the Noteholders and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to the Noteholders, is insufficient to pay the Noteholders in full. See "Certain Legal Aspects of the Contracts--Transfer of Contracts" and "--Certain Matters Relating to Bankruptcy".

     Risk of Loss Associated with End-User and Vendor Bankruptcy. Application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of End-Users could affect the interests of the Noteholders in the Contracts and Secondary Contracts if such laws result in any such contracts being written off as uncollectible or result in delay in payments due on any Contracts. See "Description of the Notes--Defaulted Contracts" and "Certain Legal Aspects of the Contracts--Certain Matters Relating to Bankruptcy". In addition, application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of Vendors could affect the interests of the Noteholders in the Vendor Loans and Secondary Contracts if such laws result in any such Vendor Loans or Secondary Contracts being written off as uncollectible or result in delay in payments due on any such Vendor Loans or Secondary Contracts. See "--Insolvency of the Vendors". State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Noteholders must rely on repossession and disposition of Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect the ability of the Noteholders to realize the full amount due on a Contract or a Secondary Contract include the failure to file financing statements to perfect the Seller's, Trust Depositor's, Trust's or the Indenture Trustee's security interest, as applicable, in the Equipment or other Applicable Security and the depreciation, obsolescence, damage or loss of any item of Equipment. As a result, the Noteholders may be subject to delays in receiving payments and losses if the over collateralization represented by the Subordinated Securities is insufficient to absorb such losses.

     Certain States may Limit the Enforceability of Certain Lease Provisions. Certain states have adopted a version of Article 2A of the UCC ("Article 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases in which the lessee is a "merchant lessee". However, in the Transfer and Sale Agreement, the Sellers will jointly and severally represent that (I) no End-User Contract is a "consumer lease" as defined in Section 2A-103(1)(e) of the UCC; and (ii) to the best of the Sellers' knowledge, each End-User has accepted the Equipment leased to it and, after reasonable opportunity to inspect and test, has not notified the Seller of any defects therein. Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses (which clauses unconditionally obligate the lessee to make all scheduled payments, without setoff) and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary from the provisions of the law.

CERTAIN CONTRACTS RELATING TO SOFTWARE OR SERVICES ARE NOT SECURED BY SUCH SOFTWARE OR SERVICES

     Certain Contracts will relate not to Equipment but rather to Software or Services that are not owned by the Seller (the Vendor or a licensor traditionally owns the same) and in which no related interest will be transferred to the Trust (i.e. the Trust owns solely the associated Contracts' cash flow). See "The Contracts Generally". Accordingly, if any such Contract becomes a Defaulted Contract, the Trust will not realize any proceeds from the related Software or Services from which to satisfy any related outstanding Scheduled Payments.

RISKS ASSOCIATED WITH NON-RECOURSE NATURE OF THE OFFERED NOTES - NO RECOURSE TO THE SELLER, SERVICER OR ITS AFFILIATES; LIMITED VENDOR RECOURSE

     Neither the Sellers, the Servicer nor any of their affiliates is generally obligated to make any payments in respect of the Notes or the Contracts. However, in connection with the sale of Contracts by a Seller to the Trust Depositor, and the concurrent conveyance of such Contracts by the Trust Depositor to the Trust, the Sellers will jointly and severally make representations and warranties with respect to the characteristics of such Contracts and, in certain circumstances, the Sellers may be required to repurchase Contracts from the Trust Depositor (and the Trust Depositor concurrently from the Trust) with respect to which such representations and warranties have been breached. See "The Transfer and Sale Agreement and The Sale and Servicing Agreement Generally-- Representations and Warranties" herein. Moreover, if Heller Financial were to cease acting as Servicer, delays in processing payments on the Contracts and information in respect thereof could occur and result in delays in payments to the Noteholders. Because the Trust is a limited purpose trust with limited assets, the Noteholders must rely solely upon the Contracts, the Equipment and related security described herein for payment of principal of and interest on the Notes. Moreover, in respect of Vendor Loans, the Noteholders must generally rely solely upon the Secondary Contracts securing such Vendor Loans (together with the Equipment and related security securing such Secondary Contracts, should the End-User default in its obligation to pay such Secondary Contracts), since Vendor Loans are generally non-recourse to the Vendors (i.e., the holder of such Vendor Loan is limited to recovering amounts solely from the Secondary Contracts and related security therefor) except for certain Vendor Loans which are covered by a form of limited Vendor recourse. If payments made or realized from the Contracts (including Secondary Contracts securing Vendor Loans) and the disposition proceeds of the Equipment are insufficient to make payments on the Notes, no other assets will be available for the payment of the deficiency.

BOOK-ENTRY REGISTRATION-NOTEHOLDERS LIMITED TO EXERCISING THEIR RIGHTS THROUGH DTC, EUROCLEAR OR CEDEL

     The Notes offered hereby initially will be represented by one or more Notes registered in the name of Cede & Co. and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until Definitive Notes are issued, beneficial owners will not be recognized by the Issuer or the Indenture Trustee as Noteholders, as that term is used in the Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly, through DTC, Euroclear or CEDEL and their respective participating organizations, and will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC, Euroclear or CEDEL, as the case may be, and its participating organizations. See "Description of the Notes--Book-Entry Registration."

                               USE OF PROCEEDS

     The net proceeds from the sale of the Notes and the Certificates will be paid to the Trust Depositor in consideration of the transfer to the Trust of the Contracts. Such proceeds will be applied by the Trust Depositor to the purchase price of the Contracts to be sold to the Trust Depositor by the applicable Seller pursuant to the Transfer and Sale Agreement. The Sellers will use the proceeds received to pay down preexisting debt and for other general corporate purposes.

                                  THE TRUST

         The Notes offered hereby will be issued by the Trust which has been established by the Trust Depositor pursuant to the Trust Agreement. The Contract Pool will be formed and transferred to the Trust pursuant to the Sale and Servicing Agreement and pledged to the Indenture Trustee pursuant to the Indenture.

     The Trust will be organized as a business trust to be formed in accordance with the laws of the State of Delaware, pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than (a) acquiring, managing and holding the Contracts and related interests described herein, (b) issuing the Notes and Certificates, (c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. As a consequence, the Trust is not expected to have any source of capital resources other than the Trust Assets. As of the date of this Prospectus, neither the Trust Depositor nor the Trust is subject to any legal proceedings.

                              THE CONTRACTS POOL

     The Transferred Contracts. The Transferred Contracts will consist of Contracts purchased from the Seller by the Trust Depositor on the Closing Date (and as of the Cutoff Date) under the Transfer and Sale Agreement dated as of September 1, 1997 (the "Transfer and Sale Agreement"), as well as any Additional Contracts or Substitute Contracts conveyed thereunder as described herein as of their applicable Cutoff Dates. The Transferred Contracts have been and will be selected by the Sellers from their portfolio of Contracts based on the criteria specified in the Transfer and Sale Agreement and the Sale and Servicing Agreement. See "The Sale and Servicing Agreement Generally--Representations and Warranties" and "--Concentration Amounts" herein which specifically describe the criteria for eligibility in the Contracts Pool. The representations of the Sellers include a representation that no adverse selection with respect to the Contracts has occurred. The Sellers will jointly and severally represent that all of the Contracts are commercial, rather than consumer, leases or loans/financings, and that no adverse selection process was employed in the Sellers' selection of Contracts for sale under the Transfer and Sale Agreement. As of the Cutoff Date, the ADCB of the Transferred Contracts was $273,826,503, the weighted average remaining term to maturity for the Transferred Contracts was approximately
43.46 months, the final scheduled payment date of the Transferred Contract with the latest maturity or expiration was April 30, 2004 and the average Discounted Contract Balance was approximately $148,738. The Discount Rate for the Transferred Contracts is 6.9239% per annum.

     For further information regarding the Transferred Contracts, see "The Contracts Generally" herein and "The Contracts Pool--Other Pool Data" below.

     Other Pool Data. As of the Cutoff Date, there are 1,841 Transferred Contracts, with an ADCB (calculated at the Discount Rate) of $273,826,503. Approximately 5.51% of the ADCB of the Transferred Contracts provide for payments by the Obligor thereunder on a basis other than monthly payments.
The composition and distribution of the Transferred Contracts by remaining term, original term, Discounted Contract Balance, End-User industry, geographic distribution, type of equipment and type of End-User Contract are set forth in the following tables and are reported as of the Cutoff Date. Subschedules to Transferred Contracts reflecting amounts billed to separate billing locations are treated as separate Transferred Contracts. Classification by industry is based on Heller Financial's customary procedures for determining obligor industry. Percentages and amounts set forth in the following tables may not total due to rounding. The largest End-User industry concentration (including End-User Obligors on Contracts originated by the Sellers directly, as well as Contracts originated through Vendors with or without Vendor recourse, and Secondary Contracts securing Vendor Loans), which represents an ADCB of approximately 27.00% as of the Cutoff Date, relates to printing equipment. See "Risk Factors--Certain Risks Associated with Geographic or Industry Concentrations of Contracts" herein, and "The Contracts Pool - Contract Loss Experience" below.

     The statistical information concerning the Contracts set forth below is based upon information as of the opening of business on the Cutoff Date and the Statistical Discount Rate. Certain Contracts included in the pool as of the Cutoff Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final

Contract Pool. While the statistical distribution of the characteristics as of the Closing Date for the final Contract Pool and calculated at the actual Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Cutoff Date and calculated at the Statistical Discount Rate as presented in this Prospectus, such variance will not be material. The percentages and balances set forth in each of the following tables may not total due to rounding.

                       COMPOSITION OF THE CONTRACT POOL


        Aggregate Discounted Contract Balance              $274,807,342

        Number of Contracts                                       1,841

        Weighted Average Original Term                            65.38
        (Range) (in months)                                     17 -120

        Weighted Average Remaining Term                           43.46
        (Range) (in months)                                     4 -  81

        Average Discounted Contract Balance                     149,271






                  DISTRIBUTION OF CONTRACTS BY CONTRACT TYPE

                                                                                             PERCENTAGE OF
     TYPE                                  PERCENTAGE OF NUMBER   DISCOUNTED CONTRACT     AGGREGATE DISCOUNTED
                    NUMBER OF CONTRACTS        OF CONTRACTS             BALANCE             CONTRACT BALANCE

End-User Loans               384                  20.86%              $126,324,002               45.97%

 Vendor Loans                  1                   0.05%                $3,449,772                1.26%
Finance Leases             1,456                  79.09%              $145,033,569               52.78%
                           -----                 ------               ------------              ------
    Total:                 1,841                 100.00%              $274,807,342              100.00%


       DISTRIBUTION OF CONTRACTS BY STATE IN WHICH OBLIGORS ARE LOCATED
                            AS OF THE CUTOFF DATE
       (ORDERED BY PERCENTAGE OF AGGREGATE DISCOUNTED CONTRACT BALANCE)



                                                  PERCENTAGE OF                                 PERCENTAGE OF
          STATE                 NUMBER OF           NUMBER OF        DISCOUNTED CONTRACT     AGGREGATE DISCOUNTED
                                CONTRACTS           CONTRACTS              BALANCE             CONTRACT BALANCE

 California                           269              14.61%              48,711,462                17.73%
 New York                             168               9.13%              21,454,709                 7.81%
 Massachusetts                        196              10.65%              15,951,953                 5.80%
 Illinois                              71               3.86%              15,592,602                 5.67%
 Florida                               94               5.11%              15,009,496                 5.46%
 Pennsylvania                          61               3.31%              11,589,607                 4.22%
 North Carolina                        39               2.12%              11,111,764                 4.04%
 Texas                                 97               5.27%              10,359,997                 3.77%
 Tennessee                             18               0.98%              10,247,642                 3.73%
 Wisconsin                             34               1.85%              10,039,789                 3.65%
 Georgia                               40               2.17%               9,725,251                 3.54%
 Oregon                                66               3.59%               8,458,893                 3.08%
 New Jersey                            87               4.73%               7,854,028                 2.86%
 Arizona                               23               1.25%               7,661,766                 2.79%
 Washington                            30               1.63%               6,304,757                 2.29%
 Missouri                              64               3.48%               5,882,701                 2.14%
 Ohio                                  89               4.83%               5,085,076                 1.85%
 Michigan                              51               2.77%               5,042,526                 1.83%
 Idaho                                  8               0.43%               4,885,190                 1.76%
 Minnesota                             21               1.14%               4,601,943                 1.67%
 Colorado                              16               0.87%               4,011,347                 1.46%
 Connecticut                           63               3.42%               3,787,278                 1.38%
 Kentucky                              30               1.63%               3,652,915                 1.33%
 British Columbia                       2               0.11%               3,601,251                 1.31%
 Indiana                               17               0.92%               3,482,254                 1.27%
 South Carolina                        12               0.65%               2,567,804                 0.93%
 Virginia                              12               0.65%               2,128,787                 0.77%
 New Hampshire                         29               1.58%               2,013,458                 0.73%
 Utah                                   4               0.22%               1,948,454                 0.71%
 Maryland                              22               1.20%               1,675,884                 0.61%
 Arkansas                               8               0.43%               1,566,332                 0.57%
 Alabama                               15               0.81%               1,365,348                 0.50%
 Iowa                                  14               0.76%               1,031,889                 0.38%
 Nebraska                               5               0.27%                 975,697                 0.36%
 Vermont                               10               0.54%                 936,210                 0.34%
 Louisiana                              7               0.38%                 852,328                 0.31%
 Delaware                               2               0.11%                 669,600                 0.24%
 Rhode Island                          12               0.65%                 612,943                 0.22%
 Oklahoma                              11               0.60%                 600,834                 0.22%
 South Dakota                           3               0.16%                 334,072                 0.12%
 Kansas                                 2               0.11%                 318,372                 0.12%
 District of Columbia                   7               0.38%                 315,639                 0.11%
 Nevada                                 2               0.11%                 307,656                 0.11%
 New Mexico                             3               0.16%                 274,585                 0.10%
 West Virginia                          1               0.05%                  79,818                 0.03%
 Wyoming                                3               0.16%                  62,622                 0.02%
 Mississippi                            1               0.05%                  36,056                 0.01%
 Alaska                                 1               0.05%                  20,390                 0.01%
 Montana                                1               0.05%                   6,364                 0.00%
                                    -----             ------             ------------               ------
     Total:                         1,841             100.00%            $274,807,342               100.00%


                 DISTRIBUTION OF CONTRACTS BY EQUIPMENT TYPE
                            AS OF THE CUTOFF DATE
       (ORDERED BY PERCENTAGE OF AGGREGATE DISCOUNTED CONTRACT BALANCE)


                                                                                                 Percentage of
                                               PERCENTAGE OF NUMBER   DISCOUNTED CONTRACT     AGGREGATE DISCOUNTED
    EQUIPMENT TYPE      NUMBER OF CONTRACTS        OF CONTRACTS             BALANCE             CONTRACT BALANCE

       Printing                 216                   11.73%              $74,406,960                27.08%

     Machine Tool               429                   23.30%               34,266,665                12.47%

  Computer Hardware             160                   8.69%                27,159,340                9.88%

 Industrial Equipment            24                   1.30%                24,886,291                9.06%

       Plastics                 256                   13.91%               21,688,102                7.89%

    Furniture and                55                   2.99%                18,678,339                6.80%
       Fixtures

       Computer                  5                    0.27%                10,650,213                3.88%

  Software/Services
      Pre-Press                 104                   5.65%                10,586,288                3.85%

   Food Processing               10                   0.54%                7,339,057                 2.67%

 Other/Miscellaneous            582                   31.61%               45,146,087                16.43%


        Total:                 1,841                 100.00%             $274,807,342               100.00%

                DISTRIBUTION OF CONTRACTS BY OBLIGOR INDUSTRY
                            DATA AS OF CUTOFF DATE
       (ORDERED BY PERCENTAGE OF AGGREGATE DISCOUNTED CONTRACT BALANCE)

                                                                                                 Percentage of
                                               PERCENTAGE OF NUMBER   DISCOUNTED CONTRACT     AGGREGATE DISCOUNTED
       INDUSTRY         NUMBER OF CONTRACTS        OF CONTRACTS             BALANCE             CONTRACT BALANCE

 Commercial Printing            244                   13.25%              $73,979,541               26.92%


 Industrial Machinery           278                   15.10%               18,467,940                6.72%

   Plastic Products             220                   11.95%               15,435,912                5.62%

  Semiconductors and              8                    0.43%               15,190,823                5.53%
   related devices

    Eating places                19                    1.03%               10,491,926                3.82%

    Grocery stores                7                    0.38%                8,551,949                3.11%

  Medical / Surgical             29                    1.58%                5,744,884                2.09%
      Hospitals

  Data Processing /               3                    0.16%                5,142,482                1.87%
     Preparation

 Special Dies, Tools,            78                    4.24%                4,758,478                1.73%
   Jigs & Fixtures

   Fabricated Metal             100                    5.43%                4,724,784                1.72%
       Products
        Other                   855                   46.44%              112,318,624               40.87%


        Total:                1,841                  100.00%             $274,807,342              100.00%


            DISTRIBUTION OF CONTRACTS BY ORIGINAL CONTRACT BALANCE
                            DATA AS OF CUTOFF DATE

                                                                                                   Percentage of
             ORIGINAL                                     PERCENTAGE OF        DISCOUNTED            AGGREGATE
             CONTRACT                   NUMBER OF           NUMBER OF           CONTRACT            DISCOUNTED
             BALANCE                    CONTRACTS           CONTRACTS            BALANCE         CONTRACT BALANCE

0 - $249,999                                 1420              77.13%         $60,627,000              22.06%
$250,000 - $499,999                           226              12.28%          36,410,686              13.25%
$500,000 - $749,999                            56               3.04%          17,940,479               6.53%
$750,000 - $999,999                            35               1.90%          15,076,907               5.49%
$1,000,000 - $1,249,999                        21               1.14%          12,558,072               4.57%
$1,250,000 - $1,499,999                        18               0.98%          13,437,826               4.89%
$1,500,000 - $1,749,999                        16               0.87%          14,358,506               5.22%
$1,750,000 - $1,999,999                         9               0.49%           9,205,327               3.35%
$2,000,000 - $2,249,999                         4               0.22%           5,574,592               2.03%
$2,250,000 - $2,499,999                         3               0.16%           4,342,330               1.58%
$2,500,000 - $2,749,999                         7               0.38%          11,024,156               4.01%
$2,750,000 - $2,999,999                         5               0.27%           9,737,212               3.54%
$3,000,000 - $3,249,999                         3               0.16%           6,267,267               2.28%
$3,250,000 - $3,499,999                         3               0.16%           5,265,320               1.92%
$3,500,000 - $3,749,999                         4               0.22%          11,013,587               4.01%
$3,750,000 - $3,999,999                         0               0.00%                   0               0.00%
$4,000,000 - $4,249,999                         1               0.05%           3,294,784               1.20%
$4,250,000 - $4,499,999                         2               0.11%           6,359,855               2.31%
$4,500,000 - $4,749,999                         1               0.05%           3,450,590               1.26%
$4,750,000 - $4,999,999                         0               0.00%                   0               0.00%
$5,000,000 - $5,249,999                         2               0.11%           8,634,374               3.14%
$5,250,000 - $5,499,999                         1               0.05%           3,449,772               1.26%
$5,500,000 - $5,749,999                         0               0.00%                   0               0.00%
$5,750,000 - $5,999,999                         1               0.05%           3,973,338               1.45%
$6,000,000 - $6,249,999                         1               0.05%           4,658,430               1.70%
$6,250,000 - $6,499,999                         1               0.05%           3,494,044               1.27%
$6,500,000 - $6,749,999                         0               0.00%                   0               0.00%
$6,750,000 - $6,999,999                         0               0.00%                   0               0.00%
$7,000,000 - $7,249,999                         0               0.00%                   0               0.00%
$7,250,000 (greater than)                       1               0.05%           4,652,887               1.69%
                                            -----                            ------------
              Total:                        1,841             100.00%        $274,807,342             100.00%


           DISTRIBUTION OF CONTRACTS BY REMAINING CONTRACT BALANCE
                            DATA AS OF CUTOFF DATE


                                                                                                   PERCENTAGE OF
            REMAINING                                     PERCENTAGE OF        DISCOUNTED            AGGREGATE
             CONTRACT                   NUMBER OF           NUMBER OF           CONTRACT            DISCOUNTED
             BALANCE                    CONTRACTS           CONTRACTS            BALANCE         CONTRACT BALANCE

0 - $249,999                                 1614              87.67%         $87,413,968              31.81%
$250,000 - $499,999                           101               5.49%          29,365,628              10.69%
$500,000 - $749,999                            44               2.39%          23,689,853               8.62%
$750,000 - $999,999                            23               1.25%          17,712,881               6.45%
$1,000,000 - $1,249,999                         6               0.33%           5,746,072               2.09%
$1,250,000 - $1,499,999                        12               0.65%          13,543,055               4.93%
$1,500,000 - $1,749,999                         8               0.43%          11,125,510               4.05%
$1,750,000 - $1,999,999                         6               0.33%           9,853,270               3.59%
$2,000,000 - $2,249,999                         7               0.38%          12,569,973               4.57%
$2,250,000 - $2,499,999                         1               0.05%           1,927,161               0.70%
$2,500,000 - $2,749,999                         4               0.22%           8,878,310               3.23%
$2,750,000 - $2,999,999                         2               0.11%           4,810,577               1.75%
$3,000,000 - $3,249,999                         0               0.00%                   0               0.00%
$3,250,000 - $3,499,999                         1               0.05%           3,104,967               1.13%
$3,500,000 - $3,749,999                         1               0.05%           3,036,713               1.11%
$3,750,000 - $3,999,999                         3               0.16%          10,238,600               3.73%
$4,000,000 - $4,249,999                         3               0.16%           9,871,775               3.59%
$4,250,000 - $4,499,999                         1               0.05%           3,957,444               1.44%
$4,500,000 - $4,749,999                         1               0.05%           3,973,338               1.45%
$4,750,000 - $4,999,999                         0               0.00%                   0               0.00%
$5,000,000 - $5,249,999                         0               0.00%                   0               0.00%
$5,250,000 - $5,499,999                         2               0.11%           9,335,360               3.40%
$5,500,000 (greater than)                       1               0.05%           4,652,887               1.69%
                                            -----             ------         ------------             ------
              Total:                        1,841             100.00%        $274,807,342             100.00%


                        DISTRIBUTIONS OF CONTRACTS BY
                            ORIGINAL CONTRACT TERM
                            DATA AS OF CUTOFF DATE


                            NUMBER             PERCENTAGE OF                                  PERCENTAGE OF
    ORIGINAL TERM             OF                NUMBERS OF             DISCOUNTED          AGGREGATE DISCOUNTED
      (MONTHS)             CONTRACTS             CONTRACTS          CONTRACT BALANCE         CONTRACT BALANCE
       15 - 19                    5                  0.27%                 114,272                      0.04%
       20 - 24                    4                  0.22%                 772,717                      0.28%
       25 - 29                   18                  0.98%              10,971,891                      3.99%
       30 - 34                   58                  3.15%               3,158,778                      1.15%
       35 - 39                  127                  6.90%              15,096,171                      5.49%
       40 - 44                   69                  3.75%               2,892,970                      1.05%
       45 - 49                  115                  6.25%              11,390,343                      4.14%
       50 - 54                   25                  1.36%               2,359,736                      0.86%
       55 - 59                   75                  4.07%              24,806,313                      9.03%
       60 - 64                1,107                 60.13%             103,910,066                     37.81%
       65 - 69                   38                  2.06%               7,571,767                      2.76%
       70 - 74                   44                  2.39%              11,270,189                      4.10%
       75 - 79                   18                  0.98%               4,971,395                      1.81%
       80 - 84                   47                  2.55%              31,689,897                     11.53%
       85 - 89                   43                  2.34%              11,036,261                      4.02%
(greater than) 90                48                  2.61%              32,794,576                     11.93%
                              -----                ------             ------------                    ------
       Total:                 1,841                100.00%            $274,807,342                    100.00%

       DISTRIBUTION OF CONTRACTS BY REMAINING MONTHS TO STATED MATURITY
                          DATA AS OF THE CUTOFF DATE


                            NUMBER             PERCENTAGE OF                                  PERCENTAGE OF
   REMAINING TERM             OF                NUMBERS OF        AGGREGATE DISCOUNTED     AGGREGATE DISCOUNTED
      (MONTHS)             CONTRACTS             CONTRACTS          CONTRACT BALANCE         CONTRACT BALANCE

  (less than) = 5                1                 0.05%               $137,153                    0.05%
            5 - 9              140                 7.60%              2,917,125                    1.06%
           10 - 14             211                11.46%              7,456,224                    2.71%
           15 - 19             193                10.48%             13,859,441                    5.04%
           20 - 24             225                12.22%             21,848,988                    7.95%
           25 - 29             207                11.24%             23,321,220                    8.49%
           30 - 34             246                13.36%             20,977,987                    7.63%
           35 - 39             188                10.21%             25,377,044                    9.23%
           40 - 44             138                 7.50%             24,857,457                    9.05%
           45 - 49              70                 3.80%             18,060,706                    6.57%
           50 - 54              75                 4.07%             40,466,162                   14.73%
           55 - 59              87                 4.73%             21,830,856                    7.94%
           60 - 64              24                 1.30%             20,582,806                    7.49%
           65 - 69              18                 0.98%             19,120,246                    6.96%
           70 - 74              12                 0.65%              7,733,358                    2.81%
           75 - 79               4                 0.22%              4,638,201                    1.69%
(greater than) 80                2                 0.11%              1,622,368                    0.59%
                             -----               ------            ------------                  ------
       Total:                1,841               100.00%           $274,807,342                  100.00%


DELINQUENCY AND LOAN LOSS INFORMATION

 The following tables set forth the Sellers' delinquency and loss experience on their aggregate portfolio of owned Contracts for the below described periods. For purposes of this table such experience is described in terms of the Sellers' funds deployed for the acquisition of the related Contracts less associated unearned finance charges (hereinafter "Adjusted Deployed Funds").


                                                              CONTRACT PORTFOLIO
                                                           DELINQUENCY EXPERIENCE (1)
                                                             (DOLLARS IN MILLIONS)
                                                                       AT
                     ------------------------------------------------------------------------------------------------------
                      Six Months           Six Months             Twelve Months        Twelve Months          Twelve Months
                         Ended                Ended                   Ended                Ended                  Ended
                       June 30,              June 30,             December 31,          December 31,          December 31,
                        1997(2)              1996(2)                  1996                  1995                  1994
                      ---------            ----------             -------------        -------------          -------------
     Ending
     Adjusted
     Deployed
     Funds . .     $1,700.00   100.00%  $1,289.00   100.00%    $1,584.00  100.00%   $1,193.00   100.00%     $889.00   100.00%

     No. of
     Delinquent
     Days (% of
     Ending
     Adjusted
     Deployed
     Funds . .


     31-60 days     24.50      1.44%     10.80       0.84%        21.80     1.38%      22.40       1.88%       3.40     0.38%

     61-90 days      5.80      0.34%      3.60       0.28%         3.50     0.22%      11.60       0.97%       2.20     0.25%

     Over 90
     days  . .      19.70      1.16%     16.60       1.29%        18.70     1.18%      12.20       1.02%      14.30     1.61%
                    -----      ----      -----       ----         -----     ----       -----       ----       -----     ----
     Total          50.00      2.94%     31.00       2.41%        44.00     2.78%      46.20       3.87%      19.90     2.24%



         (1) The period of delinquency is based on the number of days payments are contractually past due (assuming 30 day months). A contract is considered delinquent when payments are not received according to Contract terms notwithstanding the existence of Vendor recourse; see the "Contract Portfolio - Contract Loss Experience" for the impact of Vendor recourse on the Contracts' loss experience.

         (2)     Not Annualized.


                                                                CONTRACT PORTFOLIO
                                                             CONTRACT LOSS EXPERIENCE
                                                               (DOLLARS IN MILLIONS)
                                                                        AT
                      ----------------------------------------------------------------------------------------------------
                      Six Months          Six Months            Twelve Months         Twelve Months          Twelve Months
                         Ended               Ended                   Ended                Ended                  Ended
                       June 30,            June 30,              December 31,         December 31,           December 31,
                       1997(1)              1996(1)                  1996                 1995                   1994

                      ---------           ----------            -------------         -------------          --------------
     Average
     Adjusted
     Deployed
     Funds
     (of all
     Contracts
     Serviced)    $1,700.00   100.00%   $1,289.00    100%      $1,584.00    100%     $1,193.00    100%      $889.00     100%


     Gross
     Losses (as
     % of
     Average
     Adjusted
     Deployed
     Funds (2)         0.47     0.06%        0.48   0.07%           0.65   0.04%          0.89   0.07%         1.08    0.12%


     Gross
     Recoveries
     (as % of
     Average
     Adjusted
     Deployed
     Funds)            0.26     0.03%        0.30   0.05%           0.36   0.02%          0.32   0.03%         0.36    0.04%



     Net Losses
     (as % of
     Average
     Adjusted
     Deployed
     Funds (3)         0.22     0.03%        0.18   0.03%           0.29   0.02%          0.58   0.05%         0.72    0.08%



            (1)     Annualized.

            (2) With respect to Contracts representing over 90% of the adjusted deployed funds for Contracts secured by printing equipment, defaults would have been approximately $7 million in the twelve months ended December 31, 1996 and $7 million for the twelve months ended December 31, 1995; after vendor recourse actual losses aggregated $42,000 over the period.

            (3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed Equipment and expenses of repossession and liquidation, net of recoveries inclusive of Vendor recourse.


            The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency or loss experience of the Contracts will be similar to that set forth above.

                           THE CONTRACTS GENERALLY

        The Trust will be entitled to all collections on account of the Contracts in the Contract Pool and related Equipment and Applicable Security, except for (i) collections on deposit in the Collection Account or otherwise received by the Servicer on or with respect to the Contract Pool or related Equipment, which collections are attributable to any taxes, fees or other charges imposed by any governmental authority, and (ii) collections representing reimbursements of insurance premiums or payments for certain services that were not financed by the Seller, and (iii) any proceeds from the sale or other disposition of Equipment in excess of the difference between (x) the Discounted Contract Balance of the related Contract as of the applicable Cutoff Date, over (y) the present value as of the applicable Cutoff Date of all amounts (other than Excluded Amounts) actually received by the Trust in respect of such Contract, discounted monthly at the Discount Rate (amounts described in clauses (i), (ii) and (iii), "Excluded Amounts") due on or after the applicable Cutoff Date for such Contracts.

END-USER CONTRACTS

        The following discussion describes the End-User Contracts (including End-User Contracts which are Secondary Contracts). All of the End-User Contracts to be included from time to time in the Trust are CSAs, Leases, Secured Notes, IPAs and Financing Agreements in respect of Equipment, Software and Services. There is no limit on the number of Contracts in the Contract Pool which may consist of any of the foregoing types. Each Contract is required, however, to be an Eligible Contract (as defined in "The Transfer and Sale Agreement and Sale and Servicing Agreement Generally") as of the Cutoff Date.

        Conditional Sale Agreements.   The Sellers offer financing for
Equipment under CSAs assigned to the Seller by Vendors. It is expected that most of the CSAs in the Contract Pool will consist of either the Sellers' standard pre-printed form, or of the Vendors' standard, pre-printed forms (which in each case have been reviewed and approved for use by the applicable Seller). The CSA sets forth the description of each Financed Item and the schedule of installment payments. Generally, loans under CSAs are fixed rate and are for a one to five year term. Payments under CSAs generally are due monthly. CSA terms (i) provide for a grant by the End-User thereunder of a security interest in any related Equipment (which security interest is assigned by the Vendor to the Seller), (ii) may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee, (iii) require the End-User to maintain the Equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the Equipment, (iv) restrict the modification or disposal of the Equipment without the seller's, or its assignee's, consent, (v) include a disclaimer of warranties, (vi) include the End-User's indemnity against liabilities arising from the use, possession or ownership of the Equipment,
(vii) include the End-User's absolute (except as provided in clause (ii)) and unconditional obligation to pay the installment payments thereunder and (viii) include specifically identifiable events of default and remedies therefor. The CSA also requires each End-User to maintain insurance, the terms of which may vary. The terms of a CSA may be modified at its inception at the End-User's request. Such modifications must either be approved by the Seller's legal department and certain levels of management before the Seller will agree to accept an assignment of the CSA from a Vendor, or the Vendor must indemnify the Seller against any losses or damages it may suffer as a result of such modifications.

        Leases. The Sellers, either directly or by assignment from Vendors, offer financing of Equipment under Leases. Leases may consist of individual lease agreements relating to a single, separate transaction and Financed Item, or may consist of individual transactions written under and governed by a master lease agreement (each, an "MLA") which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific Equipment being leased or financed and the schedule of related rental payments, are contained in a supplement or schedule to the MLA (each an "MLA Supplement"), which is signed by the End-User as lessee, and either the Vendor or the Seller, as lessor. The MLA Supplement incorporates the MLA by reference, and is treated by the Seller as a separate Lease. Each Lease is originated in the ordinary course of business by either the Seller or a Vendor (and assigned to the Seller pursuant to a Vendor Agreement).

        The initial terms of the Leases in the Contract Pool generally range from one to five years. Each Lease provides for the periodic payment by the End-User of rent in advance or arrears, generally monthly or quarterly. Such periodic payments represent the amortization, generally on a level basis, of the total amount that an End-User is required to pay throughout the term of a Lease.

        The Leases to be included in the Contract Pool are "net leases" under which the End-User assumes responsibility for the Financed Items, including operation, maintenance, repair, insurance or self-insurance, return of any Equipment at the expiration or termination of the Lease and the payment of all sales and use and property taxes relating to the Financed Items during the Lease term. The End-User further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the Financed Items. In most cases, the lessor is also authorized to perform the

End-User's obligations under the Lease at the End-User's expense, if it so elects, in cases where the End-User has failed to perform. In addition, the Leases generally contain "hell or high water" clauses unconditionally obligating the End-User to make periodic payments, without setoff, at the times and in the amounts specified in the Lease. If the Seller is the lessor, the Lease contains no express or implied warranties with respect to the Financed Items other than a warranty of quiet enjoyment. If a Vendor is the lessor, the Lease or a related agreement may contain certain representations and warranties with respect to the Financed Items in addition to a warranty of quiet enjoyment; however, the End-User agrees not to assert any warranty claims against any assignee of the Vendor (which would include the Seller) by way of setoff, counterclaim or otherwise, and further agrees that it may only bring such claims against the Vendor. All Leases of Equipment require the End-User to maintain, at its expense, casualty insurance covering damage to or loss of the Equipment during the Lease term or to self-insure against such risks, if approved in advance by the Seller.

        The Sellers will represent that the Leases include only leases intended for security as defined in Section 1-201(37) of the UCC. Under leases intended for security, the lessor in effect finances the "purchase" of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such Leases depend on the terms of the related individual lease agreement or MLA Supplement, but generally such terms provide for the purchase of the Equipment at a prestated price, which may be nominal.

        End-Users under a Lease are either prohibited from altering or modifying the Equipment or may alter or modify the Equipment only to the extent the alterations or modifications are readily removable without damage to the Equipment. Under certain MLAs, the End-User may assign its rights and obligations under the Lease, but only upon receiving the prior written consent of the lessor, or may relocate the Equipment upon giving the lessor prompt written notice of such relocation. The right to grant or deny such consent or to receive such written notice will be exercised by the Servicer pursuant to the authority delegated to it in the Sale and Servicing Agreement. Certain Leases permit the End-User to substitute substantially identical leased Equipment for leased Equipment scheduled to be returned to the lessor under the Lease.

        While the terms and conditions of the Leases do not generally permit cancellation by the End-User, certain Leases may be modified or terminated before the end of the Lease term. Modifications to a Lease term or early Lease terminations may be permitted by the Seller, or by a Vendor, with the consent of the Seller, and are generally associated with additional financing opportunities from the same End-User. In some circumstances, early termination of a Lease may be permitted in connection with the acquisition of new technology requiring replacement of the Equipment. In such cases, the related Equipment is returned to the Vendor or Seller and an amount generally equal to the present value of the remaining rental payments under the Lease plus an early termination fee is paid by the End-User to the Seller. Modifications usually involve repricing a Lease or modification of the Lease term. Occasionally a Lease may be modified in connection with an increase in the capacity or performance of Equipment by adding additional Equipment that includes new technology. Coincident with the financing of an upgrade to such Equipment, the Seller may reprice and extend the related base Lease term to be coterminous with the desired term of the Lease relating to the upgrade. In certain cases, subject to certain conditions described under "Description of the Notes--Prepaid Contracts," such base lease extensions may remain in the Contract Pool. Heller Financial expects, as Servicer, to continue to permit these modifications and terminations with respect to Leases included in the Contract Pool pursuant to the authority delegated to it in the Sale and Servicing Agreement, subject to certain conditions and covenants of the Servicer described under "Description of the Notes--Prepaid Contracts."

        In certain circumstances, the standard terms and conditions of the MLA are modified at the inception of a Lease at the request of the End-User. Such modifications must either be approved by the Seller's legal department and certain levels of management before the Seller will agree to enter into the Lease or accept an assignment of the Lease from a Vendor, or the Vendor must indemnify the Seller against any losses or damages it may suffer as a result of such modifications. Common permitted modifications include, but are not limited to, (i) a one dollar purchase option at the end of the Lease term,
(ii) prearranged mid-Lease purchase options, early termination options and lease extension options as described above, (iii) modifications to the lessor's equipment inspection rights, (iv) modifications to the End-User's insurance requirements permitting the End-User to self-insure against casualty to the Equipment, (v) the End-User's right to assign the Lease or sub-lease the Financed Items to an affiliated entity, so long as the End-User remains liable under the Lease and promptly notifies the lessor or its assignee of such assignment or sublease and (vi) extended grace periods for late payments of rent.

        Secured Notes. The Sellers also provides direct initial financing or refinancing of Equipment under secured promissory notes (each a "Secured Note"), which consist of an installment note and a separate security agreement. In an initial financing transaction, the applicable Seller pays to the Vendor the purchase price for the Equipment and in a refinancing transaction, the Seller pays off an End-User's existing financing source, and the initial financing or refinancing is documented as a direct loan by the Seller to the End-User of the Equipment using a Secured Note. In the case of a refinancing transaction, upon payment to the existing financing source, the Seller obtains a release of such party's lien on the financed Equipment. In either case, the Seller records its own lien against the financed Equipment and takes possession of the Secured Note, which constitutes chattel paper under the UCC. Except for the lack of references to "sale" or "purchase" of Equipment, the terms and conditions contained in a Secured Note are substantially similar to those contained in a CSA.

        Installment Payment Agreements. The Sellers provide financing for certain Software license fees and related support and consulting services under installment payment supplements to software license agreements, separate IPAs other forms of Financing Agreements assigned to the applicable Seller by Vendors of Software. Each such Financing Agreement is an unsecured obligation of the End-User; generally provides for a fixed schedule of payments with no End-User right of prepayment; is noncancellable for its term and generally contains a "hell or high water" clause unconditionally obligating the End-User to make periodic payments, without setoff, at the times and in the amounts specified therein; permits the Vendor to assign the payment agreement to a third party (including the Seller) and include the End-User's agreement, upon such assignment, not to assert against such assignee any claims or defenses the End-User may have against the Vendor; and contains default and remedy provisions that generally include acceleration of amounts due and to become due and, in certain cases, the right of the Vendor, or the Seller by assignment, to terminate the underlying Software license and all related support and consulting activities.

EQUIPMENT

        The End-User Contracts and Secondary Contracts cover a wide variety of new and used equipment, including, but not limited to, the following: printing, pre-press, machine tool, plastics, computer hardware, computer software, restaurant, transportation, energy related, medical, and industrial equipment (collectively, "Equipment"). All of the interests of the applicable Seller in the Equipment subject to each related End-User Contract (which consists or will consist of either title to the Equipment or a security interest in the Equipment) will be transferred to the Trust.

SOFTWARE AND SERVICES

        Certain of the End-User Contracts (in the form of other Financing Agreements) cover license fees and other fees owed by the End-Users under either perpetual or term software license agreements and other related agreements in connection with the use by such End-Users of computer software programs ("Software"), and such End-User Contracts may also cover related support and consulting services which are provided by the Vendor, an affiliate thereof or a third party contract party and which facilitate the Obligors use of such software ("Services"). No interest in the Software, the Software license agreement (other than the right to collect the payment of Software license fees and, in certain cases, to exercise certain rights and remedies under the Software license agreement or other agreements related thereto) or the related Services has been or will be conveyed to the Sellers by either the Vendors or licensors of the Software or by the End-Users under the related End-User Contracts. Consequently, the Trust will not have title to or a security interest in such Software, nor will it own such Services, and would not be able to realize any value therefrom under a related End-User Contract upon a default by the End-User. Equipment, Software and Services are collectively referred to as "Financed Items". It is a condition to the issuance of the Notes that as of the Closing Date, no more than 3.88% of the ADCB of the Contract Pool will consist of Software transactions.

VENDOR LOANS

         The Contracts may include limited recourse loan or repayment obligations (which may take the form of promissory notes with related security agreements) ("Vendor Loans") each of which is payable by a Vendor and secured by all of the Vendor's interest in an individual End-User Contract originated by such Vendor and by the Equipment related to such End-User Contract.

        Vendor Loans may be originated through, and incorporate terms and conditions of, a Program Agreement (including a Program Agreement under which End-User Contracts also are or may be originated by the Seller directly, or purchased by the Seller from the Vendor, in separate transactions not giving rise to Vendor Loans). Vendor Loans generally are non-recourse to the Vendor, i.e., the applicable Seller may obtain repayment solely from the proceeds of the End-User Contracts and related Equipment securing the Vendor Loan. In a few instances, however, recourse to a Vendor for nonpayment of a Vendor Loan may be available through a limited recourse arrangement included in the related Program Agreement. The repayment terms under a Vendor Loan, including periodic amounts payable and schedule of payments, correspond to the payment terms of the End-User under the End-User Contract collaterally assigned under
such Vendor Loan.   Each Vendor Loan either includes most, if not all, of the
representations and warranties regarding the End-User Contract and related Equipment typically included in a Vendor Agreement, or incorporates such representations and warranties included in any related Program Agreement by reference.

PROGRAM AGREEMENTS WITH VENDORS

        It is expected that a substantial portion of the End-User Contracts to be included in the Trust will consist of End-User Contracts originated by Vendors and assigned or pledged to the Seller pursuant to Program Agreements. Also, as described above, Vendor Loans may be originated through Program Agreements with the related Vendor. The Sellers' Program Agreements are agreements with Equipment manufacturers, dealers and distributors, or Software licensors or distributors, located in the United States ("Vendors") which provide the Sellers with the opportunity to finance transactions relating to the acquisition or use by an End-User of a Vendor's Equipment, Software, Services or other products. Vendor finance arrangements provide the Sellers with a steady, sustainable flow of new business, generally with lower costs of origination than asset-based financings marketed directly to end-users. Many of the Program Agreements provide various forms of support to the applicable Seller, including representations and warranties by the Vendor in respect of the End-User Contracts assigned by the Vendor to the Seller and related Equipment, Software or Services, credit support with respect to defaults by End-Users and equipment repurchase and remarketing arrangements upon early termination of End-User Contracts upon a default by the End-User. Some of the Program Agreements take the form of a referral relationship which is less formal, and may or may not include credit or remarketing support to the Seller from the Vendor. Each Program Agreement (other than Program Agreements that only establish a referral relationship) generally includes the following provisions, among others:

                 1. Vendor representations, warranties and covenants regarding each End-User Contract assigned to the Seller, including among other things that: the obligations of the End-User under the assigned End-User Contract are absolute, unconditional, noncancellable, enforceable in accordance with its terms and free from any rights of offset, counterclaim or defense; the Seller holds the sole original of the End-User Contract and has either title to or a first priority perfected security interest in the Equipment; the Equipment and the End-User Contract are free and clear of all liens, claims or encumbrances; the Equipment or the Software has been irrevocably accepted by the End-User and will perform as warranted to the End-User; and the assigned End-User Contract was duly authorized and signed by the End-User.

                 2. Remedies in the event of a misrepresentation or breach of a warranty or covenant by the Vendor regarding an assigned End-User Contract, which usually require the Vendor to repurchase the affected End-User Contract for the Seller's investment balance in the End-User Contract plus costs incurred by the Seller in breaking any underlying funding arrangement (which may or may not be calculated in accordance with a specified formula).

                 3. In the case of End-User Contracts covering Equipment, remarketing support from the Vendor in the event of an End-User default and subsequent repossession or return of the Equipment under the End-User Contract (to assist the Seller in realizing proceeds from the Equipment assigned as collateral security to support the obligations of the End-User under the End-User Contract).

                 4. The right of the Seller to further assign its interests in assigned End-User Contracts, all payments thereunder and any related interest in Equipment.

                 5. With respect to End-User Contracts for which the Vendor (or, in certain limited instances a subservicer acceptable to the Seller) will perform ongoing administrative duties on behalf of and for the benefit of the applicable Seller relating to servicing, processing of collections and actual substantive collection remedies, as such duties are delegated by the Seller to the Vendor (or, in certain limited instances a subservicer acceptable to the Seller) pursuant to the Program Agreement, provisions governing the Vendor's (or subservicer's) performance of such duties, and providing the Seller with the right to assume such duties in the event of breach or inadequate performance by the Vendor (or subservicer, if applicable).

        In addition to the foregoing, a Program Agreement may include recourse against the Vendor with respect to End-User defaults under certain identified End-User Contracts, either by specifying that the assignment of the End-User Contract from the Vendor to the Seller is with full recourse against the Vendor, by specifying that the Vendor will absorb a limited fixed dollar or percentage amount of "first losses" on the Contract, or by inclusion of the End-User Contract in an "ultimate net loss pool" ("UNL Pool") created under the Program Agreement. In the event of an End-User default under an End-User Contract which was assigned by the Vendor to the Seller subject to the UNL Pool, the Seller may draw against the UNL Pool up to the amount of the Seller's remaining unpaid investment balance in the defaulted End-User Contract, but not in excess of the UNL Pool balance then available. Drawings may also be made against the UNL Pool with respect to End-User Contracts that are not included in the Contract Pool and, accordingly, there can be no assurance that any amounts contributed by a Vendor to the UNL Pool will be available in the event of an End-User default under a End-User Contract included in the Contract Pool.

        The manner in which End-User Contracts are assigned to the Seller by the Vendors differs under each Program Agreement, depending upon the nature of the Financed Items, the form of the End-User Contract, the accounting treatment sought by the Vendor and the End-User, and certain tax considerations.

        For example, the Seller might either accept a Vendor Loan and collateral assignment of the End-User Contract and related Equipment (or security interest therein) from the Vendor, or accept a full assignment of such End-User Contract and either (i) a collateral assignment of the related Equipment (or security interest therein) from the Vendor, which collateral assignment secures the End-User's obligations under the End-User Contract or
(ii) in the case of Leases, title to the Equipment. The Seller also may receive, from a Vendor with respect to Software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing Software license payments and related support and consulting services. Such assignments may include an assignment of the Software Vendor's or licensor's right, or the agreement of the Vendor or licensor (at the Seller's instructions), to terminate the software license covered by the End-User Contract and suspend related support in the event of an End-User default under the End-User Contract. In some cases, the Software Vendor also agrees not to relicense the same or similar software to a defaulted End-User for some period of time (e.g., one year) unless the End-User cures its default.

         It is also expected that some portion of the End-User Contracts included in the Contract Pool, especially in the case of CSAs, will consist of End-User Contracts originated by Vendors and assigned to the Seller pursuant to Vendor Assignments, each of which relates to an individual End-User Contract, rather than pursuant to a Program Agreement. Each Vendor Assignment will either be made with or without recourse against the Vendor for End-User defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in Program Agreements, as well as a Vendor repurchase requirement in the event of a breach by the Vendor of such representations, warranties or covenants. Vendor Assignments may or may not provide for any Vendor remarketing support in the event of an End-User default. CONTRACT FILES

        The applicable Seller will indicate in its books and records, including the appropriate computer files relating to the Transferred Contracts, that such Contracts have been transferred to the Trust for the benefit of the Noteholders, and will stamp, or permit the Servicer to stamp, the related Contract Files or otherwise mark such Contracts with a legend to the effect that such Contracts have been transferred to the Trust for the benefit of the Noteholders. The Sellers will also deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts which have been transferred to the Trust, identified by account number and by the Discounted Contract Balance as of the Cutoff Date.

COLLECTIONS ON CONTRACTS

        All collections received with respect to the Contracts will be allocated as described herein. See "Description of the Notes--Allocations". Prepayments will be given effect as of the last day of the Collection Period in which they are received for purposes of calculating Available Amounts. Scheduled Payments of principal made in advance of their due date will be given effect at the end of the Collection Period in which such principal payments were received.

                     PREPAYMENT AND YIELD CONSIDERATIONS

        The rate of principal payments on the Notes, the aggregate amount of each interest payment on the Notes and the yield to maturity of the Notes are directly related to the rate of payments on the underlying Contracts. The payments on such Contracts may be in the form of Scheduled Payments, Prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such payments may result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of principal payments with respect to any Class may also be affected by any repurchase by the Trust Depositor pursuant to the Sale and Servicing Agreement (and contemporaneously therewith by the applicable Seller from the Trust Depositor pursuant to the Transfer and Sale Agreement), whether as a result of a breach of representation or warranty as to such Contract constituting a Warranty Contract, or at the Trust Depositor's and Seller's option upon satisfaction of the Cleanup Call Condition (and, in the case of Warranty Contracts, such rate of prepayment would also be influenced by the Trust Depositor's decision not to repurchase such Warranty Contract and instead, to accept a Substitute Contract therefore as described below). In the event of a repurchase, the repurchase price will decrease the Discounted Contract Balance of the Contracts, leading to a principal repayment and causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors -- Maturity and Prepayment Considerations."

        In the event a Contract becomes a Defaulted Contract, an Adjusted Contract or a Warranty Contract, the Seller will have the option to substitute for the affected Contract another of similar characteristics (a "Substitute Contract"), subject to an overall limitation, in respect of Defaulted Contracts or Adjusted Contracts only, of an aggregate amount not to exceed 10%
of the ADCB of the Contracts as of the Cutoff Date.   In addition, in the
event of an Early Termination Contract which has been prepaid in full, the Seller will have the option to transfer to the Trust through the Trust Depositor, and the Trust Depositor may cause the Trust to reinvest such prepayment proceeds in, an additional Contract of similar characteristics (an "Additional Contract"). The Substitute Contracts and Additional Contracts will have a Discounted Contract Balance equal to or greater than that of the Contracts being modified and/or replaced and the monthly payments on the Substitute Contracts or Additional Contracts will be at least equal to those of the replaced Contracts through the term of such replaced Contracts. In the event that an Early Termination is allowed by the Servicer and an Additional Contract is not provided, the amount prepaid (whether by the related Obligor, or through a combination of payments from the related Obligor and the Seller/Servicer) will be equal to at least the Discounted Contract Balance of the terminated Contract, plus any delinquent payments.

        The effective yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

        The following chart sets forth the percentage of the Initial Principal Amount of the Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes which would be outstanding on the Distribution Dates set forth below assuming a conditional payment rate (a "Conditional Payment Rate" or "CPR") of 0.00% and 5.00%, respectively. Such information is hypothetical and is set forth for illustrative purposes only. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Distribution Date, which implies that each Contract in the Contract Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the Conditional Payment Rate for the Contract Pool. The CPR measures prepayments based on the outstanding Discounted Contract Balances of the Contracts, after the payment of all Scheduled Payments on the Contracts during such Collection Period. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full. The amounts set forth below are based upon the timely receipt of scheduled monthly Contract payments as of the Cutoff Date, assumes that the Trust Depositor does not exercise its option to cause a redemption of the Notes in connection with the Cleanup Call Condition, and assumes the Closing Date is September 4, 1997.

                              PERCENTAGE OF THE
                     INITIAL CLASS A-1 PRINCIPAL AMOUNT,
                     INITIAL  CLASS A-2 PRINCIPAL AMOUNT,
                      INITIAL CLASS B PRINCIPAL AMOUNT,
                     AND INITIAL CLASS C PRINCIPAL AMOUNT
                    AT THE RESPECTIVE CPR SET FORTH BELOW

                           0.00% CPR                                        5.00% CPR
                           ---------                                        ---------

DISTRIBUTION DATE     CLASS A-1  CLASS A-2   CLASS B   CLASS C   CLASS A-1  CLASS A-2  CLASS B     CLASS C

Closing Date           100.00%    100.00%    100.00%   100.00%    100.00%    100.00%   100.00%     100.00%
September 25, 1997      89.98%    100.00%    100.00%   100.00%     88.17%    100.00%   100.00%     100.00%
October 25, 1997        79.28%    100.00%    100.00%   100.00%     75.75%    100.00%   100.00%     100.00%
November 25, 1997       68.24%    100.00%    100.00%   100.00%     63.10%    100.00%   100.00%     100.00%
December 25, 1997       57.64%    100.00%    100.00%   100.00%     50.98%    100.00%   100.00%     100.00%
January 25, 1998        47.38%    100.00%    100.00%   100.00%     39.29%    100.00%   100.00%     100.00%
February 25, 1998       34.93%    100.00%    100.00%   100.00%     25.57%    100.00%   100.00%     100.00%
March 25, 1998          24.50%    100.00%    100.00%   100.00%     13.91%    100.00%   100.00%     100.00%
April 25, 1998          14.23%    100.00%    100.00%   100.00%      2.49%    100.00%   100.00%     100.00%
May 25, 1998             3.21%    100.00%    100.00%   100.00%      0.00%     97.15%    97.15%      97.15%
June 25, 1998            0.00%     97.97%     97.97%    97.97%      0.00%     93.88%    93.88%      93.88%
July 25, 1998            0.00%     94.53%     94.53%    94.53%      0.00%     90.19%    90.19%      90.19%
August 25, 1998          0.00%     89.86%     89.86%    89.86%      0.00%     85.36%    85.36%      85.36%
September 25, 1998       0.00%     86.65%     86.65%    86.65%      0.00%     81.97%    81.97%      81.97%
October 25, 1998         0.00%     83.61%     83.61%    83.61%      0.00%     78.76%    78.76%      78.76%
November 25, 1998        0.00%     80.57%     80.57%    80.57%      0.00%     75.56%    75.56%      75.56%
December 25, 1998        0.00%     77.84%     77.84%    77.84%      0.00%     72.70%    72.70%      72.70%
January 25, 1999         0.00%     74.93%     74.93%    74.93%      0.00%     69.68%    69.68%      69.68%
February 25, 1999        0.00%     72.00%     72.00%    72.00%      0.00%     66.67%    66.67%      66.67%
March 25, 1999           0.00%     69.17%     69.17%    69.17%      0.00%     63.77%    63.77%      63.77%
April 25, 1999           0.00%     66.54%     66.54%    66.54%      0.00%     61.09%    61.09%      61.09%
May 25, 1999             0.00%     63.85%     63.85%    63.85%      0.00%     58.37%    58.37%      58.37%
June 25, 1999            0.00%     61.45%     61.45%    61.45%      0.00%     55.94%    55.94%      55.94%
July 25, 1999            0.00%     58.53%     58.53%    58.53%      0.00%     53.05%    53.05%      53.05%
August 25, 1999          0.00%     54.21%     54.21%    54.21%      0.00%     48.92%    48.92%      48.92%
September 25, 1999       0.00%     51.90%     51.90%    51.90%      0.00%     46.64%    46.64%      46.64%
October 25, 1999         0.00%     49.46%     49.46%    49.46%      0.00%     44.28%    44.28%      44.28%
November 25, 1999        0.00%     47.14%     47.14%    47.14%      0.00%     42.00%    42.00%      42.00%
December 25, 1999        0.00%     44.97%     44.97%    44.97%      0.00%     39.90%    39.90%      39.90%
January 25, 2000         0.00%     42.66%     42.66%    42.66%      0.00%     37.68%    37.68%      37.68%
February 25, 2000        0.00%     40.51%     40.51%    40.51%      0.00%     35.63%    35.63%      35.63%
March 25, 2000           0.00%     38.58%     38.58%    38.58%      0.00%     33.79%    33.79%      33.79%
April 25, 2000           0.00%     36.73%     36.73%    36.73%      0.00%     32.04%    32.04%      32.04%
May 25, 2000             0.00%     34.71%     34.71%    34.71%      0.00%     30.15%    30.15%      30.15%
June 25, 2000            0.00%     32.99%     32.99%    32.99%      0.00%     28.52%    28.52%      28.52%
July 25, 2000            0.00%     31.30%     31.30%    31.30%      0.00%     26.95%    26.95%      26.95%
August 25, 2000          0.00%     29.59%     29.59%    29.59%      0.00%     25.37%    25.37%      25.37%
September 25, 2000       0.00%     28.09%     28.09%    28.09%      0.00%     23.98%    23.98%      23.98%
October 25, 2000         0.00%     26.45%     26.45%    26.45%      0.00%     22.48%    22.48%      22.48%
November 25, 2000        0.00%     24.88%     24.88%    24.88%      0.00%     21.08%    21.08%      21.08%
December 25, 2000        0.00%     23.50%     23.50%    23.50%      0.00%     19.81%    19.81%      19.81%
January 25, 2001         0.00%     22.22%     22.22%    22.22%      0.00%     18.65%    18.65%      18.65%
February 25, 2001        0.00%     20.85%     20.85%    20.85%      0.00%     17.42%    17.42%      17.42%
March 25, 2001           0.00%     19.55%     19.55%    19.55%      0.00%     16.27%    16.27%      16.27%
April 25, 2001           0.00%     17.74%     17.74%    17.74%      0.00%     14.70%    14.70%      14.70%
May 25, 2001             0.00%     16.51%     16.51%    16.51%      0.00%     13.62%    13.62%      13.62%
June 25, 2001            0.00%     15.43%     15.43%    15.43%      0.00%     12.67%    12.67%      12.67%
July 25, 2001            0.00%     14.32%     14.32%    14.32%      0.00%     11.71%    11.71%      11.71%
August 25, 2001          0.00%     13.17%     13.17%    13.17%      0.00%     10.73%    10.73%      10.73%
September 25, 2001       0.00%     12.19%     12.19%    12.19%      0.00%      9.89%     9.89%       9.89%
October 25, 2001         0.00%     11.23%     11.23%    11.23%      0.00%      9.07%     9.07%       9.07%
November 25, 2001        0.00%     10.25%     10.25%    10.25%      0.00%      8.24%     8.24%       8.24%
December 25, 2001        0.00%      9.39%      9.39%     9.39%      0.00%      7.52%     7.52%       7.52%
January 25, 2002         0.00%      7.81%      7.81%     7.81%      0.00%      6.23%     6.23%       6.23%
February 25, 2002        0.00%      7.06%      7.06%     7.06%      0.00%      5.60%     5.60%       5.60%
March 25, 2002           0.00%      6.16%      6.16%     6.16%      0.00%      4.87%     4.87%       4.87%
April 25, 2002           0.00%      5.59%      5.59%     5.59%      0.00%      4.40%     4.40%       4.40%
May 25, 2002             0.00%      5.03%      5.03%     5.03%      0.00%      3.94%     3.94%       3.94%



DISTRIBUTION DATE      CLASS A-1  CLASS A-2   CLASS B   CLASS C   CLASS A-1  CLASS A-2  CLASS B     CLASS C

June 25, 2002            0.00%      4.52%      4.52%     4.52%      0.00%      3.53%     3.53%       3.53%
July 25, 2002            0.00%      4.05%      4.05%     4.05%      0.00%      3.15%     3.15%       3.15%
August 25, 2002          0.00%      3.63%      3.63%     3.63%      0.00%      2.81%     2.81%       2.81%
September 25, 2002       0.00%      3.21%      3.21%     3.21%      0.00%      2.47%     2.47%       2.47%
October 25, 2002         0.00%      2.83%      2.83%     2.83%      0.00%      2.17%     2.17%       2.17%
November 25, 2002        0.00%      2.48%      2.48%     2.48%      0.00%      1.90%     1.90%       1.90%
December 25, 2002        0.00%      2.01%      2.01%     2.01%      0.00%      1.53%     1.53%       1.53%
January 25, 2003         0.00%      1.41%      1.41%     1.41%      0.00%      1.07%     1.07%       1.07%
February 25, 2003        0.00%      1.21%      1.21%     1.21%      0.00%      0.91%     0.91%       0.91%
March 25, 2003           0.00%      1.04%      1.04%     1.04%      0.00%      0.78%     0.78%       0.78%
April 25, 2003           0.00%      0.89%      0.89%     0.89%      0.00%      0.66%     0.66%       0.66%
May 25, 2003             0.00%      0.75%      0.75%     0.75%      0.00%      0.56%     0.56%       0.56%
June 25, 2003            0.00%      0.64%      0.64%     0.64%      0.00%      0.48%     0.48%       0.48%
July 25, 2003            0.00%      0.54%      0.54%     0.54%      0.00%      0.40%     0.40%       0.40%
August 25, 2003          0.00%      0.44%      0.44%     0.44%      0.00%      0.32%     0.32%       0.32%
September 25, 2003       0.00%      0.36%      0.36%     0.36%      0.00%      0.27%     0.27%       0.27%
October 25, 2003         0.00%      0.32%      0.32%     0.32%      0.00%      0.23%     0.23%       0.23%
November 25, 2003        0.00%      0.08%      0.08%     0.08%      0.00%      0.06%     0.06%       0.06%
December 25, 2003        0.00%      0.06%      0.06%     0.06%      0.00%      0.04%     0.04%       0.04%
January 25, 2004         0.00%      0.04%      0.04%     0.04%      0.00%      0.03%     0.03%       0.03%
February 25, 2004        0.00%      0.03%      0.03%     0.03%      0.00%      0.02%     0.02%       0.02%
March 25, 2004           0.00%      0.01%      0.01%     0.01%      0.00%      0.01%     0.01%       0.01%
April 25, 2004           0.00%      0.00%      0.00%     0.00%      0.00%      0.00%     0.00%       0.00%
May 25,  2004            0.00%      0.00%      0.00%     0.00%      0.00%      0.00%     0.00%       0.00%
June 25, 2004            0.00%      0.00%      0.00%     0.00%      0.00%      0.00%     0.00%       0.00%
July 25, 2004            0.00%      0.00%      0.00%     0.00%      0.00%      0.00%     0.00%       0.00%

Weighted Average         0.41       2.44       2.44      2.44       0.36       2.28       2.28        2.28


                        WEIGHTED AVERAGE LIFE (YEARS)

      If the Trust Depositor exercises its option to cause a redemption of the Notes in connection with the Cleanup Call Condition, the average life of the Class A-1 Notes would be .41 years and .36 years, the average life of the Class A-2 Notes would be 2.35 years and 2.18 years, the average life of the Class B Notes would be 2.35 years and 2.18 years, and the average life of the Class C Notes would be 2.35 years and 2.18 years for the 0.00% CPR and 5.00% CPR scenarios, respectively.

      The weighted average life of a Class A-1 Note, Class A-2 Note, a Class B Note or a Class C Note is determined by (a) multiplying the amount of cash distributions in reduction of the outstanding Class A-1 Principal Amount, outstanding Class A-2 Principal Amount, outstanding Class B Principal Amount or outstanding Class C Principal Amount, as the case may be, by the number of years from the Closing Date to the respective Distribution Date on which each such Class of Notes is repaid in full,
      (b) adding the results, and (c) dividing the sum by the Initial Class A-1 Principal Amount, Initial Class A-2 Principal Amount, Initial Class B Principal Amount or Initial Class C Principal Amount, as the case may be.

                            HELLER FINANCIAL, INC.
                                     AND
                        HELLER FINANCIAL LEASING, INC.

GENERAL

     The Seller/Servicer was incorporated in 1919 under the laws of the State of Delaware and is engaged in various aspects of the commercial finance business. The Seller/Servicer and its consolidated subsidiaries employ approximately 1,500 people; its executive offices are located at 500 West Monroe Street, Chicago, Illinois 60661 (telephone: (312) 441-7000). All of the outstanding Common Stock of the Seller/Servicer is owned by Heller International Corporation, a wholly-owned subsidiary of The Fuji Bank, Limited, headquartered in Tokyo, Japan. All of the outstanding Common Stock of the Additional Seller is owned by the Seller/Servicer. The Seller/Servicer is a diversified financial services company which provides a broad array of commercial financial products and services primarily to middle-market companies in the United States and internationally and provides its products and services through five product categories: (1) asset based finance, (2) cash flow lending, (3) real estate finance, (4) international asset based finance and factoring and (5) specialized finance. The middle-market segment served includes entities primarily in the manufacturing and service sectors with annual sales in the range of $15 million to $200 million and in the real estate sector with property values generally in the range of $5 million to $40 million. The Additional Seller is a non-operating subsidiary which through the Commercial Equipment Finance and the Vendor Finance (both as described below) originates Contracts.

     As of June 30, 1997, the Seller/Servicer had total assets of $11,608,000,000 compared with $9,926,000,000 as of December 31, 1996, total liabilities of $9,907,000,000 compared with $8,402,000,000 as of December 31, 1996, shareholder's equity of $1,643,000,000 compared with $1,467,000,000 as of December 31, 1996 and total revenues and net income of $587,000,000 and $83,000,000, respectively, for the period ended June 30, 1997, compared with $483,000,000 and $69,000,000, respectively, for the period ended June 30, 1996. For the fiscal year ended December 31, 1996, the Seller/Servicer had total assets of $9,926,000,000 compared with $9,638,000,000 as of December 31, 1995, total liabilities of $8,402,000,000 compared with $8,208,000,000 as of December 31, 1995, shareholder's equity of $1,467,000,000 compared with $1,384,000,000 as of December 31, 1995 and total revenues and net income of $985,000,000 and $133,000,000, respectively, for the fiscal year ended December 31, 1996 compared with $1,084,000,000 and $125,000,000, respectively, for the fiscal year ended December 31, 1995.

     The Seller/Servicer and the Additional Seller originated the Contracts under two separate operating divisions: Commercial Equipment Finance and
Vendor Finance.   Originations from either Commercial Equipment Finance or
Vendor Finance must meet Heller Financial's Credit Risk Management System as hereinafter described.

CREDIT RISK MANAGEMENT SYSTEM

     Heller's Financial's Credit Risk Management System provides credit functions within the Sellers' origination groups (including Commercial Equipment Finance and Vendor Finance) as well as credit oversight at the Seller's/Servicer's corporate level. The system provides established, consistent and documented credit policies at both the corporate and group level. The first line of credit risk management is the origination groups where substantially all originations, due diligence and primary credit analysis are performed. Credit determinations are separate from origination and are staffed with experienced credit and portfolio officers in the origination groups.

     Headed by the Seller's Chief Credit Officer, oversight over the credit process is maintained at the Seller's/Servicer's corporate level. Corporate Credit is responsible for ensuring that the credit risk management system is appropriately implemented. The Seller's/Servicer's Chief Executive Officer approves all new transactions and modifications that exceed origination group authority. Additionally, the Seller/Servicer Credit Committee approves new lending programs and performs ongoing reviews of existing lending programs and strategies as well as identifies strategic credit issues (including review of the portfolio mix) and the credit policies and procedures throughout the Seller/Servicer.

     The Credit Risk Management System emphasizes active portfolio management in an effort to ensure: (1) individual accounts are appropriately managed;
(2) portfolio reporting to management is accurate and timely; (3) problem accounts are identified and reported on a timely basis to ensure prompt corrective action. Each origination group has portfolio practices which enhance in early identification of account issues through account performance analysis, risk rating systems and regular group portfolio reviews. Management of risk accounts is transferred to corporate workout specialists where appropriate. Quarterly or semi-annual portfolio reviews are held with the Chairman and Chief Credit Officer. The Seller's Internal Audit Department performs extensive loan reviews on an independent basis to ensure (1) compliance with group and corporate credit policies and procedures, (2) the integrity of the risk ratings, (3) the effectiveness of problem loan identification, and (4) the adequacy of loan loss reserves.

VENDOR FINANCE

     General Description. Vendor Finance ("VF") provides customized equipment finance programs to manufacturers and distributors of a wide variety of commercial, industrial and technology-based products. These programs are generally made with partial, or in some cases, full recourse to the Vendor. The Vendor Finance portfolio is well diversified with an average transaction size of $150,000. With respect to originations, transactions generally range in size from $50,000 to approximately $3 Million. Vendor Finance's annual originations increased 30% in 1996 to over $400 Million.

     VF's Credit Analysis. The primary factors involved in credit extensions by VF are developed by determining the appropriate balance between the following facts (in order of importance): (1) Vendor support and the Seller's reliance on such support, (2) the credit strength of the underlying End-User, and (3) the value of the Equipment.

     Notwithstanding the type of program (i.e. Vendor credit extension or Vendor End-User transactions) and their respective credit analysis, the
following discipline is applied to all VF originations:   (1) a complete
underwriting is required for each new Vendor program evaluating financial information, equipment value, quality of Obligor customer base, review of relevant industry data and the value of recourse, (2) tiered credit approval authorities have been implemented for each Vendor Program and the transactions originated under such programs, (3) a comprehensive credit policies and procedures manual is maintained to ensure consistent compliance with the Seller's credit standards, (4) an independent internal audit function exists within VF to conduct due diligence on new client relationships and which conducts ongoing audits of the client relationship, (5) financial performance of each Vendor is periodically reviewed, (6) VF's portfolio is reviewed semiannually with the Seller's Chairman and Chief Credit Officer, and (7) there is an independent internal audit function.

     Collection Process/Vendor Recourse.   Vendor recourse ranges from limited
remarketing assistance to full recourse programs. Vendor credit support includes direct recourse, holdbacks, funded reserves, remarketing agreements as well as representations and warranties provided in the Contract documentation. Direct Vendor recourse may be provided with respect to a "pool" of numerous underlying transactions or on an individual, transaction-by-transaction basis. In certain circumstances the Vendor and/or another leasing company originates, documents and performs servicing while in other circumstances the Seller/Servicer originates, documents and performs servicing with respect to the Contracts. From a servicing perspective a Vendor Program may be structured with the Vendor generating documents and the bills as well as collecting payments from the End-User and remitting payment to the Servicer. In such instances and the Servicer's involvement is transparent to the End-User and is motivated by a variety of Vendor marketing considerations. In other situations, the Vendor simply sources the origination and the Servicer performs the servicing with respect to the Vendor. In general, the servicing function of the Vendor is an important factor in the pricing characteristics for the respective Vendor program. A write-down or write-off of a loan or lease receivable is governed by Heller policy, with the amount of the write-off or write-down based on the principal amount outstanding; plus unpaid service charges which have not been suspended; less the fair market value of collateral or the amount of dealer/vendor recourse. Accounts are reviewed and appropriate write-offs made when an obligor is past due or when an obligor is in bankruptcy.

     In those situations in which the Vendor is providing a substantial portion of the servicing functions, the Servicer undertakes extensive due diligence with respect to the Vendor's internal operating procedures with additional emphasis on billing, collection, reporting and remittance. The due diligence analysis will take on various levels of scrutiny depending on the degree of servicing handled by the Vendor, the Vendor's credit strength, the volume generated by the Program, and the history and relationship with the Vendor.

COMMERCIAL EQUIPMENT FINANCE

     General Description. Commercial Equipment Finance ("CEF") offers expansion, replacement and modernization equipment financing directly to a broad range of industries where the financing is primarily collateralized by the financed equipment. The portfolio is well diversified with financings that generally range from $500,000 to $15 Million. As of December 31, 1996 the average transaction size was approximately $4 Million. New business volume in 1996 was approximately $500 Million representing a 37% increase over 1995.

     CEF's Credit Analysis. CEF's approach to lending concentrates on three critical factors: (1) cash flow of the Obligor (i.e. evaluate the quality of the underlying obligor's cash flow by analyzing the related industry dynamics, the Obligor's competitive strengths and weaknesses, the role of external factors in the obligor's business as well as the financial profile of the Obligor), (2) the importance/value of the Equipment to the obligor's overall operations (i.e. in a downside/workout scenario, the more important/valuable the Equipment, the more likely it is that the Seller will be paid), and (3) the Seller's position in the overall capital structure of the company (i.e. the smaller the role that CEF plays in a company's overall capital structure, the more likely it is that the Seller will be paid) in a negative economic environment).

     Notwithstanding the type of program or related credit analysis, the following discipline is applied to all CEF originations: (1) the CEF credit approval process requires complete financial due diligence, collateral review, management/strategy evaluation, review of all industry relevant data as well as review of all legal aspects of the credit, (2) reliance on the CEF Policy Manual, (3) approval authority tiered to provide prompt responses to the customer at lower exposure levels and ensure divisional involvement at higher exposure levels; (i.e. for all regional office origination, approval by both the region manager and the area region credit manager is required), (4) quarterly/annual financial reviews of each account are prepared by CEF credit staff, (5) quarterly reviews of the portfolio are conducted with the Chairman and Chief Credit Officer of the Seller, (6) monthly distribution of key reports (delinquency, flash reports, risk ratings changes, etc.) to the Seller's senior management (this helps ensure prompt communication of material credit issues), and (6) industry and geographic diversity is maintained with respect to CEF's originations.

     Collection/Servicing.  A delinquency report for each region must be
prepared by the Region Credit Manager on a monthly basis.   The
Seller's/Servicer's key to successful resolution of a problem contract is early recognition. Each region is responsible for detecting signs of potential problem contracts through proactive portfolio management, including review of delinquency reports, the Financial Statement and Covenant Compliance Checklist for each account, Account Risk Rating Memos, Flash Reports, Annual Reviews, and the quarterly portfolio reviews held in Chicago. Within ten business days of the point in time at which an account is both 60 days past due or delinquent and is put on a "watch list", an in-person collateral inspection must be performed. If an in-person inspection is impractical, an updated UCC search must be performed within the same ten day period.

     CEF transactions are required to contain a provision for assessing late charges in the event that an Obligor fails to make a payment on the Contract on the related due date. The charge is generally between 1% and 5% of the amount due and is incurred within one to fifteen days after the due date depending upon the documentation (at times calculated on a per diem basis). An account is delinquent when a payment is not made according to Contract terms. A write-down or write-off of a loan or lease receivable is governed by Heller policy, with the amount of the write-off or write-down based on the principal amount outstanding; plus unpaid service charges which have not been suspended; less the fair market value of collateral or the amount of dealer/vendor recourse. Accounts are reviewed and appropriate write-offs made when an obligor is past due or when an obligor is in bankruptcy.

     All obligors are required by the terms of the Contracts to maintain the Equipment and install the Equipment at a place of business approved by CEF personnel. Delivery, transportation, repairs and maintenance are obligations of obligors, and obligors are required to carry, at their own expense, liability and replacement cost insurance under terms acceptable to CEF. Any lease payment defaults permit CEF to declare immediately due and payable all remaining lease payments. At the end of a lease term, Lessees must return the leased equipment to the Seller in good working order unless the lease is renewed or the leased equipment is purchased by the Obligor.

                             THE TRUST DEPOSITOR

     The Trust Depositor is a wholly-owned bankruptcy-remote subsidiary of Heller Financial, formed solely for the purpose of acquiring from the Sellers Contracts and Equipment as well as certain other financial assets from time to time and either issuing debt securities secured by identifiable fixed or revolving pools of such assets, or conveying or depositing the same into trusts or other securitization vehicles. As a bankruptcy-remote entity, the Trust Depositor's operations will be restricted so that (a) it does not engage in business with, or incur liabilities to, any other entity (other than the Indenture Trustee on behalf of the Noteholders and the trustees or collateral agents on behalf of other securityholders under indentures, security agreements, pooling agreements or similar agreements or undertakings which provide for essentially nonrecourse, asset-backed financings) which may bring bankruptcy proceedings against the Trust Depositor and (b) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished. The Trust Depositor will have no other assets available to pay amounts owing under the Indenture except the Trust Assets, including the Contracts and the interests in the Equipment, the proceeds thereof and the amounts on deposit in the Collection Account. The Trust Depositor's address is 500 West Monroe Street, Chicago, Illinois 60661, and its phone number is
(312) 441-7246.

                           DESCRIPTION OF THE NOTES

     The statements under this caption are summaries, do not purport to be complete and are subject to and qualified in their entirety by reference to the Sale and Servicing Agreement and the Indenture ( the "Operative Documents"). Copies of the Sale and Servicing Agreement and the Indenture have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

GENERAL

     The Notes will consist of four Classes, the Class A-1 Notes, the Class A-2 Notes, the Class B Notes and the Class C Notes. The Notes will be issued pursuant to the Indenture between the Trust and the Indenture Trustee. The following summary describes the material terms of the Notes and is qualified in its entirety by reference to the Sale and Servicing Agreement and the Indenture.

     The Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Trust Depositor, the "Depository"), except as set forth below. The Notes will be available for purchase in minimum denominations of $1,000 and in integral multiples thereof in book-entry form. The Trust Depositor has been informed by DTC that DTC's nominee will be Cede. See "--Book-Entry Registration" and "--Definitive Notes" below. Only the Notes will be offered hereby.

     The Indenture Trustee will be granted a lien of the first priority on the Trust Assets to secure the Notes; provided, that distributions on the Notes (and each Class thereof) will be allocated as provided herein. The Notes are nonrecourse obligations of the Trust only and do not represent interests in or obligations of either the Sellers, the Servicer or the Trust Depositor, or any affiliate thereof.

INTEREST

     Interest on the Notes will be payable on each of the Distribution Dates occurring on or prior to the earlier of (i) the date of payment in full of such Notes and (ii) the Maturity Date for the Notes. Interest will accrue at the applicable Class A-1 Interest Rate, Class A-2 Interest Rate, Class B Interest Rate or Class C Interest Rate, for the period from and including the most recent Distribution Date on which interest has been paid (or, in the case of the initial Distribution Date, from and including the Closing Date) to but excluding the following Distribution Date (each period for which interest accrues on the Notes, an "Accrual Period") on the outstanding principal amount of such Notes as of the first day of such Accrual Period.

     Interest on the Class A-1 Notes is payable on a Distribution Date from Available Amounts on such date (and after application of such Available Amounts to repay any outstanding Servicer Advances and to pay the Servicing
Fee). Such Available Amounts represent primarily collections of payments due under the Contracts, certain amounts received upon the prepayment or purchase of Contracts or liquidation of the Contracts and disposition of the related Equipment upon defaults thereunder, and proceeds of Servicer Advances, if any.

     Interest on the Class A-2 Notes is payable on a Distribution Date from Available Amounts on such date, but after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes.

     Interest on the Class B Notes is payable on a Distribution Date from Available Amounts on such date, but after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes and Class A-2 Notes.

     Interest on the Class C Notes is payable on a Distribution Date from Available Amounts on such date, but after the application of such Available Amounts to repay any outstanding Servicer Advances, to pay the Servicing Fee, and to pay interest on the Class A-1 Notes, the Class A-2 and the Class B Notes.

PRINCIPAL

     The stated maturity of the Class A-1 Notes is the September 1998 Distribution Date. The Class A-2 Notes, the Class B Notes and the Class C Notes will have a stated maturity which is the May 2005 Distribution Date. However, if all payments on the Contracts are made as scheduled, final payment with respect to the Notes would occur prior to stated maturity.

     Principal of the Class A-1 Notes will be payable on each Distribution Date in an amount equal to the Class A-1 Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee and interest payments on the Notes and the Subordinated Notes.

     Principal of the Class A-2 Notes will be payable on each Distribution Date in an amount equal to the Class A-2 Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes and the payment of the Class A-1 Principal Payment Amount. See "Description of the Notes--Allocations" herein.

      Principal of the Class B Notes will be payable on each Distribution Date in an amount equal to the Class B Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount and the Class A-2 Principal Payment Amount. See "Description of the Notes--Allocations" herein.

     Principal of the Class C Notes will be payable on each Distribution Date in an amount equal to the Class C Principal Payment Amount for such Distribution Date to the extent Available Amounts are available therefor, but after payment from such Available Amounts of unpaid Servicer Advances, the Servicing Fee, interest payments on the Notes and the Subordinated Notes, and the payment of the Class A-1 Principal Payment Amount, the Class A-2 Principal Payment Amount, and the Class B Principal Payment Amount. See "Description of the Notes--Allocations" herein.

     The Notes will mature and be due and payable on their respective Maturity Dates. Prior thereto, amounts to be applied in reduction of the outstanding Principal Amount of any Note, including the payment of the Class A-1 Principal Payment Amount, Class A-2 Principal Payment Amount, Class B Principal Payment Amount or Class C Principal Payment Amount payable on any Distribution Date, will not be due and payable, although the failure of the Trust Depositor or Servicer to remit any Available Amounts (including Available Amounts to be used to make a Class A-1 Principal Payment Amount, a Class A-2 Principal Payment Amount, a Class B Principal Payment Amount or a Class C Principal Payment Amount) will, after the applicable grace period, constitute an Event of Default under the Indenture. See "Description of the Notes--Events of Default".

     As used herein, the following terms shall have the following meanings:

              The "ADCB" or "Aggregate Discounted Contract Balance" with respect to the Contracts means the sum of the Discounted Contract Balances of each Contract included in the group of Contracts for which an ADCB determination is being made.

               "Aggregate Principal Amount" means, for any group of Notes at any date of determination, the sum of the Principal Amounts of such Notes at such date.

              "Applicable Class Percentage" means (a) prior to the occurrence of an Event of Default, or prior to the occurrence and during the continuance of a Restricting Event, for any outstanding Class of Notes for which a determination of Applicable Class Percentage is required to be made hereunder (i) prior to the payment in full of the Class A-1 Notes, 0%; and (ii) thereafter, the ratio (expressed as a percentage) that the Initial Principal Amount of such Class of Notes or Subordinated Notes bears to the sum of the Initial Principal Amount of all Classes of Notes and Subordinated Notes (other than the Class A-1 Notes); and (b) following the occurrence of an Event of Default, or following the occurrence and during the continuance of a Restricting Event (i) for the Class A-2 Notes, 0% until all outstanding principal of the Class A-1 Notes has been paid in full, then 100% until all outstanding principal of the Class A-2 Notes has been paid in full and thereafter 0%; (ii) for the Class B Notes, 0% until all outstanding principal of the Class A-1 Notes and Class A-2 Notes has been paid in full, then 100% until all outstanding principal of the Class B Notes has been paid in full, and thereafter 0%; (iii) for the Class C Notes, 0% until all outstanding principal of the Class A-1 Notes, Class A-2 Notes and Class B Notes has been paid in full, then 100% until all outstanding principal of the Class C Notes has been paid in full, and thereafter 0%; and (iv) for the Class D Notes, 0% until all outstanding principal of the Class A-1 Notes, Class A-2 Notes, Class B Notes and Class C Notes has been paid in full, then 100% until all outstanding principal of the Class D Notes has been paid in full, and thereafter 0%.

              "Class A-1 Principal Payment Amount" means, with respect to any Distribution Date and the Class A-1 Notes the lesser of (i) the outstanding Principal Amount of the Class A-1 Notes, and (ii) the sum of
     (A) the excess of (x) the ADCB for all Contracts held by the Trust as of the last day of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract pool during the Collection Period immediately preceding such Distribution Date, as of the applicable Cutoff Date for such Contracts) over (y) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date (such amount described in this clause (A) being, the "Expected Class A-1 Payment"), plus (B) the aggregate amount of Expected Class A-1 Payments which were not paid on each preceding Distribution Date.

              "Class A-2 Principal Payment Amount" means, with respect to any Distribution Date and the Class A-2 Notes, the lesser of (i) the outstanding Principal Amount of the Class A-2 Notes, and (ii) the difference between (A) the Principal Amount of the Class A-2 Notes immediately prior to such Distribution Date, and (B) the product of (x) the Applicable Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

              "Class B Principal Payment Amount" means, with respect to any Distribution Date and the Class B Notes, the lesser of (i) the outstanding Principal Amount of the Class B Notes, and (ii) the difference between (A) the Principal Amount of the Class B Notes immediately prior to such Distribution Date, and (B) the product of (x) the Applicable Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

              "Class C Principal Payment Amount" means, with respect to any Distribution Date and the Class C Notes, lesser of (i) the outstanding Principal Amount of the Class C Notes, and (ii) the difference between
     (A) the Principal Amount of the Class C Notes immediately prior to such Distribution Date, and (B) the product of (x) the Applicable Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

              "Class D Principal Payment Amount" means, with respect to any Distribution Date and the Class D Notes, lesser of (i) the outstanding Principal Amount of the Class D Notes, and (ii) the difference between
     (A) the Principal Amount of the Class D Notes immediately prior to such Distribution Date, and (B) the product of (x) the Applicable Class Percentage for such Notes and (y) the ADCB for all Contracts held by the Trust as of the last day of the Collection Period immediately preceding such Distribution Date.

              "Discounted Contract Balance" means with respect to any Contract, (A) as of the related Cutoff Date, the present value of all of the remaining Scheduled Payments becoming due under such Contract after the applicable Cutoff Date discounted monthly at the Discount Rate and
     (B) as of any other date of determination, the sum of (1) the present value of all of the remaining Scheduled Payments becoming due under such Contract after such date of determination discounted monthly at the Discount Rate, and (2) the aggregate amount of all Scheduled Payments due and payable under such Contract after the applicable Cutoff Date and prior to such date of determination (other than Scheduled Payments related to Contracts that have become Defaulted Contracts or Prepaid Contracts, and which have not been replaced with an Additional Contract or Substitute Contract) that have not then been received by the Servicer.

              The Discounted Contract Balance for each Contract shall be calculated assuming:

              (a) All payments due in any Collection Period are due on the last day of the Collection Period;

              (b) Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

              (c) All security deposits and drawings under letters of credit, if any, issued in support of a Contract are applied to reduce Scheduled Payments in inverse order of the due date thereof.

              "Discount Rate" means, 6.9239% which is equal to the sum of (i) the weighted average of the Class A-2 Interest Rate (weighted at the sum of the Initial Class A-1 Note Principal Balance and the Initial Class A-2 Note Principal Balance), the Class B Interest Rate, the Class C Interest Rate, and the Subordinated Note Interest Rate, and (ii) the Servicing Fee Percentage.

              "Principal Amount" of a Class of Notes or Subordinated Notes means the aggregate initial principal amount thereof reduced by (i) the aggregate amount of any Distributions applied in reduction of such principal amount and (ii) the aggregate amount of any Distributions then on deposit in the note or certificate payment account, if any, for such Class of Notes or Subordinated Notes established in accordance with the Indenture or the Sale and Servicing Agreement and to be applied in reduction of such principal amount in accordance therewith.

              "Scheduled Payments" means, with respect to any Contract, the monthly or quarterly or semi-annual or annual rent or financing (whether principal or principal and interest) payment scheduled to be made by the related Obligor under the terms of such Contract after the related Cutoff Date (it being understood that Scheduled Payments do not include any Excluded Amounts).

ALLOCATIONS

     Prior to an Event of Default or Restricting Event. On the third Business Day prior to each Distribution Date (each, a "Determination Date"), prior to the occurrence of an Event of Default or the occurrence and continuance of a Restricting Event, the Servicer shall instruct the Indenture Trustee to withdraw, and on the succeeding Distribution Date the Indenture Trustee acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the

Collection Account in order to make the following payments or allocations from the Available Amounts for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

              (A) pay to the Servicer, the amount of any unreimbursed Servicer Advances;

              (B) pay to the Servicer, the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid; provided, however, that upon the occurrence and during the continuance of an Obligor Event as defined below (see "Description of the Notes - Servicing Compensation and Payment of Expenses"), the Servicing Fee shall instead be paid after the allocation described in clause (M) hereof;

              (C) pay to the Indenture Trustee, on behalf of the Class A-1 Notes, an amount equal to interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

              (D) pay to the Indenture Trustee, on behalf of the Class A-2 Notes, an amount equal to interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

              (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

              (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

              (G) pay to the holders of the Subordinated Notes an amount equal to the interest accrued in respect of the Subordinated Notes for the Accrued Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made;

              (H) pay to the Indenture Trustee, on behalf of the Class A-1 Notes the Class A-1 Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class A-1 Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class A-1 Note principal in full, then such excess shall be applied in repayment of principal on the Class A-2 Notes;

              (I) pay to the Indenture Trustee, on behalf of the Class A-2 Notes the Class A-2 Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class A-2 Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class A-2 Note principal in full, then such excess shall be applied in repayment of principal on the Class B Notes;

              (J) pay to the Indenture Trustee, on behalf of the holders of the Class B Notes the Class B Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class B Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding

                      Class B Note principal in full, then such excess shall be applied in repayment of principal on the Class C Notes;

              (K) pay to the Indenture Trustee, on behalf of the holders of the Class C Notes the Class C Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class C Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class C Note principal in full, then such excess shall be applied in repayment of principal on the Subordinated Notes;

              (L) pay to the holders of the Subordinated Notes the Class D Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Subordinated Notes pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Subordinated Notes principal in full;

              (M) pay to the Indenture Trustee for deposit into the Reserve Fund from any Available Amounts not necessary to make the payments described in paragraph (A) through (L) above, such amount as is necessary to meet the Reserve Fund Amount; and

              (N) any excess shall be paid to the holder of the Certificates.

     As used herein,"Available Amounts" means as of any Distribution Date, the sum of (i) all amounts on deposit in the Collection Account as of the immediately preceding Determination Date on account of Scheduled Payments inclusive of such payments received through Vendor recourse or support and agreements, but excluding the Excluded Amounts due on or before, as well as Prepayments received on or before, the last day of the Collection Period immediately preceding such Distribution Date (other than Excluded Amounts);
(ii) Recoveries on account of previously Defaulted Contracts received as of the immediately preceding Determination Date as well as Expired Lease Proceeds; (iii) such amounts as from time to time may be held in the Collection Account, together with earnings on funds therein, (iv) the rights of the Trust Depositor under the Transfer and Sale Agreement, (v) any late charges relating to a Contract provided such late charges were included in the Contract's terms as of the Cutoff Date ("Late Charges") and (vi) proceeds of any of the foregoing. Available Amounts will not include any amounts (such as Residuals) payable on an account of the Financed Items which exceeds the sum of the Scheduled Payments and Late Charges payable under the related Contract.

     Pursuant to the Indenture, the Indenture Trustee will distribute amounts received from the Indenture Trustee in accordance with the foregoing to the Class A-1 Noteholders, Class A-2 Noteholders, Class B Noteholders, Class C Noteholders and the holders of the Subordinated Notes represented thereby pro rata in accordance with the respective amounts owed thereto.

     Following an Event of Default or Restricting Event. On each Determination Date after the occurrence of an Event of Default, or after the occurrence of, and during the continuance of, a Restricting Event, the Servicer shall instruct the Indenture Trustee to withdraw, and on the succeeding Distribution Date the Indenture Trustee acting in accordance with such instructions shall withdraw, the amounts required to be withdrawn from the Collection Account in order to make the following payments or allocations from the Available Amounts for the related Distribution Date (in each case, such payment or transfer to be made only to the extent funds remain available therefor after all prior payments and transfers for such Distribution Date have been made), in the following order of priority:

              (A) pay to the Indenture Trustee, the amount of any unpaid fees, expenses, late charges or other losses;

              (B) pay to the Servicer, the amount of any unreimbursed Servicer Advance;

              (C) pay to the Servicer, the monthly Servicing Fee for the preceding monthly period together with any amounts in respect of the Servicing Fee that were due in respect of prior monthly periods that remain unpaid; provided, however, that upon the occurrence and during the continuance of an Obligor Event as defined below (see "Description of the Notes - Servicing Compensation and Payment of Expenses") the Servicing Fee shall be paid after the allocation described in clause (L) hereof;

              (D) pay to the Indenture Trustee, on behalf of the Class A-1 Notes and the Class A-2 Notes, an amount equal to interest accrued in respect of such Class A-1 Notes and the Class A- 2 Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class A-1 Note and the Class A-2 Note pro rata based on the then outstanding principal amount thereof;

              (E) pay to the Indenture Trustee, on behalf of the Class B Notes, an amount equal to the interest accrued thereon for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amount remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class B Note pro rata based on the outstanding principal amount thereof;

              (F) pay to the Indenture Trustee, on behalf of the Class C Notes, an amount equal to interest accrued in respect of the Class C Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class C Note pro rata based on the outstanding principal amount thereof;

              (G) pay to the Indenture Trustee, on behalf of the Subordinated Notes, an amount equal to interest accrued in respect of the Subordinated Notes for the Accrual Period immediately preceding such Distribution Date, together with any such amounts that accrued in respect of prior Accrual Periods for which no allocation was previously made; provided, that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Subordinated Note pro rata based on the outstanding principal amount thereof;

              (H) pay to the Indenture Trustee, on behalf of the Class A-1 Notes the Class A-1 Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amounts shall be allocated to each Class A-1 Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Class A-1 Note principal in full, then such excess shall be applied in repayment of principal on the Class A-2 Notes;

              (I) pay to the Indenture Trustee, on behalf of the Class A-2 Notes the Class A-2 Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so allocated, such remaining Available Amounts shall be allocated to the Class A- 2 Note, respectively pro rata based on the outstanding principal amount thereof, and
                      (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay the outstanding Class A-2 Note principal in full, then such excess shall be applied in repayment of principal on the Class B Notes;

              (J) pay to the Indenture Trustee, on behalf of the holders of the Class B Notes the Class B Principal Payment Amount for such Distribution Date; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class B Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class B Note principal in full, then such excess shall be applied in repayment of principal on the Class C Notes;

              (K) pay to the Indenture Trustee, on behalf of the holders of the Class C Notes the Class C Principal Payment Amount for such Distribution Date; provided (i) that if the Available

                      Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Class C Note pro rata based on the outstanding principal amount thereof, and (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Class C Note principal in full, then such excess shall be applied in repayment of principal on the Prior Certificates; and

              (L) pay to the holders of the Subordinated Notes the lesser of (i) the Class D Principal Payment Amount for such Distribution Date and (ii) the remaining outstanding Principal Amount of the Subordinated Notes; provided (i) that if the Available Amounts remaining to be allocated pursuant to this clause is less than the full amount required to be so paid, such remaining Available Amounts shall be allocated to each Subordinated Notes pro rata based on the outstanding principal amount thereof, and
                      (ii) if the amount to be allocated pursuant to this clause exceeds the amount needed to repay outstanding Subordinated Notes principal in full, then such excess shall be paid to the holder of the Certificates.

         Pursuant to the Indenture, the Indenture Trustee will distribute amounts received from the Indenture Trustee in accordance with the foregoing to the Noteholders represented thereby pro rata in accordance with the respective amounts owed thereto.

RESERVE FUND

GENERAL

     The Reserve Fund will be an account in the name of the Indenture Trustee on behalf of the Noteholders and the holders of the Subordinated Notes. The Reserve Fund will be created with an initial deposit by the Trust Depositor on the Closing Date of an amount equal to the Reserve Fund Amount.

     If the amount on deposit in the Reserve Fund on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Reserve Fund Amount, the Indenture Trustee will distribute any excess to the holder of the Certificates. Upon any such distributions to the holder of the Certificates, the Noteholders and the holders of the Subordinated Notes will have no further rights in, or claims to, such amounts.

     If on any Distribution Date the principal balance of the Subordinated Notes equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Contracts, the protection afforded to the Noteholders by the Subordinated Notes and by the Reserve Fund will be exhausted and the Noteholders will bear directly the risks associated with the ownership of the Contracts.

     None of the Noteholders, the Indenture Trustee, the Owner Trustee, the Seller nor the Trust Depositor will be required to refund any amounts properly distributed or paid to them whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Noteholders.

     The Servicer may, from time to time after the date of this Prospectus request each Rating Agency that rated the Notes to, at the request of the Trust Depositor, approve a formula for determining the Reserve Fund Amount that is different from the formula described above and would result in a decrease in the amount of the Reserve Fund Amount or the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Indenture Trustee and the Owner Trustee to the effect that the use of any such new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes then the Reserve Fund Amount will be determined in accordance with such new formula. The Agreement will accordingly be amended to reflect such new calculation without the consent of any Noteholder.

WITHDRAWALS FROM THE RESERVE FUND

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Noteholders and the holders of the Subordinated Notes. On each Distribution Date, funds will be withdrawn from the Reserve Fund to the extent that Available Amounts with respect to any Distribution Date are less than the amount necessary to pay interest on the Notes and the Subordinated Notes; provided, however, upon the occurrence of an Event of Default or upon the occurrence and continuance of Restricting Event amounts in the Reserve Fund shall be available to pay the principal on the most senior outstanding Class of Notes or if no Notes are outstanding the Subordinated Notes; provided further, in the event the Available Amounts are insufficient to pay outstanding principal on the Class A-1 Notes on the Class A-1 Maturity Date amounts in the Reserve Fund may be utilized to make principal payments on the Class A-1 Notes. Additionally, to the extent monies are present in the Reserve Fund as of the Maturity Date, to the extent necessary, such monies shall be applied to pay the principal of the most senior outstanding Class of Notes, or if no Notes are outstanding, the Subordinated Notes.

DEFAULTED CONTRACTS

     A Contract will automatically be deemed to be in default (a "Defaulted Contract") if (i) it is more than 120 days past due (or, with respect to Contracts for which there exists sufficient available payment recourse to a Vendor to cover the amounts in default, and which recourse was not available or had not yet been paid by the Vendor prior to the end of such 120 day period, at such time thereafter as the Vendor shall have failed to pay such defaulted amount in accordance with the provisions of the applicable Program Agreement providing such recourse); or (ii) if at any time the Servicer determines, in accordance with its customary and usual practices, that such Contract is not collectible (and taking into account any available Vendor recourse). The current policy of the Servicer with respect to writing off Contracts is described in "Heller Financial, Inc. and Heller Financial Leasing, Inc. --- Vendor Finance --- Collection Process/Vendor Recourse" and "Heller Financial, Inc. and Heller Financial Leasing, Inc. --Commercial Equipment Finance -- Collection/Servicing" above.

     Upon classification as a Defaulted Contract, the Servicer shall accelerate all payments due thereunder or take such other action as the Servicer reasonably believes will maximize the amount of Recoveries in respect thereof and shall otherwise follow its customary and usual collection procedures, which may include the repossession and sale of any related Equipment or other Applicable Security on behalf of the Trust. Any recoveries on account of a previously Defaulted Contract (including proceeds of repossessed Equipment or other Applicable Security or other property, Insurance Proceeds, amounts representing late fees and penalties and amounts subsequently received pursuant to a Program Agreement with a Vendor, but net of amounts representing costs and expenses of liquidation incurred by the Servicer; such recoveries net of such amounts, "Recoveries") shall be deemed to be Available Amounts. "Expired Lease Proceeds" means any and all Cash proceeds or rents realized from the sale or re-lease of Equipment under an expired lease (net of Liquidation Expenses).

COLLECTION ACCOUNT

     The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained in the name of the Indenture Trustee, with an office or branch of a depository institution or trust company (which may include the Indenture Trustee) organized under the laws of the United States of America or any one of the states thereof and located in the state designated by the Servicer, a non-interest bearing segregated corporate trust account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders; provided, however, that at all times such depository institution or trust company shall be (a) the corporate trust department of the Indenture Trustee or, (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) which has either
(1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies, (B) the parent corporation of which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (C) is otherwise acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC"; any such depository institution or trust company, a "Qualified Institution"). Funds in the Collection Account generally will be invested in (i) obligations fully guaranteed by the United States of America,
(ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies having commercial paper with the highest rating from each Rating Agency, (iii) commercial paper (or other short term obligations) having, at the time of the Trust's investment therein, the highest rating from each Rating Agency, (iv) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC, (v) notes or bankers' acceptances issued by any depository institution or trust company described in (ii) above, (vi) money market funds which have the highest rating from, or have otherwise been approved in writing by, each Rating Agency, (vii) time deposits with an entity, the commercial paper of which has the highest rating from the Rating Agency, (viii) eligible repurchase agreements, and (ix) any other investments approved in writing by the Rating Agency (collectively, "Eligible Investments"). Such funds may be invested in debt obligations of Heller Financial or its affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be held therein and be treated as Available Amounts. The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Sale and Servicing Agreement.

REPLACEMENT ACCOUNTS

         If any institution with which any of the accounts established pursuant to the Sale and Servicing Agreement or the Indenture are established ceases to be a Qualified Institution, the Servicer or the Owner Trustee (as the case may be) shall within ten Business Days establish a replacement account at a Qualified Institution after notice thereof.

EVENTS OF DEFAULT

     Allocations of Available Amounts will be made as described above under "--Allocations; Prior to an Event of Default or Restricting Event" unless and until an Event of Default or Restricting Event has occurred, in which case allocations of Available Amounts will be made as described above under
"--Allocations; Following an Event of Default or Restricting Event".   An
"Event of Default"  refers to any of the following events:

              (a) failure to pay on each Distribution Date the full amount of accrued interest on any Note;

              (b) failure to pay the then outstanding principal amount of any Note, if any, on its related Maturity Date;

              (c) (i) failure on the part of any Seller to make any payment or deposit required under the Sale and Servicing Agreement or Transfer and Sale Agreement within three Business Days after the date the payment or deposit is required to be made, or (ii) failure on the part of any Seller, the Trust Depositor, the Trust or the Owner Trustee to observe or perform any other covenants or agreements of such entity set forth in the Transfer and Sale Agreement, Sale and Servicing Agreement or the Indenture, which failure has a material adverse effect on the Noteholders and which continues unremedied for a period of 60 days after written notice; provided, that no such 60-day cure period shall apply in the case of a failure by the Sellers to perform their joint and several agreement to accept reassignment of Ineligible Contracts, and further provided, that only a five day cure period shall apply in the case of a failure by any Seller, the Trustee or the Owner Trustee to observe their respective covenants not to grant a security interest in or otherwise intentionally create a lien on the Contracts;

              (d) any representation or warranty made by any Seller, the Trust Depositor, the Trustee or the Owner Trustee in the Sale and Servicing Agreement or the Indenture or any information required to be given by any Seller or the Trust Depositor to the Indenture Trustee to identify the Contracts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Noteholders are materially and adversely affected; provided, however, that an Event of Default shall not be deemed to occur thereunder if the Seller has repurchased the related Contracts through the Trust Depositor during such period in accordance with the provisions of the Sale and Servicing Agreement and the Transfer and Sale Agreement;

              (e) the occurrence of an Insolvency Event relating to any Seller, the Trust Depositor, the Trust or the Servicer; or

              (f) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     In the case of any event described in clause (a), (b), (c), (d), (e) or
(f) above, an Event of Default with respect to the Notes will be deemed to have occurred provided such Event of Default may be waived if the Required Holders provide written notice to the Trust Depositor and the Servicer of such waiver. In the event the Indenture Trustee has actual knowledge of an Event of Default, it will be required to notify, among others, the Trust Depositor, each Seller, the Servicer and the Owner Trustee.

     If an Insolvency Event relating to the Trust Depositor occurs, pursuant to the Sale and Servicing Agreement, on the day of such Insolvency Event, the Trust Depositor will promptly give notice to the Indenture Trustee of the Insolvency Event, and the Indenture Trustee will, unless notified to the contrary by the Controlling Party, promptly act to sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of Contracts will be deposited in the Collection Account and allocated as described in the Sale and Servicing Agreement and herein. If the proceeds of any collections on Contracts in the Collection Account allocated to Noteholders of any Class is not sufficient to pay the Principal Amount of the Notes of such Class in full, such Noteholders will incur a loss.

     As used herein, "Required Holders" means (i) prior to the payment in full of the Class A-1 Notes and Class A-2 Notes outstanding, Class A-1 Noteholders and Class A-2 Noteholders holding Class A-1 Notes and Class A-2 Notes, respectively evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class A-1 Notes and Class A-2 Notes voting as a single class, and (ii) from and after the payment in full of the Class A-1 Notes and Class A-2 Notes outstanding, Class B Noteholders holding Class B Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class B Notes outstanding, and
(iii) from and after the payment in full of the Class B Notes outstanding, Class C Noteholders holding Class C Notes evidencing more than 66 2/3% of the Aggregate Principal Amount of the Class C Notes outstanding.

RESTRICTING EVENTS

     Prior to the occurrence of a Restricting Event, allocations of Available Amounts will be made as described above under "--Allocations; Prior to an Event of Default or Restricting Event" unless a Restricting Event has occurred and is continuing in which case allocations will be made as described above
under "--Allocations; Following an Event of Default or Restricting Event".   A
"Restricting Event" refers to any of the following events:

              (a) As of any Calculation Date, the Average Cumulative Net Loss Ratio (as defined below) exceeds 1.00%; or

              (b) A Servicer Default (as defined in "The Transfer and Sale Agreement and Sale and Servicing Agreement Generally") or an Event of Default has occurred and is continuing.

     "Average Cumulative Net Loss Ratio" means, for any date of determination following the conclusion of the three full Collection Period occurring since the Closing Date, the average of the sum of the Cumulative Net Loss Ratios determined for each of the three most recent full Collection Periods occurring prior to such date of determination.

     "Cumulative Net Loss Ratio" means, for any date of determination, the fraction (expressed as a percentage) determined by dividing (i) the ADCB of all Contracts in the Trust which have become Defaulted Contracts since the Initial Cutoff Date, net of aggregate Recoveries received by the Trust during such same period, by (ii) the ADCB of all Contracts in the Contract Pool as of the Initial Cutoff Date.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation with respect to its servicing activities and reimbursement for its expenses for any Collection Period will be a servicing fee (the "Servicing Fee") calculated monthly, and payable on each Distribution Date, in an amount equal to the product of (i) one-twelfth, (ii) .50% (such percentage, the "Servicing Fee Percentage") and (iii) the ADCB of the Contract Pool as of the beginning of the related Collection Period. The Servicing Fee will be funded from Available Amounts and will be paid on the Distribution Date with respect to each Collection Period from the Collection Account. See "Description of the Notes -- Allocations" above.

     After the occurrence and during the continuance of an Obligor Event, the servicing fee will be subordinated in priority of payment from Available Amounts as described in "Description of Notes -- Allocations" above. An "Obligor Event" shall occur if a Contract associated with one of the five (5) largest Obligors (as measured by the respective Obligor's percentage of the ADCB of the total Contract Pool as of the Cutoff Date) becomes a Defaulted Contract within sixteen (16) months from the Closing Date; provided, however an Obligor Event shall be deemed no longer continuing in the event (i) the Sellers have replaced the Defaulted Contract with a Substitute Contract consistent with the terms and conditions described herein, (ii) a Recovery has been received with respect to the Defaulted Contract, and the Servicer, in its reasonable judgment, has determined that no further Recoveries are obtainable, or (iii) a Successor Servicer has been appointed.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Contracts including, without limitation, expenses related to the enforcement of the Contracts, payment of the fees and disbursements of the Indenture Trustee and Owner Trustee and independent accountants, casualty insurance on Equipment (to the extent the Contracts provide for the Seller to pay such insurance) and other fees which are not expressly stated in the Sale and Servicing Agreement to be payable by the Trust, the Noteholders or the Trust Depositor (other than federal, state, local and foreign income, franchise or other taxes based on income, if any, or any interest or penalties with respect thereto, imposed upon the Trust). In the event that Heller Financial is acting as Servicer and fails to pay the fees and disbursements of the Indenture Trustee or Owner Trustee (the "Trustees"), such Trustee will be entitled to receive the portion of the Servicing Fee that is equal to such unpaid amounts. In no event will the Noteholders be liable to the Trustees for the Servicer's failure to pay such amounts, and any such amounts so paid to the Trustees will be treated as paid to the Servicer for all other purposes of the Sale and Servicing Agreement.

RECORD DATE

     Payments on the Notes will be made as described herein to the Noteholders in whose names the Notes were registered (expected to be Cede, as nominee of DTC) at the close of business on the Record Date. However, the final payment on the Notes offered hereby will be made only upon presentation and surrender of such Notes. All payments with respect to the principal of and interest on the Notes (each, a "Distribution") will be made to DTC in immediately available funds. See "Description of the Notes--Book-Entry Registration".

OPTIONAL TERMINATION

     On any Distribution Date occurring on or after the date on which the ADCB of the Contract Pool is less than 10% of the initial ADCB of the Contract Pool as of the Cutoff Date (the "Cleanup Call Condition"), the Trust Depositor will have the option to cause the Trust to purchase (without penalty) all, but
not less than all, of the remaining outstanding Notes and Certificates.   The
redemption price will be equal to the sum of the outstanding principal amount of the Notes and Certificates, together with accrued interest thereon through the date of redemption, and shall be payable to the holders of the Notes and Certificates on such Distribution Date from the proceeds of the Trust's sale to the Trust Depositor (and the Trust Depositor's concurrent resale to the applicable Sellers), for a repurchase price equal to such redemption price, of the remaining Contracts Pool and other Trust Assets held by the Trust. Following any redemption, the Noteholders will have no further rights with respect to the Trust Assets.

REPORTS

     No later than the third Business Day prior to each Distribution Date, the Servicer will forward to the Indenture Trustee and each Rating Agency a statement (the "Monthly Report") prepared by the Servicer setting forth certain information with respect to the Trust and the Notes and Certificates, including: (i) the ADCB (A) as of the end of the related Collection Period and
(B) as of the end of the second Collection Period preceding such Distribution Date (or, in the case of Contracts that were first added to the Contract Pool during the related Collection Period, as of the Cutoff Date for such Contracts); (ii) the Class A Principal Payment Amount, Class B Principal Payment Amount, Class C Principal Payment Amount and Class D Principal Payment Amount (including the calculations utilized in the determination thereof);
(iii) the ADCB of Contracts held by the Trust which were 30, 60 and 90 days or more delinquent as of the end of such Collection Period; (iv) the Discounted Contract Balance of each Contract in the Contract Pool that became a Defaulted Contract during such Collection Period and cumulatively for each preceding Collection Periods; (v) the monthly Servicing Fee for such Collection Period; and (vi) the Available Amounts with respect to the related Collection Period (including the calculation utilized in the determination thereof).

     With respect to each Distribution Date, the Monthly Report also will include the following information with respect to the Notes: (i) the total amount distributed; (ii) the amount allocable to principal on the Notes and each Class thereof; (iii) the amount allocable to interest on the Notes and each Class thereof; and (iv) the amount, if any, by which the unpaid principal amount of the Notes of each Class exceeds the Principal Amount of such Class as of the Record Date with respect to such Distribution Date. On each Distribution Date, the Indenture Trustee (or an agent on its behalf), will forward to each Noteholder of record a copy of the Monthly Report.

     On or before January 31 of each calendar year, commencing January 31, 1998, the Indenture Trustee (or an agent on its behalf) will furnish (or cause to be furnished) to each person who at any time during the preceding calendar year was a Noteholder of record, a statement containing the information required to be provided by an issuer of indebtedness under the Code for such preceding calendar year or the applicable portion thereof during which such person was a Noteholder, together with such other customary information as is necessary to enable the Noteholders to prepare their tax returns. See "Certain Federal Income Tax Matters".

LIST OF NOTEHOLDERS

     At such time, if any, as Definitive Notes have been issued, upon written request of any Noteholder or group of Noteholders of record holding Notes evidencing not less than 10% of the aggregate unpaid principal amount of the Notes, the Indenture Trustee will afford such Noteholders access during normal business hours to the current list of Noteholders for purpose of communicating with other Noteholders with respect to their rights under the Indenture, the Sale and Servicing Agreement or the Notes. While the Notes are held in book-entry form, holders of beneficial interests in the Notes will not have access to a list of other holders of beneficial interests in the Notes, which may impede the ability of such holders of beneficial interests to communicate with each other. See "--Book-Entry Registration" below.

ADMINISTRATION AGREEMENT

     Heller Financial, in its capacity as administrator (in such capacity, the "Administrator" ), will enter into an agreement (the "Administration Agreement") with the Trust, the Trust Depositor and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. The Administrator in the Administration Agreement agrees to perform certain accounting functions of the Trust which the Owner Trustee is required to perform pursuant to the Trust Agreement, including but not limited to maintaining the books of the trust, filing tax returns for the trust, and delivering tax related reports to each Noteholder (except the Owner Trustee shall retain responsibility for distributing the Schedule K-1s). As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "Administration Fee"), which fee will be paid by the Servicer.

BOOK-ENTRY REGISTRATION

     Noteholders may only hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold the global Class A-1 Note or Notes, the global Class A-2 Note or Notes, the global Class B Note or Notes, and the global Class C Note or Notes. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries (as defined below) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Morgan Guaranty Trust will act as depositary for Euroclear (in such capacities, the "Depositaries").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include the Underwriter, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants (as defined in this section) and Euroclear Participants (as defined in this section) will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "Certain Federal Income Tax Considerations."

     Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all distributions of principal and interest on the Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Noteholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Notes. It is anticipated that the only "Class A-1 Noteholder", "Class A-2 Noteholder", "Class B Noteholder" and "Class C Noteholder" will be Cede, as nominee of DTC, and that holders of beneficial interests in the Class A-1 Notes, Class A-2 Notes, Class B Notes or Class C Notes, respectively, under the Indenture will only be permitted to exercise the rights of Class A-1 Noteholders, Class A-2 Noteholders, Class B Noteholders or Class C Noteholders, respectively, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of and interest on the Notes. Participants and Indirect Participants with which holders of beneficial interests in the Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Notes to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a Definitive Note for such Notes.

     DTC has advised the Issuer that it will take any action permitted to be taken by a Class A-1 Noteholder, Class A- 2 Noteholder, Class B Noteholder or Class C Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Class A-1 Notes, Class A-2 Notes, Class B Notes or Class C Notes are credited. Additionally, DTC has advised the Issuer that it may take actions with respect to percentage interests in any particular Class of the Notes represented by holders of beneficial interests evidencing that percentage, which actions may conflict with other of its actions with respect to other percentage interests therein.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Except as required by law, none of the Servicer, any Seller, the Owner Trustee, the Trust Depositor or the Indenture Trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the Notes held through DTC, or for maintaining, supervising or reviewing any records or actions relating to such beneficial ownership interests .

DEFINITIVE NOTES

     The Notes will be issued in fully registered, authenticated form to beneficial owners or their nominees (the "Definitive Notes"), rather than to DTC or its nominee, only if (a) the Trust advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Notes, and the Indenture Trustee or the Issuer is unable to locate a qualified successor or (b) the Issuer at its option elects to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee is required to notify all beneficial owners for each Class of Notes held through DTC of the availability of Definitive Notes for such Class. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for reregistration, the Indenture Trustee will issue such Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture (the "Holders"). The Indenture Trustee will also notify the Holders of any adjustment to the Record Date with respect to the Notes necessary to enable the Indenture Trustee to make distributions to Holders of the Definitive Notes for such Class of record as of each Distribution Date.

     Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Notes will be made by the Indenture Trustee directly to Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register. Upon at least 10 days' notice to Noteholders for such Class, however, the final payment on any Note (whether the Definitive Notes or the Note for such Class registered in the name of Cede representing the Notes of such Class) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

     Definitive Notes of each Class will be transferable and exchangeable at the offices of the Indenture Trustee or its agent in New York, New York, which the Indenture Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such Class. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                            THE SUBORDINATED NOTES

     On the Closing Date, the Trust will also issue the 7.63% Class D Receivables-Backed Notes (the "Subordinated Notes") with an aggregate principal balance of $5,476,530. The Subordinated Notes will be issued pursuant to the Indenture.

     The Subordinated Notes are not being offered and sold hereunder. Distributions with respect to the Subordinated Notes will be subordinated to the rights of the Noteholders and the holders of the Subordinated Notes to the extent described herein. See "Description of the Notes--Allocations" herein.

                               THE CERTIFICATES

     On the Closing Date, the Trust will also issue the Certificates with an initial certificate balance of $2,738,265 (the "Certificates"); the Certificates will not bear interest and shall have the right to monies in the Reserve Fund and to certain other excess funds (after the payment of all principal and interest on the Notes and the Subordinated Notes). The Certificates will represent fractional undivided beneficial equity interests in the Trust and will be issued pursuant to the Trust Agreement. The
Certificates are not being offered and sold hereunder.   The Trust Depositor
is expected initially to retain the Certificates, although the Certificates could be transferred at some later date in a transaction separate from this offering provided the Owner Trustee and Indenture Trustee receive an opinion of Independent Counsel that such transfer will not cause the Trust to become a taxable entity or otherwise adversely affect the Noteholders or the holders of the Subordinated Notes. Distributions with respect to the Certificates will be subordinated to the rights of the Noteholders and the holders of the Subordinated Notes to the extent described herein. See "Description of the Notes--Allocations" herein.

                     THE TRANSFER AND SALE AGREEMENT AND
                    SALE AND SERVICING AGREEMENT GENERALLY

     The following is a summary of the material terms of the Transfer and Sale Agreement and the Sale and Servicing Agreement, the forms of which were filed as exhibits to the Registration Statement of which this Prospectus is a part, and this summary is qualified in its entirety by reference to the Transfer and Sale Agreement and Sale and Servicing Agreement, respectively.

TERMINATION OF TRUST

     Unless the Trust Depositor instructs the Owner Trustee otherwise, the Trust will terminate only on the earliest to occur of (i) the day following the day on which the Aggregate Principal Amount of all Notes and Certificates is zero (provided, that the Trust Depositor shall have delivered a written notice to the Owner Trustee electing to terminate the Trust), (ii) December 25, 2005, or (iii) if the Contracts are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under "Description of the Notes--Events of Default", immediately following such sale, disposition or liquidation (the "Trust Termination Date"). Upon termination of the Trust, all right, title and interest in the Trust Assets (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Noteholders or Certificateholders) will be conveyed and transferred to the holder of the Subordinate Certificate and any permitted assignee.

CONVEYANCE OF CONTRACTS

     The Contracts, and interests in the Equipment and other Applicable Security, to be sold or contributed to the Trust by the Trust Depositor will be acquired by the Trust Depositor from the Sellers pursuant to the Transfer and Sale Agreement dated as of September 1, 1997 among the Trust Depositor, Heller Financial and HFLI (each as a Seller thereunder) (the "Transfer and
Sale Agreement").   A form of Transfer and Sale Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Under the Transfer and Sale Agreement, each Seller will sell to the Trust Depositor, to the extent of the Seller's interest therein, (i) the Contracts and its interest in any related Equipment and Applicable Security as of the Cutoff Date, and (ii) the proceeds thereof (except Excluded Amounts). Pursuant to the Sale and Servicing Agreement, such interests in the related Contracts, the Equipment, the Applicable Security and the proceeds thereof will then be sold by the Trust Depositor to the Trust, and pursuant to the Indenture a lien thereon will be granted by the Trust in favor of the Indenture Trustee, and the Trust Depositor will also assign its rights in, to and under the Transfer and Sale Agreement with respect to the Contracts and Equipment and Applicable Security to the Trust and the Trust will assign such rights to the Indenture Trustee.

     Pursuant to the Transfer and Sale Agreement, each Seller will sell, transfer, assign, set over and otherwise convey to the Trust Depositor, without recourse (except as expressly set forth in such Transfer and Sale Agreement) all of such Seller's right, title and interest in and to (i) specified Contracts and all monies due or to become due in payment of such Contracts on or after the related Cutoff Date, including all Scheduled Payments thereunder due on or after such Cutoff Date, any Prepayment Amounts, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto but excluding any Scheduled Payments due prior to the Cutoff Date or any Excluded Amounts, (ii) the related Equipment and, in the case of any Vendor Loan, Applicable Security, including all proceeds from any sale or other disposition of such Equipment or Applicable Security, (iii) any documents delivered to the Trust Depositor or held by the Servicer on its behalf with respect to each such Contract (the "Contract Files"), (iv) all payments made or to be made in the future with respect to each such Contract and the Vendor thereunder under any Vendor Agreements with the applicable Seller and under any other guarantee or similar credit enhancement with respect to such Contracts, (v) all payments made with respect to each such Contract under any insurance policy covering physical damage to the related Equipment (the "Insurance Proceeds") and (vi) all income and proceeds of the foregoing (the foregoing are referred to collectively as the "Transferred Assets"). As of the Cutoff Date the Trust Depositor will transfer and assign, among other things, the Transferred Assets to the Trust for the benefit of the Noteholders and holders of the Subordinated Notes and the Trust will grant a lien on such Transferred Assets in favor of the Indenture Trustee, pursuant to the Sale and Servicing Agreement and the Indenture.

     Heller Financial, as Servicer under the Sale and Servicing Agreement, will retain custody of (but not title to) the Contracts, the Contract Files and any related evidence of insurance payments, Scheduled Payments and any other similar payments under the Contracts. Prior to the conveyance of any Contracts to the Trust Depositor, Heller Financial caused (in the case of the Contracts sold under the Transfer and Sale Agreement on the Closing Date) or will cause (in the case of Substitute Contracts conveyed after the Closing
Date) its and/or HFLI's computer accounting systems to be marked to show that the Contracts transferred thereunder have been conveyed to the Trust Depositor, and prior to each transfer of any Trust Assets to the Trust pursuant to the Sale and Servicing Agreement, Heller Financial or the Trust Depositor, as appropriate, will file UCC financing statements reflecting (A) the conveyance of the Transferred Assets to the Trust Depositor, (B) each sale of Trust Assets to the Trust pursuant to the Sale and Servicing Agreement and
(C) the grant of a lien thereon in favor of the Indenture Trustee (except that financing statements will be filed with respect to each conveyance of an interest in Equipment to the Trust Depositor by Heller Financial and each sale of an interest in Equipment to the Trust by the Trust Depositor, and each transfer of an interest in Equipment to the Indenture Trustee by the Trust, in each case, only to the extent the same may be viewed as inventory of Heller Financial (or HFLI, as applicable), the Trust Depositor and the Trust, respectively). Each Seller and the Trust Depositor will mark its books and records, including the appropriate computer files relating to the Contracts, to indicate that all interests in the Contracts have been conveyed (i) to the Trust Depositor, (ii) by the Trust Depositor to the Trust, and (iii) by the Trust to the Indenture Trustee. See "Certain Legal Aspects of the Contracts".

REPRESENTATIONS AND WARRANTIES

     The Seller/Servicer and HFLI have, jointly and severally, made certain representations and warranties in the Transfer and Sale Agreement with respect to the Contracts transferred thereunder as of the Cutoff Date, and the Sellers will similarly make or be deemed to have made certain representations and warranties with respect to each Additional Contract or Substitute Contract transferred by either of them as of its related Cutoff Date, including that:
(i) the information with respect to the Contract, any Secondary Contract securing the obligations under such Contract, and the Equipment, if any, subject to the Contract delivered under the Transfer and Sale Agreement is true and correct in all material respects; (ii) immediately prior to the transfer of a Contract and any related Equipment (or security interest therein) or Applicable Security (or security interest therein) to the Trust Depositor, such Contract was owned by the applicable Seller free and clear of any adverse claim; (iii) the Contract did not have a Scheduled Payment that was a delinquent payment for more than 30 days, and the Contract is not otherwise a Defaulted Contract; (iv) no provision of the Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract File (other than payment delinquencies permitted under clause (iii) above); (v) the Contract is a valid and binding payment obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies); (vi) the Contract is not and will not be subject to rights of rescission, setoff, counterclaim or defense and, to the Sellers' knowledge, no such rights have been asserted or threatened with respect to the Contract; (vii) the Contract, at the time it was made, did not violate the laws of the United States or any state, except for any such violations which do not materially and adversely affect the collectibility of the Contracts in the Contract Pool taken as a whole; (viii) (x) the Contract and any related Equipment have not been sold, transferred, assigned or pledged by the applicable Seller to any other person (other than the sale of the Equipment to the End-User in connection with CSAs, Secured Notes and "non-true leases") and any Equipment related to such Contract is free and clear of any liens and encumbrances of any third parties other than liens in favor of the applicable Seller and Permitted Liens (as defined below), and (y) either (A) such Contract is secured by a fully perfected Lien of the first priority on the related Equipment or, in the case of any Vendor Loan, related Applicable Security or (B) in the case of a Contract secured by Title Registry Equipment, within 30 calendar days of the origination or acquisition of such Contract by the Seller all applicable federal registration or recording procedures were initiated, and such interest will be so noted or recorded within 180 days of such acquisition or origination; (ix) if the Contract constitutes either an "instrument" or "chattel paper" for purposes of the UCC, there is not more than one "secured party's original" counterpart of the Contract; (x) all filings necessary to evidence the conveyance or transfer of the Contract to the Trust Depositor have been made in all appropriate jurisdictions; (xi) the Obligor is not to the Sellers' knowledge, subject to bankruptcy or other insolvency proceedings;
(xii) the Contract is a U.S. dollar-denominated obligation and the associated Equipment is located in the United States; (xiii) the Contract does not require the prior written consent of an Obligor or contain any other restriction on the transfer or assignment of the Contract (other than a consent or waiver of such restriction that has been obtained prior to the date of such Contract's conveyance to the Trust); (xiv) either (A) the obligations of the related Obligor under such Contract are irrevocable and unconditional and non-cancelable (or, if prepayable by its terms, such Contract meets the criteria described in clause (xxiv) below) or (B) with respect to certain Leases with Lessees that are governmental entities or municipalities, if such Lease is cancelled in accordance with its terms, either (1) the Vendor which assigned such Lease to the Seller is unconditionally obligated to repurchase such Lease from the Seller for a purchase price not less than the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such date of repurchase or (2) pursuant to the Transfer and Sale Agreement, the Sellers have indemnified the Trust Depositor against such cancellation in an amount equal to the Discounted Contract Balance of such Lease (as of the date of purchase) plus interest thereon at the Discount Rate through the Distribution Date following such cancellation less any amounts paid by the Vendor pursuant to clause (1); (xv) the Contract has an original maturity of not greater than the term specified in the Sale and Servicing Agreement; (xvi) no adverse selection procedure was used in selecting the Contract for transfer; (xvii) the Obligor under the Contract is required to maintain casualty insurance with respect to the related Equipment or to self-insure against casualty with respect to the related Equipment in accordance with the Servicer's normal requirements; (xviii) the Contract constitutes chattel paper, an account, an instrument or a general intangible as defined under the UCC; (xix) no Lease is a "consumer lease" as defined in Section 2A-103(1)(e) of the UCC and each Lease is a Lease intended for security as defined in Section 1-201(39) of the UCC; (xx) each Lessee has represented to the Seller or the Vendor that it has accepted the related Equipment and that it has had a reasonable opportunity to inspect and test such Equipment and the Seller has not been notified of any defects therein; (xxi) the Contract is not subject to any guarantee by any Seller nor has the Seller established any specific credit reserve with respect to the related Obligor; (xxii) each Lease is a "triple net lease" under which the Obligor is responsible for the maintenance of the related Equipment in accordance with general industry standards applicable to such item of Equipment; (xxiii) each Vendor Loan is secured by an Eligible Secondary Contract having an aggregate Discounted Contract Balance for such Eligible Secondary Contract equal to the outstanding principal amount of such Vendor Loan (and assuming the interest rate specified in such Vendor Loan is the "Discount Rate" for purposes of calculating such Discounted Contract Balance);
(xxiv) no provision of such Contract provides for a Prepayment Amount less than the amount calculated in accordance with the definition thereof (unless otherwise indemnified by the Vendor or the Sellers in an amount equal to the excess of the "Prepayment Amount" as calculated in accordance with the definition thereof over the amount otherwise payable upon a prepayment under such Contract).

     The foregoing representations and warranties, as appropriate, will be reaffirmed by the Sellers with respect to any Additional Contract or Substitute Contract transferred by any Seller to the Trust Depositor. A Contract which satisfies all of the above representations and warranties shall be termed an "Eligible Contract" and Contracts with respect to which the representations in clauses (iii), (xv) and (xxiv) are not true shall also be Eligible Contracts if the Trust Depositor shall have received confirmation from each Rating Agency that the discrepancy will not result in a Ratings Effect. In addition, the Sellers will jointly and severally represent and warrant to the Trust Depositor that the conveyance pursuant to the Transfer and Sale Agreement constitutes a valid sale and assignment to the Trust Depositor of all right, title and interest of the applicable Seller in the related Contracts, whether then existing or thereafter created, and the proceeds thereof, which is effective as of the date of conveyance of such Contract.

      As used above, "Permitted Liens" shall mean (a) with respect to Contracts in the Contract Pool: (i) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, (ii) liens in favor of the Trust Depositor created pursuant to the Transfer and Sale Agreement and transferred to the Trust pursuant to the Sale and Servicing Agreement, (iii) liens in favor of the Trust created pursuant to the Sale and Servicing Agreement, and (iv) liens in favor of the Indenture Trustee created pursuant to the Sale and Servicing Agreement and the Indenture; and (b) with respect to the related Equipment:
(i) materialmen's, warehousemen's, mechanics' and other liens arising by operation of law in the ordinary course of business for sums not due, (ii) liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Trust Depositor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto,
(iii) liens in favor of the Trust Depositor created pursuant to the Transfer and Sale Agreement and transferred to the Trust pursuant to the Sale and Servicing Agreement, (iv) liens in favor of the Trust created pursuant to the Sale and Servicing Agreement; (v) liens in favor of the Indenture Trustee created pursuant to the Sale and Servicing Agreement and the Indenture, (vi) other subordinated liens which are subordinated to the prior payment of the Notes and

Subordinated Notes on terms described in the Sale and Servicing Agreement and
(vii) liens granted by the End-Users or Vendors which are subordinated to the interest of the Trust in such Equipment.

     In addition to the foregoing, the Sellers will jointly and severally represent and warrant in the Transfer and Sale Agreement with respect to each Secondary Contract securing a Vendor Loan transferred by either Seller under the Transfer and Sale Agreement as of the related Cutoff Date (unless otherwise indicated), among other things, (i) that each such Secondary Contract satisfies the representations set forth in the third preceding paragraph (other than the representations set forth in clauses (ii), (viii) (with respect to ownership by the Seller of the Contract) and (xxiii), and except that the term "Obligor" shall be deemed to be "End-User" in all such representations), (ii) that the Seller holds a duly perfected lien of the first priority on such Secondary Contract and (iii) that the transfer of the Seller's security interest in such Secondary Contract and the proceeds thereof to the Trust Depositor is effective to create in favor of the Trust Depositor a lien thereon and that such lien has been duly perfected (Secondary Contracts which satisfy all of the foregoing representations shall be termed "Eligible Secondary Contracts").

     The Trust Depositor will represent and warrant in the Sale and Servicing Agreement, among other things, (i) that the transfer of the related Contracts, whether then existing or thereafter created, and the proceeds thereof is a valid sale, transfer and assignment to the Trust of all right, title and interest of the Trust Depositor therein and that all filings necessary to evidence the conveyance or transfer of the Contracts to the Trust have been made in all appropriate jurisdictions; (ii) that each Contract transferred by it to the Trust is an "Eligible Contract"; (iii) that each Secondary Contract (or interest therein) transferred by it to the Trust is an "Eligible Secondary Contract"; (iv) that the security interest granted on the related Contracts, whether then existing or thereafter created, and the proceeds thereof by the Trust to the Indenture Trustee is effective to create in favor of the Indenture Trustee a lien thereon and that such lien has been duly perfected;
(v) that the Trust Depositor holds a duly perfected lien of the first priority on each Secondary Contract and (vi) that the transfer of the Trust Depositor's security interest in each Secondary Contract and the proceeds thereof by the Trust to the Indenture Trustee is effective to create in favor of the Indenture Trustee a lien thereon and that such lien has been duly perfected.

     None of the Indenture Trustee, the Trust, the Owner Trustee or any of them in their individual capacities (in such capacity, the "Trust Company"), shall make or be deemed to have made any representations or warranties, express or implied, regarding the Trust Assets or the transfers thereof by the Sellers, the Trust Depositor or the Trust.

     Under the terms of the Transfer and Sale Agreement and the Sale and Servicing Agreement, each Contract must be an Eligible Contract as of its date of transfer to the Trust. The Indenture Trustee shall reassign to the Trust Depositor, and the Sellers will be concurrently obligated, jointly and severally, to purchase from the Trust Depositor, any Contract transferred by a Seller and any interest in Equipment transferred that is subject to such Contract no later than 90 days after any Seller becomes aware, or receives written notice from the Servicer or the Trust Depositor, of the breach of any representation or warranty made by the Seller in the Transfer and Sale Agreement that materially adversely affects the interests of the Trust Depositor or the Trust or their successors or assigns in any Contract or the related Contract File, which breach has not been cured or waived in all material respects (an "Ineligible Contract"). This purchase obligation will constitute the sole remedy against the Sellers available to the Trust Depositor, the Indenture Trustee and the Noteholders or holders of the Subordinated Notes for a breach of a representation or warranty under the Transfer and Sale Agreement made by the Sellers with respect to such a Contract. This purchase obligation also will constitute the sole remedy against the Trust Depositor available to the Indenture Trustee and the Noteholders or holders of the Subordinated Notes for a breach of a representation or warranty under the Sale and Servicing Agreement made by the Trust Depositor with respect to such a Contract.

     Pursuant to the Sale and Servicing Agreement, an Ineligible Contract shall be reassigned to the Trust Depositor and the Trust Depositor shall make a deposit in the Collection Account in immediately available funds in an amount equal to the sum of the Discounted Contract Balance of the Ineligible Contract (utilizing, for purposes of calculating the Discounted Contract Balance, the Discount Rate at the time such Ineligible Contract was transferred to the Trust) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an Ineligible Contract (the amount of such deposit being referred to herein as a "Transfer Deposit Amount") shall be considered payment in full of the Ineligible Contract. Any such Transfer Deposit Amount shall be treated as an Available Amount. In the alternative, the Trust Depositor may instead cause the Sellers, or either of them, to convey to the Trust Depositor, for concurrent conveyance to the Trust and concurrent pledge to the Indenture Trustee, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Ineligible Contract, which shall thereupon be deemed released by the Trust (and Indenture Trustee) and reconveyed through the Trust Depositor to the Seller thereof.

CONCENTRATION AMOUNTS

     In addition to the representations and warranties made by the Sellers and the Trust Depositor with respect to the Contracts as described above under "--Representations and Warranties", the Trust Depositor will represent and warrant as of the initial Cutoff Date as follows:

     (i) the ADCB of all End-User Contracts with Obligors that are governmental entities or municipalities does not exceed 1.13% of the ADCB of the Contract Pool;

     (ii) the ADCB of all End-User Contracts which finance, lease or are related to Software will not exceed 3.88% of the ADCB of the Contract Pool;

     (iii) the ADCB of all End-User Contracts with Obligors who comprise the three (3) largest Obligors (measured by ADCB) does not exceed 5.09% of the ADCB of the Contract Pool;

     (iv) the ADCB of all End-User Contracts with Obligors who comprise the twenty (20) largest Obligors (measured by ADCB) does not exceed 24.79% of the ADCB of the Contract Pool;

     (v) the ADCB of all End-User Contracts related to a single Vendor, or representing a Vendor Loan of such Vendor or affiliate thereof does not exceed 23.01% of the ADCB of the Contract Pool;

     (vi) the ADCB of all End-User Contracts with Obligors or affiliates thereof located in a single State of the United States does not exceed 17.73% of the ADCB of the Contract Pool.

     On the date an Additional Contract or Substitute Contract is added to the Contract Pool the Trust Depositor will make the foregoing representations and warranties as of the initial Closing Date provided, that, for purposes thereof
(i) the Contract Pool on the initial Closing Date shall be deemed to include such Additional Contract or Substitute Contract in lieu of the Contract being replaced or substituted and (ii) the Discounted Contract Balance of such Additional Contract or Substitute Contract shall be equal to the Discounted Contract Balance thereof as of the related Cutoff Date.

     The Indenture Trustee shall reassign to the Trust Depositor, and the Sellers will be jointly and severally obligated to purchase from the Trust Depositor, any Contract transferred by a Seller (and any related Equipment or Applicable Security) (an "Excess Contract"; any such Contract, together with any Ineligible Contract as described and defined above, being sometimes referred to herein, collectively, as a "Warranty Contract") selected by the Servicer at such time as there is a breach of any of the foregoing representations or warranties, which breach has not been cured or waived in all material respects, the removal of which shall remedy such breach. Such purchase shall occur no later than 90 days after the Trust Depositor or any Seller becomes aware, or receives written notice from the Servicer or the Trust Depositor, of such breach. This purchase obligation will constitute the sole remedy against the Sellers available to the Trust Depositor, the Indenture Trustee and the Noteholders or Certificateholders for a breach of one of the foregoing representations or warranties.

     Pursuant to the Sale and Servicing Agreement, an Excess Contract shall be reassigned to the Trust Depositor and the Trust Depositor shall make a deposit in the Collection Account in immediately available funds in an amount (an "Excess Concentration Amount") equal to the sum of the Discounted Contract Balance of the Excess Contract (together with accrued interest thereon at the Discount Rate) and any outstanding Servicer Advances thereon. Any amount deposited into the Collection Account in connection with the reassignment of an Excess Contract shall be considered payment in full of the Ineligible Contract. Any such amount shall be considered a Transfer Deposit Amount and shall be treated as an Available Amount. In the alternative, the Trust Depositor may instead cause the Sellers, or either of them, to convey to the Trust Depositor, for concurrent conveyance to the Trust and concurrent pledge to the Indenture Trustee, a Substitute Contract (otherwise satisfying the terms and conditions generally applicable to Substitute Contracts in other situations described herein) in replacement for the affected Excess Contract, which shall thereupon be deemed released by the Trust (and Indenture Trustee) and reconveyed through the Trust Depositor to the Seller thereof.

INDEMNIFICATION

     The Sale and Servicing Agreement provides that the Servicer will indemnify the Trust Depositor, the Trust, the Owner Trustee, and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Sale and Servicing Agreement. Pursuant to the Sale and Servicing Agreement, the Servicer, irrevocably and unconditionally, (i) submits for itself and its property in any legal action arising out of the Sale and Servicing Agreement and the other Operative Documents, to the nonexclusive general jurisdiction of the courts of the United States of America for the Northern District of Illinois, and appellate courts therefrom and (ii) waives any objection it may have that any action therein was brought in an inconvenient court. Notwithstanding the foregoing, a court may determine, on its own motion, that an action brought against the Servicer in any such court was brought in an inconvenient forum.

     Under the Sale and Servicing Agreement, the Trust Depositor has agreed to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or Certificateholder in the capacity of an investor in the Notes or Certificates) arising out of or based on the arrangement created by the Sale and Servicing Agreement as though such agreement created a partnership under the Illinois Uniform Limited Partnership Act in which the Trust Depositor was a general partner. In the event of a Service Transfer, the successor Servicer will indemnify and hold harmless the Trust Depositor for any losses, claims, damages and liabilities of the Trust Depositor as described in this paragraph arising from the actions or omissions of such successor Servicer. Except as provided in the two preceding paragraphs, the Sale and Servicing Agreement provides that none of the Trust Depositor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Owner Trustee, the Indenture Trustee, the holders of Notes or Subordinated Notes or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement. However, none of the Trust Depositor, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Sale and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Notes or Subordinated Notes with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of Noteholders or holders of the Subordinated Notes thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Sale and Servicing Agreement, the Servicer is responsible for servicing, collecting, enforcing and administering the Contracts in accordance with its customary and usual procedures for servicing contracts comparable to the Contracts.

     The Servicer pursuant to the Sale and Servicing Agreement also may advance Scheduled Payments with respect to any Contract (a "Servicer Advance") which were due in a Collection Period and were not received and identified to a Contract by the close of business on the Determination Date, to the extent that the Servicer, in its sole discretion, expects to recover the Servicer Advance from subsequent payments on or with respect to the Contract. The Servicer shall be entitled to reimbursement of Servicer Advances from subsequent payments on or with respect to the Contract, including collections of any Prepayment Amount, Transfer Deposit Amount or Recoveries with respect to such Contract, and, if the Servicer determines that Servicer Advances will not be recovered from the Contracts to which the Servicer Advances were related, from other Contracts included in the Trust.

CERTAIN OTHER MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the Indenture Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Sale and Servicing Agreement.

     Any person into which, in accordance with the Sale and Servicing Agreement, Heller Financial or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which Heller Financial or the Servicer is a party, or any person succeeding to the business of Heller Financial or the Servicer, will be the successor to Heller Financial, as the Servicer, under the Sale and Servicing Agreement.

SERVICER DEFAULT

     In the event of any Servicer Default, either the Indenture Trustee or the Required Holders, by written notice to the Servicer and the Owner Trustee (and to the Indenture Trustee, if given by the Noteholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer, as servicer, under the Sale and Servicing Agreement. If the Indenture Trustee within 60 days of receipt of a Termination Notice is unable to obtain any bids from eligible Servicers and the Servicer delivers an officer's certificate to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Indenture Trustee shall offer the Trust Depositor the right at its option to accept retransfer of the Trust Assets. The purchase price for such a retransfer shall be equal to the sum of the Aggregate Principal Amount of all Notes and Certificates on such Distribution Date plus accrued and unpaid interest thereon at the applicable interest rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the date of such retransfer.

     The Indenture Trustee shall, as promptly as possible after giving a Termination Notice, appoint a successor Servicer (a "Service Transfer"), and if no successor Servicer has been appointed by the Indenture Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Sale and Servicing Agreement shall pass to and be vested in the Indenture Trustee. Prior to any Service Transfer, the Indenture Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Sale and Servicing Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. The rights and interest of the Trust Depositor under the Sale and Servicing Agreement as holder of the Certificate will not be affected by any Termination Notice or Service Transfer.

     A "Servicer Default" refers to any of the following events:

     (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Owner Trustee or the Indenture Trustee pursuant to the Sale and Servicing Agreement on or before the date occurring three Business Days after the date such payment, transfer, deposit, or such instruction or notice or report is required to be made or given, as the case may be, under the terms of the Sale and Servicing Agreement; or

     (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Sale and Servicing Agreement which has a material adverse effect on the Noteholders or holders of the Subordinated Notes, which continues unremedied for a period of 30 days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Noteholders or holders of the Subordinated Notes or the Indenture Trustee on behalf of such Noteholders of Notes aggregating not less than 25% of the Principal Amount of any Class adversely affected thereby and (ii) the date on which the Servicer becomes aware thereof and such failure continues to materially adversely affect such Noteholders or holders of the Subordinated Notes for such period; or

     (c) any representation, warranty or certification made by the Servicer in the Sale and Servicing Agreement or in any certificate delivered pursuant to the Sale and Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders or the holders of the Subordinated Notes and which continues to be incorrect in any material respect for a period of 30 days after the first to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer and the Owner Trustee by the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Noteholders or the holders of the Subordinated Notes or by the Indenture Trustee on behalf of Noteholders of Notes aggregating not less than 25% of the Principal Amount of any Class adversely affected thereby and (ii) the date on which the Servicer becomes aware thereof, and such incorrectness continues to materially adversely affect such Holders for such period; or

     (d)      an Insolvency Event shall occur with respect to the Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of five Business Days or referred to under clause (b) or (c) for a period of 60 days (in addition to any period provided in (a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrences. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Servicer shall provide the Owner Trustee, the Indenture Trustee and the Trust Depositor prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee in writing of any Servicer Default.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement provides that on or before June 30 of each calendar year the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Trust Depositor) to furnish a report to the effect that such firm has applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of the related Contracts and that, on the basis of such procedures, nothing came to the attention of such firm that caused them to believe that such servicing was not conducted in compliance with the Sale and Servicing Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

     The Sale and Servicing Agreement provides for delivery to the Indenture Trustee and each Rating Agency on or before June 30 of each calendar year of a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has performed its obligations in all material respects under the Sale and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Indenture Trustee may be obtained by a request in writing delivered to the Indenture Trustee.

AMENDMENTS

     The Sale and Servicing Agreement may be amended from time to time by agreement of the Owner Trustee, the Indenture Trustee and the Trust Depositor without the consent of the Noteholders or Certificateholders (or the Indenture Trustee) (i) to cure any ambiguity or (ii) to add any consistent provisions; provided, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     The Sale and Servicing Agreement may also be amended from time to time by the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trustee with the consent of the Noteholders holding Notes evidencing not less than 66 2/3% of the Principal Amount of the Notes and the Subordinated Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of Noteholders. No such amendment, however, may

     (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Note without the consent of each Noteholder affected thereby;

     (ii) change the definition of (or that of any definition included within the definition of) or the manner of calculating the "Applicable Class Percentage", the "Controlling Party", the "Class A-1 Principal Payment Amount", the "Class A-2 Principal Payment Amount", the "Class B Principal Payment Amount", the "Class C Principal Payment Amount", the "Subordinated Note Principal Payment Amount", the "Discounted Contract Balance", the "Principal Amount", or the "Available Amount" without the consent of each Noteholder and Prior Certificateholder; or

     (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder affected thereby; or

     (iv) modify, amend or supplement the provisions of the Sale and Servicing Agreement relating to the allocation of Available Amounts (see "Description of the Notes--Allocations") without the consent of each Noteholder; or

     (v) make any Note or Certificate payable in money other than Dollars without the consent of each Noteholder affected thereby.

     Promptly following the execution of any such amendment (other than an amendment described in the preceding paragraph), the Owner Trustee will furnish written notice of the substance of such amendment to each affected Noteholder and Certificateholder.

THE OWNER TRUSTEE

     Wilmington Trust Company will be the Owner Trustee under the Sale and Servicing Agreement. Heller Financial and its affiliates may from time to time enter into banking and trustee relationships with the Owner Trustee and its affiliates. Heller Financial and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Owner Trustee by the Noteholders as a group. The Owner Trustee's address is Rodney Square, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Trust Department.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Owner Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee will be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

     The Owner Trustee may resign at any time, in which event a successor Owner Trustee will be appointed as provided in the Sale and Servicing Agreement. The Servicer may also remove the Owner Trustee if such Owner Trustee ceases to be eligible to continue as such under the Sale and Servicing Agreement. In such circumstances, a successor Owner Trustee will be appointed as provided in the Sale and Servicing Agreement. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee does not become effective until acceptance of the appointment by the successor Owner Trustee.

                                THE INDENTURE

GENERAL

     The Notes will be issued pursuant to an Indenture between the Trust and the Indenture Trustee. Pursuant to the Sale and Servicing Agreement the Indenture Trustee will obtain the benefits of the Sale and Servicing Agreement for itself and the Noteholders represented thereby.

PAYMENTS OF PRINCIPAL AND INTEREST

     Pursuant to the Indenture, each payment received by the Indenture Trustee as described above under "Description of the Notes--Allocations; Prior to an Event of Default or Restricting Event" shall be promptly distributed in the following order of priority:

              first, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A-1 Notes shall be distributed to the Class A-1 Noteholders ratably, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-1 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-1 Notes;

              second, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class A-2 Notes shall be distributed to the Class A-2 Noteholders ratably, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-2 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-2 Notes;

              third, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class B Notes shall be distributed to the Class B Noteholders ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class B Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class B Notes;

              fourth, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Class C Notes shall be distributed to the Class C Noteholders ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class C Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class C Notes;

              fifth, so much of such installment or payment as shall be required to pay in full the aggregate amount of interest then due on or in respect of the Subordinated Notes shall be distributed to the Subordinated Noteholders ratably, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Subordinated Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Subordinated Notes;

              sixth, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class A-1 Noteholders to pay in full the aggregate amount of the Class A-1 Principal Payment Amount then due pursuant to or in respect of the Class A-1 Notes, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate unpaid principal amount of each Class A-1 Note bears to the aggregate unpaid principal amount of all Class A-1 Notes;

              seventh, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class A-2 Noteholders to pay in full the aggregate amount of the Class A-2 Principal Payment Amount then due pursuant to or in respect of the Class A-2 Notes, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate unpaid principal amount of each Class A-2 Note bears to the aggregate unpaid principal amount of all Class A-2 Notes;

              eighth, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class B Noteholders to pay in full the aggregate amount of the Class B Principal Payment Amount then due pursuant to or in respect of the Class B Notes, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate unpaid principal amount of each Class B Note bears to the aggregate unpaid principal amount of all Class B Notes; and

              ninth, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Class C Noteholders to pay in full the aggregate amount of the Class C Principal Payment Amount then due pursuant to or in respect of the Class C Notes, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate unpaid principal amount of each Class C Note bears to the aggregate unpaid principal amount of all Class C Notes.

              tenth, the balance, if any, of such installment or payment remaining thereafter shall be distributed ratably to the Subordinated Noteholders to pay in full the aggregate amount of the Subordinated Principal Payment Amount then due pursuant to or in respect of the Subordinated Notes, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate unpaid principal amount of each Subordinated Note bears to the aggregate unpaid principal amount of all Subordinated Notes.

     Pursuant to the Indenture, each payment received by the Indenture Trustee as described above under "Description of the Notes--Allocations; Following an Event of Default or Restricting Event" shall be promptly distributed in the following order of priority:

              first, so much of such payment as shall be required to reimburse the Indenture Trustee for any tax, expense, unpaid fees, charge or other loss incurred by the Indenture Trustee (to the extent not previously reimbursed), (including, without limitation, the expense of sale, taking or other proceeding, attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by the Indenture Trustee in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Indenture Trustee, liquidated or otherwise, upon the Indenture Event of Default giving rise to such expenditures or advances) shall be applied by the Indenture Trustee in reimbursement of such expenses;

              second, so much of such payment remaining as shall be required to reimburse the Noteholders in full for certain indemnity payments, if any, made by such Noteholders to the Indenture Trustee (to the extent not previously reimbursed) shall be distributed to the Noteholders, and, if the aggregate amount remaining shall be insufficient to reimburse all such payments in full, it shall be distributed ratably, without priority of any Noteholder over any other, in the proportion that the aggregate amount of such unreimbursed indemnity payments made by each such Noteholder bears to the aggregate amount of such unreimbursed indemnity payments made by all Noteholders;

              third, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class A-1 Notes and the Class A-2 Notes shall be distributed to the Class A-1 Noteholders and the Class A-2 Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-1 Note and one Class A-2 Note over any other Class A-1 Note or over any other Class A-2 Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class A-1 Note or Class A-2 Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class A-1 Notes and Class A-2 Notes;

              fourth, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class B Notes shall be distributed to the Class B Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class B Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class B Notes;

              fifth, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Class C Notes shall be distributed to the Class C Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Class C Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Class C Notes;

              sixth, so much of such payment remaining as shall be required to pay in full the aggregate amount of all accrued but unpaid interest to the date of distribution on the Subordinated Notes shall be distributed to the Subordinated Noteholders, and, if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate amount of all accrued but unpaid interest to the date of distribution on each Subordinated Note bears to the aggregate amount of all accrued but unpaid interest to the date of distribution on all Subordinated Notes;

              seventh, the balance, if any, of such payment remaining thereafter shall be distributed to the Class A-1 Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A-1 Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-1 Note over any other Class A-1 Note, in the proportion that the aggregate unpaid principal amount of each Class A-1 Note bears to the aggregate unpaid principal amount of all Class A-1 Notes;

              eighth, the balance, if any, of such payment remaining thereafter shall be distributed to the Class A-2 Noteholders in order to pay in full the outstanding aggregate amount of principal of the Class A-2 Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class A-2 Note over any other Class A-2 Note, in the proportion that the aggregate unpaid principal amount of each Class A-2 Note bears to the aggregate unpaid principal amount of all Class A-2 Notes;

              ninth, the balance, if any, of such payment remaining thereafter shall be distributed ratably to the Class B Noteholders to pay in full the aggregate amount of principal of the Class B Notes, then due pursuant to or in respect of the Class B Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class B Note over any other Class B Note, in the proportion that the aggregate unpaid principal amount of each Class B Note bears to the aggregate unpaid principal amount of all Class B Notes;

              tenth, the balance, if any, of such payment remaining thereafter shall be distributed ratably to the Class C Noteholders to pay in full the aggregate amount of principal of the Class C Notes, then due pursuant to or in respect of the Class C Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Class C Note over any other Class C Note, in the proportion that the aggregate unpaid principal amount of each Class C Note bears to the aggregate unpaid principal amount of all Class C Notes; and

              eleventh, the balance, if any, of such payment remaining thereafter shall be distributed ratably to the Subordinated Noteholders to pay in full the aggregate amount of principal of the Subordinated Notes, then due pursuant to or in respect of the Subordinated Notes, and if the aggregate amount remaining shall be insufficient to pay all such amounts in full, it shall be distributed ratably, without priority of any one Subordinated Note over any other Subordinated Note, in the proportion that the aggregate unpaid principal amount of each Subordinated Note bears to the aggregate unpaid principal amount of all Subordinated Notes.

EVENTS OF DEFAULT AND RESTRICTING EVENTS; REMEDIES

     If an Event of Default referred to in subparagraphs (d) or (e) (see "Description of the Notes--Events of Default") has occurred, then and in every such case the unpaid principal of the Notes, together with interest accrued but unpaid thereon, and all other amounts due to the Noteholders under the Indenture, shall immediately and without further act become due and payable.

     If any other Event of Default shall have occurred and be continuing, then and in every such case, the Notes shall be accelerated with accrued but unpaid interest thereon; provided, however, such Event of Default may be waived if the Required Holders may provide the Trustee and the Trust Depositor written notice of such waiver.

THE INDENTURE TRUSTEE

     The Indenture Trustee with respect to the Notes is Norwest Bank
Minnesota, National Association.   Heller Financial and its affiliates may
from time to time enter into banking and trustee relationships with the Indenture Trustee and its affiliates. Heller Financial and its affiliates may hold Notes in their own names; however, any Notes so held shall not be entitled to participate in any decisions made or instructions given to the Indenture Trustee by the Noteholders as a group.

     The Indenture Trustee's responsibilities will be generally ministerial in nature, consisting principally of the distribution of monies received pursuant to the Sale and Servicing Agreement, the authentication and registration of transfer of Notes under the Indenture, and the delivery of certain information received from the Trust Depositor. The Indenture Trustee also, as pledgee of the Trust under the Indenture, will take and maintain possession of any Contracts constituting "instruments" (for purposes of the UCC) not otherwise part of chattel paper.

     For purposes of meeting the legal requirements of any jurisdictions in which any part of the Trust Assets may at the time be located, the Indenture Trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Assets. To the extent permitted by law, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee will be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Indenture Trustee.

     The Indenture Trustee may resign at any time, in which event a successor Indenture Trustee which meets the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended (the "TIA"), will be appointed by the Servicer. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture. In such circumstances, a successor Indenture Trustee which meets the requirements of Section 310(a) of the TIA will be appointed by the Servicer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee.

GOVERNING LAW

     The Indenture will be governed by the laws of the State of New York.

AMENDMENTS

     At any time and from time to time, (i) the Owner Trustee, the Trust Depositor, and the Indenture Trustee, with the written consent of a Majority in Interest of the Noteholders represented thereby, may execute a supplement to the Indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the Indenture (including any appendix or schedule hereto) and (ii) the Indenture Trustee, with the written consent of a Majority in Interest of the Noteholders represented thereby, may consent to or execute a written amendment of or supplement to, or waiver or consent under, the Sale and Servicing Agreement; provided, however, that, without the consent of each Noteholder under the Indenture, no such amendment, supplement, waiver or consent shall

                      (I) reduce the amount or extend the time of payment of any amount owing or payable under any Note or (except as provided in the Indenture) increase or reduce the interest payable on any Note (except that only the consent of the affected Noteholder shall be required for any decrease in an amount of or the rate of interest payable on such Note or any extension for the time of payment of any amount payable under such Note), or alter or modify the provisions of the Sale and Servicing Agreement with respect to the order of priorities in which distributions thereunder shall be made or with respect to the amount or time of payment of any such distribution,

                      (ii) reduce, modify or amend any indemnities in favor of any Noteholder or in favor of or to be paid by the Trust Depositor, or alter the definition of "Indemnitees" to exclude any Noteholder (except as consented to by each Person adversely affected thereby),

                      (iii) make any Note payable in money other than U.S. dollars,

                      (iv) modify, amend or supplement the provisions of the Sale and Servicing Agreement relating to amendments, waivers and supplements to the Indenture, the Sale and Servicing Agreement or any other document, or

                      (v) modify the definition of "Majority in Interest" (as defined in the Indenture) or the percentage of Noteholders required to effect any modification of the Indenture.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     Transfer of Contracts. As of the Cutoff Date, Heller Financial or HFLI, as Sellers, will sell the Contracts to the Trust Depositor, which Contracts will be immediately conveyed to the Trust pursuant to the Sale and Servicing Agreement. Under commercial law, the transfer of the Contracts to the Trust is either a sale of the Contracts to the Trust or a grant of a security interest in such property to the Trust. The Trust Depositor has taken and will take all actions that are required under applicable law to perfect the Trust's interest in the Contracts in the event the transfer by the Trust Depositor to the Trust is deemed to be a loan for commercial law purposes, and it is the intent of the Trust Depositor that the Trust will at all times have a first priority perfected security interest in the Contracts and in the proceeds thereof, with certain exceptions. The Trust Depositor will represent and warrant upon the execution of the Sale and Servicing Agreement and as of the Closing Date and, with respect to Additional Contracts or Substitute Contracts, as of each date of conveyance thereof, that such sale to the Trust constitutes a valid sale to the Trust of all right, title and interest of the Trust Depositor in and to such Contracts. The Trust Depositor will also represent and warrant to the Trust that, in the event the sale of such Contracts by the Trust Depositor to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting and enforceable first priority perfected security interest in the Contracts, in existence at the time of the formation of the Trust with respect to Contracts conveyed on the Closing Date or at the date of conveyance of any Additional Contracts or Substitute Contracts, in favor of the Trust. For a discussion of the Trust's rights arising from these representations and warranties not being satisfied, see "The Transfer and Sale Agreement and The Sale and Servicing Agreement Generally--Representations and Warranties".

     Financing statements covering the Contracts will be filed under the UCC by the Trust Depositor, the Trust and the Indenture Trustee to perfect their respective interests in the Contracts and continuation statements will be filed as required to continue the perfection of such interests. In addition, each Seller will indicate in its books and records, including the appropriate computer files relating to the Contracts, that such Contracts have been transferred by such Seller to the Trust Depositor, by the Trust Depositor to the Trust and by the Trust to the Indenture Trustee, and each Seller will physically separate from its general files relating to similar Contracts, and stamp the related Contract Files or otherwise mark such Contracts with a legend to the effect that such Contracts have been transferred to the Trust and assigned to the Indenture Trustee, and deliver to the Indenture Trustee a computer file or microfiche or written list containing a true and complete list of all Contracts then being transferred to the Trust and all Secondary Contracts in which a security interest is then being transferred to the Trust, identified by account number and by the Discounted Contract Balance as of the related Cutoff Date. To facilitate servicing and reduce administrative costs, however, the Contract Files will be retained in the possession of the Servicer and not deposited with the Indenture Trustee or any other agent or custodian for the benefit of the Noteholders (except for a limited number of End-User Contracts evidenced by, in addition to a related Financing Agreement, "instruments" not constituting part of chattel paper within the meaning of the UCC, which instruments will be delivered to the custody and possession of the Indenture Trustee as pledgee of the Trust). Because the Contract Files will remain in the Servicer's possession, if a subsequent purchaser were able to take physical possession of the Contract Files without knowledge of such assignment, the Indenture Trustee's priority interest in the Contracts (as assignee of the Seller's, Trust Depositor's and the Trust's interest) could be defeated. In such event, distributions to Noteholders could be adversely affected. The segregation and stamping of Contract Files should, however, mitigate this risk.

     Similarly, with respect to Secondary Contracts securing Vendor Loans, in some instances the Vendor will retain the original contract files associated with the related End-User Contracts which are Secondary Contracts securing such Vendor Loan. Although UCC financing statements are filed reflecting the pledge of such Contracts to the applicable Seller as security for the Vendor Loans, because these contract files will remain in the Vendor's possession, if a subsequent purchaser were able to take physical possession of such contract files without knowledge of the pledge to the Seller, the Indenture Trustee's priority security interest (as assignee of the Seller's, Trust Depositor's and the Trust's interest) in the such Secondary Contracts, as security for the related Vendor Loan, could be defeated. In such event, distributions to
Noteholders could be adversely affected.   Each Vendor represents, warrants
and covenants in the applicable agreement evidencing a Vendor Loan, however, that it has not and will not sell, pledge or otherwise assign or convey to any other party (other than the applicable Seller) any interest in the Secondary Contracts securing such Vendor Loan, and agrees that it will maintain possession of the related contract files as custodian for the benefit of the Seller as secured party with respect to such Secondary Contracts.

     There are also certain limited circumstances under applicable federal or state law in which prior transferees of Contracts or Secondary Contracts could have an interest in such contracts with priority over the Indenture Trustee's interest. A tax or other government lien on property of the Seller or the Trust Depositor arising prior to the time a Contract or interest in a Secondary Contract is conveyed to the Trust may also have priority over the
interest of the Trust and the Indenture Trustee in such contract.   Under the
Transfer and Sale Agreement, the Sellers will jointly and severally warrant to the Trust Depositor, and, under the Sale and Servicing Agreement, the Trust Depositor will warrant to the Indenture Trustee, that the Contracts have been transferred free and clear of the lien of any third party and that the interests in Secondary Contracts transferred thereunder have been transferred free and clear of the lien of any third party. Each Seller, the Trust Depositor, the Owner Trustee and the Trust will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any Contract or Secondary Contract included in the Trust, other than transfers to the Trust and by the Trust to the Indenture Trustee. In addition, as described above under "The Trust Depositor", the Trust Depositor has been organized as a "bankruptcy-remote" entity which is not engaged in any business or activities unrelated to the transactions described herein.

     Transfers of Interests in Financed Equipment. In connection with the conveyance of the Contracts to the Trust, security interests in the related financed Equipment securing such Contracts (or, in connection with Leases, the Seller's ownership interest in or title to such Equipment) will be assigned by the applicable Seller to the Trust Depositor and by the Trust Depositor to the Trust. It has been the general policy of the Sellers to file or cause to be filed UCC financing statements with respect to the Equipment relating to the Contracts. Due to the administrative burden and expense associated with amending many filings in numerous states where Equipment is located, no assignments of the UCC financing statements evidencing the security interest of the Sellers in the Equipment will be filed to reflect the Trust Depositor's, the Trust's or the Indenture Trustee's interests therein. While failure to file such assignments does not affect the Trust's interest in the Contracts or perfection of the Indenture Trustee's interest in such Contracts (including the related Seller's security interest in the related Equipment), it does expose the Trust (and thus Noteholders) to the risk that the Servicer could inadvertently release its security interest in the Equipment of record, and it could complicate the Trust's enforcement, as assignee, of the Seller's security interest in the Equipment. While these risks should not affect the perfection or priority of the interest of the Indenture Trustee in the Contracts or rights to payment thereunder, they may adversely affect the right of the Indenture Trustee to receive proceeds of a disposition of the Equipment related to a Defaulted Contract. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the Equipment assigned to the Indenture Trustee.

     Also, the transfer to the Trust Depositor of the applicable Seller's security interest in aircraft ("Title Registry Equipment") securing certain Contracts, or its ownership interest in Title Registry Equipment subject to Leases, and the transfer of such interests by the Trust Depositor to the Trust, is subject to certain federal title registration statutes, regulations and procedures (in the case of other Title Registry Equipment). Due to the significant administrative burden and expense associated with reregistering transfers of titles and of security interests with respect to such Title Registry Equipment, the registrations of title with respect to Title Registry Equipment securing Contracts, and to Title Registry Equipment subject to Leases, will not identify the Trust as secured party or owner, as the case may be, of such Equipment. There exists a risk in not so identifying the Trust as the new secured party or owner that, through fraud or negligence, a third party could acquire an interest in the Title Registry Equipment superior to that of the Trust. In addition, statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the Title Registry Equipment. The Sellers will jointly and severally represent that as of the Cutoff Date, in the Sellers' reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are secured by Title Registry Equipment, does not exceed 1.37% of the ADCB of the Contract Pool.

     In addition, some of the Equipment related to the Contracts may constitute "fixtures" under the real estate or UCC provisions of the jurisdiction in which such Equipment is located. In order to perfect a security interest in such Equipment, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Equipment is located. These filings must be made in the real estate records office of the county in which such Equipment is located. So long as the Obligor does not permanently attach the Equipment to the real estate, a security interest in the Equipment will be governed by the UCC, and the filing of a UCC-1 financing statement will be effective to maintain the priority of the applicable Seller's security interest in such Equipment. Except for a small portion of such Equipment, the Trust Depositor does not believe that any of the Equipment will be permanently affixed to the related real estate. If, however, any Equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the Equipment which is prior to the security interest originally obtained by the applicable Seller and transferred to the Trust Depositor. Based on the representation of the Sellers, the Trust Depositor, however, believes that with respect to Equipment which constitutes a "fixture", it has obtained a perfected first priority security interest, through assignment of such security interest by the Seller, by virtue of the Seller's proper filing of UCC-1 financing statements naming the Seller as secured party in the real estate records office of the county in which the Equipment is located. Also, the Sellers will jointly and severally represent that as of the Cutoff Date, in the Sellers' reasonable judgment, the Discounted Contract Balance of End-User Contracts in the Contract Pool that are secured by fixtures, does not exceed 6.80% of the ADCB of the Contract Pool.

     The Trust Depositor will be obligated to reacquire any Contract transferred to the Trust (subject to the Seller's reacquisition thereof) in the event it is determined that a first priority perfected security interest, or ownership interest in the case of Leases, in the name of the Seller in the Equipment related to such Contract did not exist as of the date such Contract was conveyed to the Trust, if (i) such breach shall materially adversely affect such Contract and (ii) such failure or breach shall not have been cured by the last day of the second (or, if the Trust Depositor elects, the first) month following the discovery by or notice to the Trust Depositor of such breach, and the Sellers will be jointly and severally obligated to reacquire such Contract from the Trust Depositor contemporaneously with the Trust Depositor's reacquisition from the Trust. If there is any Equipment as to which the applicable Seller failed to perfect its security interest, such Seller's security interest, and the security interests of the Trust Depositor and the related Trust (and the Indenture Trustee as assignee), would be subordinated to, among others, subsequent purchasers of the Equipment and holders of perfected security interests with respect thereto. To the extent the security interest of the Seller in the related Equipment is perfected, subject to the exceptions set forth in the following sentence, the Trust will have a prior claim over subsequent purchasers from the Obligor of such Equipment and holders of subsequently perfected security interests granted by Obligors. However, as against Mechanics' Liens or liens for taxes and other non-consensual liens unpaid by an Obligor under a Contract, or in the event of fraud or negligence of the Seller or Servicer, the Trust could lose the priority of its interest or its interest in such Equipment following the conveyance of such Contract to the Trust. Neither the Trust Depositor nor the Servicer not any Seller will have any obligation to reacquire a Contract if any of the occurrences described in the foregoing sentence (other than fraud or negligence of the Seller) result in the Trust's losing the priority of its security interest or its security interest in such Equipment after the date such Contract is conveyed to the Trust.

     Certain other federal and state statutory provisions, including bankruptcy law, insolvency laws, and other laws affecting the rights of creditors and debtors generally as well as general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Certain Matters Relating to Bankruptcy.   The Sellers will either (i)
originate Contracts or (ii) acquire End-User Contracts from a Vendor, which Contracts will be transferred to the Trust Depositor. If the acquisition of an End-User Contract by a Seller is treated as a sale of such Contract from the applicable Vendor to such Seller, such Contract generally would not be part of such Vendor's bankruptcy estate and would not be available to such Vendor's creditors. If a Vendor became a debtor in a bankruptcy case then, in the case of End-User Contracts acquired as described in clause (ii) above, if an unpaid creditor of such Vendor or a representative of creditors of such Vendor, such as a trustee in bankruptcy, or such Vendor acting as a debtor-in-possession, were to take the position that the sale of such Contracts to the Seller was ineffective to remove such Contracts from such Vendor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of such Vendor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Vendor, reductions in the amount of such payments could result. Further, if the transfer of End-User Contracts to the Seller as described in clause (ii) above is recharacterized as a pledge, a tax or government lien on the property of the pledging Vendor arising before the Contracts came into existence may have priority over the respective Seller's (and its assignee's) interest in the Contracts. No law firm will, in connection with any offering of the Notes, express any opinion as to the issues discussed above.

     In the Transfer and Sale Agreement, the Sellers will jointly and severally warrant to the Trust Depositor that the conveyance of the Contracts by a Seller to the Trust Depositor is a valid sale and transfer of such Contracts to the Trust Depositor. In addition, each Seller and the Trust Depositor will treat the transactions described herein as a sale of the Contracts to the Trust Depositor and the Seller will take all actions that are required under applicable law to perfect the Trust Depositor's ownership interest in the Contracts sold by it and the Trust Depositor's security interest in the Secondary Contracts securing Vendor Loans sold by it. Notwithstanding the foregoing, if the Seller became a debtor in a bankruptcy case and an unpaid creditor of the Seller or a representative of creditors of the Seller, such as a trustee in bankruptcy, or the Seller acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Trust Depositor was ineffective to remove such Contracts from the Seller's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Seller), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Seller, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust Depositor is recharacterized as a pledge, a tax or government lien on the property of the Seller arising before the Contracts came into existence may have priority over the Trust Depositor's interest in the Contracts. If the transactions contemplated herein are treated as a sale of Contracts to the Trust Depositor, generally the Contracts would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the United States Court of Appeals for the Tenth Circuit held that, under the UCC, accounts sold by a debtor remain property of the debtor's estate under
Section 541 of the Bankruptcy Code. In the event of a bankruptcy of a Seller, or, in the case of Contracts originated by a Vendor and purchased by a Seller, a bankruptcy of a Vendor, and a determination by a court that the sale of the Contracts to the Trust Depositor or to the Seller, respectively, should be recharacterized as a pledge of such Contracts to secure a borrowing, not as a "true sale," including as a result of the application by a court of the Octagon court's reasoning to the Seller's sale of Contracts to the Trust Depositor or to a Vendor's sale of Contracts to the Seller, delays in distributions on Notes, and possible reductions in the amount of distributions, could occur.

     The Trust Depositor will warrant in the Sale and Servicing Agreement (i) that the conveyance of the Contracts to the Trust is a valid sale of the Contracts to the Trust and (ii) that the security interest thereon granted by the Trust in favor of the Indenture Trustee is a valid and duly perfected security interest, and will take all actions that are required under applicable law to perfect the Trust's and the Indenture Trustee's respective interests in the Contracts and the Secondary Contracts securing Vendor Loans sold by it. Nevertheless, if the Trust Depositor were to become a debtor in a bankruptcy case and an unpaid creditor of the Trust Depositor or a representative of creditors of the Trust Depositor, such as a trustee in bankruptcy, or the Trust Depositor acting as a debtor-in-possession, were to take the position that the sale of Contracts to the Trust was ineffective to remove such Contract's from the Trust Depositor's estate (for instance, that such sale should be recharacterized as a pledge of Contracts to secure borrowings of the Trust Depositor), then delays in payments under the Contracts to the Trust could occur or, should the court rule in favor of such creditor, representative or Trust Depositor, reductions in the amount of such payments could result. If the transfer of Contracts to the Trust is recharacterized as a pledge, a tax or government lien on the property of the Trust Depositor arising before the Contracts came into existence may have priority over the Noteholder's interest in the Contracts. If the transactions are treated as a sale of Contracts, generally, the Contracts would not be part of the Trust Depositor's estate and would not be available to the Trust Depositor's creditors.

     Certain restrictions have been imposed on the Trust Depositor and the Trust and certain other parties to the transactions described herein which are intended to reduce the risk of an insolvency proceeding involving the Trust Depositor or the Trust. These restrictions include incorporating the Trust Depositor as a separate, special purpose company pursuant to a certificate of incorporation containing certain restrictions on the nature of its business. Additionally, the Trust Depositor may commence a voluntary case or proceeding under any bankruptcy or insolvency law, or cause the Trust to commence a voluntary case or proceeding under any bankruptcy or insolvency law, only upon the affirmative vote of all its directors, including its independent directors, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. The Trust Depositor's certificate of incorporation requires that the Trust Depositor have at all times at least two independent directors. In addition, the Trust Depositor has no intent to file, and Heller Financial has represented that it has no intent to cause the filing of, a voluntary application under the insolvency laws with respect to the Trust Depositor, as long as the Trust Depositor is solvent and does not reasonably foresee becoming insolvent. However, no assurance can be given that insolvency proceedings involving either the Trust Depositor or the Trust will not occur. In the event the Trust Depositor becomes subject to insolvency proceedings, the Trust, the Trust's interest in the Trust Assets, and the Trust's obligation to make payments on the Notes might also become subject to such insolvency proceedings. In the event of insolvency proceedings involving the Trust, the Trust's interest in the Trust Assets and the Trust's obligation to make payments on the Notes would become subject to such insolvency proceedings. No assurance can be given that insolvency proceedings involving Heller Financial would not lead to insolvency proceedings of either, or both, of the Trust Depositor or the Trust. In either such event, or if an attempt were made to litigate any of the foregoing issues, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the Indenture and the Sale and Servicing Agreement could occur, although the Noteholders would continue to have the benefit of the Indenture Trustee's security interest in the Trust Assets under the Sale and Servicing Agreement.

     The right of the Indenture Trustee, as secured party under the Sale and Servicing Agreement for the benefit of the Noteholders, to foreclose upon and sell the Trust Assets is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to Section 362 of the Bankruptcy Code, if a bankruptcy proceeding were to be commenced by or against the Trust, and possibly the Trust Depositor, before or possibly even after the Indenture Trustee has foreclosed upon and sold the Trust Assets. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek "adequate protection". The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent the holders of the Notes would be compensated for any diminution in value of the Trust Assets. Furthermore, in the event a bankruptcy court determines that the value of the Trust Assets is not sufficient to repay all amounts due on the Notes, the Noteholders would hold secured claims only to the extent of the value of the Trust Assets to which the holders are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

     If an Insolvency Event with respect to the Trust Depositor were to occur, then an Event of Default would occur with respect to the Notes and, pursuant to the terms of the Sale and Servicing Agreement, and assuming the Trust Assets were not then subject to being involved in a bankruptcy case, the Indenture Trustee would sell the Contracts, thereby causing early termination of the Trust and would use the proceeds of such sale to pay the outstanding principal of and accrued interest on the Notes to the extent and in the order of priority described under "Description of the Notes--Allocations; Following an Event of Default or Restricting Event". The Noteholders would suffer a loss if the sum of (i) the proceeds of the sale allocable to the Noteholders and (ii) the proceeds of any collections on the Contracts in the Collection Account allocable to the Noteholders is insufficient to pay the Noteholders in full.

     The occurrence of certain events of bankruptcy, insolvency or receivership with respect to the Servicer will result in a Servicer Default. If no other Servicer Default other than the occurrence of an Insolvency Event with respect to the Servicer exists, an unpaid creditor of the Servicer or a representative of creditors of the Servicer, such as a trustee in bankruptcy, or the Servicer acting as a debtor-in-possession, would have the power to prevent either the Indenture Trustee or the Noteholders from appointing a successor Servicer.

     State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Noteholders must rely on repossession and disposition of any Equipment to recover amounts due on Defaulted Contracts, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect the ability of the Noteholders to realize the full amount due on a Contract or Secondary Contract include the failure to file financing statements to perfect the applicable Seller's, the Trust Depositor's, the Trust's or Indenture Trustee's security interest, as applicable, in the Equipment or other Applicable Security, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses if the remaining unaffected Contracts are insufficient to cover such losses.

     If a court, in a lawsuit by an unpaid creditor of a Seller or by a representative of creditors of such Seller, such as a trustee in bankruptcy, or by the Seller acting as a debtor-in-possession, were to find that, at the time of or as a result of any transfer by such Seller of Contracts to the Trust Depositor, (i) (A) the Seller entered into such transaction with the intent of hindering, delaying or defrauding creditors or (B) the Seller received less than a reasonably equivalent value or fair consideration as a result of such transfer and (ii) the Seller (A) was insolvent or would be rendered insolvent by such transfer, (B) was engaged in a business or transaction for which its assets constituted unreasonably small capital after such transfer or (C) intended to incur, or believed that it would incur, indebtedness beyond its ability to pay as the obligations under such indebtedness matured (as the foregoing terms are defined in or interpreted under the relevant fraudulent conveyance statutes), such court could invalidate such transfer to the Trust Depositor or to the Trust, or substantively consolidate the Trust Depositor, the Trust and the Seller, or subordinate the rights of the Noteholders to the rights of unsecured creditors of the Seller, or take other actions that would be adverse to the Noteholders.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, an entity would be considered insolvent if the fair saleable value of its assets is less than the amount of its liabilities (including contingent liabilities) or the amount that will be required to pay its probable liabilities on its existing debts as they become absolute and matured. The Sellers believe that they are entering into these transactions (including the transfers of Contracts pursuant to the Transfer and Sale Agreement) for proper purposes and in good faith and that the purchase price for the Contracts identified in the Transfer and Sale Agreement will represent reasonably equivalent value or fair consideration for the transfers of such Contracts by the Sellers to the Trust Depositor.

     The Trust Depositor will receive, on the Closing Date, a certificate from each Seller to the effect that (i) the Seller did not intend, in entering into the Transfer and Sale Agreement and consummating the transactions contemplated thereby, to hinder, delay or defraud either then present or future creditors or any other person to which such Seller was or would thereafter become, as of or after the consummation of such transactions, indebted and (ii) the purchase price for the Contracts sold under the Transfer and Sale Agreement represented reasonably equivalent value or fair consideration as a result of the transfers of such Contracts to the Trust Depositor. There can be no assurance, however, that a court would reach the same conclusion.

     No law firm will, in connection with any offering of the Notes, express any opinion as to federal or state laws relating to fraudulent transfers.

     Certain states have adopted a version of Article 2A of the UCC ("Article 2A"), which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any "unconscionable" lease or "unconscionable" provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of "consumer leases" and leases where the lessee is a "merchant lessee". However, in the Transfer and Sale Agreement, the Sellers will jointly and severally represent that (i) no Contract is a "consumer lease" and (ii) each Obligor has accepted the equipment leased to it and, after reasonable opportunity to inspect and test, has not notified Heller Financial of any defects therein.
Article 2A, moreover, recognizes typical commercial lease "hell or high water" rental payment clauses and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context wide degree of latitude to vary provisions of the law.

     Vendor Loans and Vendor Recourse Contracts. The Vendor Loans are, by their terms, payable solely from the proceeds of the Secondary Contracts securing such Vendor Loans, and do not generally represent obligations of the Vendor (except that Secondary Contracts may be covered by such Vendor's UNL Pool or other forms of Vendor recourse). Consequently, Noteholders must rely solely upon the Secondary Contracts and any other Applicable Security, if any, for the payment of principal of, and interest on, the related Vendor Loans. As noted above, any Secondary Contract which is a "true lease" originated by a Vendor will be subject to rejection by such Vendor, as debtor in possession, or by such Vendor's bankruptcy trustee. Upon any such rejection Scheduled Payments under such rejected Secondary Contract may terminate and the Noteholders may be subject to losses if the remaining unaffected Contract, and security interests in the related Equipment, are insufficient to cover the losses. Further, as noted under above, a tax or government lien on the property of the pledging Vendor arising before a Secondary Contract came into existence may have priority over the applicable Seller's (and hence its assignee's) interest in such Secondary Contract.

     Certain Vendor Assignments and certain Program Agreements provide that the applicable Seller has recourse to the related Vendor for all or a portion of the losses the Seller may incur as a result of a default under the End-User Contracts sold under such Vendor Assignment or Program Agreement. In the event of a Vendor's bankruptcy, a bankruptcy trustee, a creditor or the Vendor as debtor in possession might attempt to characterize sales to the Seller pursuant to such Vendor Assignments or Program Agreements as loans to the Vendor from the Seller secured by the Contracts sold thereunder. If such an attempt is successful, such Vendor Assignment or Program Agreement would be subject to the risks described herein for Vendor Loans. In such case the Contracts sold under such Vendor Assignment or Program Agreement would constitute Secondary Contracts under the recharacterized Vendor Assignment or Program Agreement.

                       FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general and brief discussion of material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. The discussion that follows, and the opinion set forth below of Winston & Strawn, special tax counsel to the Trust Depositor ("Tax Counsel"), are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service ("IRS") rulings on comparable transactions or instruments to those described herein. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Noteholders.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to Noteholders in light of their personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations, and persons who hold the Notes as part of a straddle, hedging, or conversion transaction). The discussion is generally directed to prospective purchasers who purchase Notes at the time of original issue, who are citizens or residents of the United States, and who hold the Notes as "capital assets" within the meaning of
Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and
(ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

OPINION

     In the opinion of Tax Counsel, for federal income tax purposes, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling, or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, (i) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (ii) the Notes will be treated as indebtedness. Such opinion assumes that the Servicer, the Trust Depositor, the Certificateholders and all the Noteholders will consistently treat the Notes for all tax purposes as indebtedness secured by the assets of the Trust and that the Trust will be disregarded as a separate entity for federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii). An opinion of counsel does not foreclose the possibility of a contrary determination by the IRS or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

     Although it is the opinion of Tax Counsel that the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Trust and the Notes will prevail. If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the related Contracts and other assets, which may be reduced by its interest expense on the Notes if the Notes are respected as debt of such corporation. Any such corporate income tax could materially reduce cash available to make payments on the Notes. If, contrary to the opinion of Tax Counsel, the IRS also successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as corporation with the adverse tax consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on the Notes recharacterized as equity). Alternatively, if the IRS treated the Notes as equity, it is also possible that the Trust might by treated as a publicly traded partnership that would not be taxable as a corporation because the Trust would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may constitute "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses, and income from the Trust's assets would be taxable to Noteholders without regard to whether cash distributions are made from the Trust or the Noteholders' method of tax accounting.

     The discussion that follows assumes that the Notes will be treated as indebtedness for federal income tax purposes. The following discussion is also based in part upon Treasury Regulations interpreting the original issue discount ("OID") provisions of the Code. The OID regulations, however, are subject to varying interpretations and do not address all issues that would affect Noteholders.

TAXATION OF INTEREST INCOME TO NOTEHOLDERS

     Based upon Tax Counsel's interpretation of (i) the definition of "qualified stated interest" and (ii) other provisions of the OID Code sections and regulations, it is not expected that the Notes will be issued with OID (i.e., any excess of the stated redemption price at maturity over their issue price), other than perhaps with a de minimis amount (i.e., 1/4 of the Notes stated redemption price at maturity multiplied by the number of full years to maturity). In such case, the stated interest on each class of Notes should be treated as qualified stated interest and will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the Noteholder's general method of tax accounting.

OID

     If Notes were issued at a discount from their principal amounts or if the stated interest were not treated as "qualified stated interest," the Notes would be treated as having OID. Under the OID regulations currently in effect, in order to have qualified stated interest, the stated interest must be "unconditionally payable" in cash or property at least once annually. Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Tax Counsel believes that the likelihood of late payment or nonpayment of the stated interest on the Notes should constitute a remote contingency; the IRS, however, may disagree. In such case, the stated interest on the Notes would not be qualified stated interest and the Notes would be considered to have been issued with OID.

     If the Notes are in fact issued with a greater than de minimis amount of OID or are otherwise treated as having been issued with OID, the following rules should apply. The excess of the "stated redemption price at maturity" of a Note (generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Notes are sold to the public) will constitute OID. A Noteholder must include OID in income as interest over the term of the Note under a constant yield method. OID must be included in income in advance of the receipt of cash representing that income. In general, the amount of OID included in income is the sum of the "daily portions" of the OID with respect to the Note for each day during the taxable year the Noteholder held the Note. The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The "accrual period" for an OID Note may be of any length and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the Note's adjusted issue price and its yield to maturity and (ii) the amount of qualified stated interest payments allocable to such accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period is the sum of its issue price plus the amount of OID allocable to prior accrual periods minus the amount of prior payments that were not qualified stated interest.

     Alternatively, because the payments on the Notes may be accelerated by reason of prepayments on the Contracts, OID, other than de minimis OID, on the Notes, if any, may have to be accrued under Code section 1272(a)(6), which allocates OID to each day in an accrual period by taking the ratable portion of the excess of (i) the sum of the present value of the remaining payments on a Note as of the close of the accrual period and the payments made during the accrual period that were included in stated redemption price at maturity, over
(ii) the adjusted issue price of the Note at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) so it is not clear if such section would apply to the Notes if they are treated as having OID. Legislation has been proposed which if enacted, would require any OID (or interest) on the Notes to be computed in accordance with the rules of
Section 1272(a)(6) and certain prepayment assumptions.

     A holder of a Note issued with de minimis OID must include such OID in income proportionately as principal payments are made on such Note.

Acquisition Premium

     A holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "acquisition premium") and that does not make the election described below under "Election to Treat All Interest as Original Issue Discount" is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price.

Market Discount

     Whether or not the Notes are issued with OID, a subsequent purchaser (i.e., a purchaser who acquires a Note not at the time of original issue) of a Note at a discount will be subject to the "market discount rules" of Sections 1276 through 1278 of the Code. In general, these rules provide that if the holder of a Note purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter recognizes gain upon a disposition (or receives a principal payment), the lesser of (i) such gain (or the principal payment) or (ii) the accrued market discount (not previously included in income) will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the holder held the Note and the denominator of which is the number of days from the date the holder acquired the Note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders should consult with their own tax advisors as to the effect of making this election.

     Limitations imposed by the Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

     Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is .25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note, and when such distribution is received, capital gain will be recognized equal to discount allocated to such distribution.

Amortizable Bond Premium

     In general, if a subsequent purchaser acquires a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased the Note with "amortizable bond premium" equal to the amount of such excess. A Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the Note. Under proposed regulations, if finalized, accrued amortized bond premium may only be used as an offset against qualified stated interest income when such income is included in the holder's gross income under the holder's normal accounting system.

Election to Treat All Interest as Original Issue Discount

     A holder may elect to include in gross income all interest that accrues on a Note using the constant yield method described above under the heading "OID," with modifications described below. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing holder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

DISPOSITION OF NOTES

     Generally, capital gain or loss will be recognized on a sale or other taxable disposition of the Notes in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the seller's tax basis in the Notes. A Noteholder's tax basis in a Note will generally equal his or her cost increased by any OID and market discount, with respect to the Note and decreased by any bond premium previously amortized and any principal payments previously received by such Noteholder with respect to the Note. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital gain or loss will be long-term if the Note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Indenture Trustee will be required to report annually to the IRS, and to each Noteholder, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

     Based upon Tax Counsel's opinion that the Notes will be treated as indebtedness for federal income tax purposes, the following information describes the general U.S. federal income tax treatment of investors that are not U.S. persons (each a "Foreign Person"). The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust:

     (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Trust, Trust Depositor or HFI or a "controlled foreign corporation" with respect to which the Trust Depositor is a "related person" within the meaning of the Code, and (ii) provides an appropriate statement (Form W-8) to the Trustee or paying agent (generally the clearing agency, financial intermediary, or broker) that is signed under penalties of perjury, certifying that the beneficial owner of the Note is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the Foreign Person must provide the paying agent with Form 1001. This form is also effective for three years.

     (b) Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that
              (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year. If an individual Foreign Person is present in the U.S. for 183 days or more during the taxable year, the gain on the disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

     (c) If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement (Form 4224) is furnished to the paying agent) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. Form 4224 is effective for only one calendar year. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

                        CERTAIN STATE TAX CONSEQUENCES

     Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Notes. ACCORDINGLY, PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY NOTES.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are "parties in interest" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans or individual retirement accounts ("Code Plans," and together with ERISA Plans, "Plans") and persons who are "disqualified persons" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in the Notes, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.

PROHIBITED TRANSACTIONS

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "plan assets" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(1) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Trust Depositor, the Underwriter, the Servicer, the Indenture

Trustee or the Owner Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the Notes by, on behalf of or with "plan assets" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

     The Notes may not be purchased with the assets of a Plan if the Trust Depositor, the Underwriter, the Servicer, the Indenture Trustee, or the Owner Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan; or (c) is an employer of employees covered under the Plan unless such investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes - for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager;" PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

     Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the Notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of doing so.

                             PLAN OF DISTRIBUTION

GENERAL

     Subject to the terms and conditions set forth in an (i) underwriting agreement dated September __, 1997 for the sale of the Class A-1 Notes and the Class A-2 Notes, the Trust Depositor has agreed to sell to First Union Capital Markets Corp, Bear, Stearns & Co. Inc., and Lehman Brothers Inc. (the "Class A-1 and Class A-2 Underwriters") and each of the Class A-1 and the Class A-2 Underwriters has separately agreed to purchase from the Trust Depositor, the principal amount of the Class A-1 Notes and the Class A-2 Notes set forth opposite its name below and (ii) an Underwriting Agreement dated September __, 1997 for the sale of the Class B Notes and the Class C Notes, the Trust Depositor has agreed to sell to First Union Capital Markets Corp. the Class B Notes and the Class C Notes (the "Class B and the Class C Underwriter") and the Class B and Class C Underwriter to purchase from the Trust Depositor, the principal Amounts of the Class B Notes and the Class C Notes set forth opposite its name below:

                                                          Aggregate Principal Amount
                                                                to be Purchased
                                                       ---------------------------------
                                               Class A-1 Receivable-Backed Notes, Series 1997-1
                                               ------------------------------------------------

     First Union Capital Markets Corp.                          $24,980,096
     Bear, Stearns & Co. Inc.                                   $19,000,000
     Lehman Brothers                                            $19,000,000



                                                          Aggregate Principal Amount
                                                                to be Purchased
                                                       ---------------------------------
                                               Class A-2 Receivable-Backed Notes, Series 1997-1
                                               ------------------------------------------------

     First Union Capital Markets Corp.                          $75,678,552
     Bear, Stearns & Co. Inc.                                   $58,000,000
     Lehman Brothers                                            $58,000,000


                                                          Aggregate Principal Amount
                                                                to be Purchased
                                                       ---------------------------------
                                               Class B Receivable-Backed Notes, Series 1997-1
                                               ------------------------------------------------

     First Union Capital Markets Corp.                          $8,214,795



                                                          Aggregate Principal Amount
                                                                to be Purchased
                                                       ---------------------------------
                                               Class C Receivable-Backed Notes, Series 1997-1
                                               ------------------------------------------------

     First Union Capital Markets Corp.                          $5,476,530


     In the respective Underwriting Agreements, the Class A-1 and the Class A-2 Underwriters and the Class B and the Class C Underwriter, respectively have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of such Notes are purchased.

     The Class A-1 and the Class A-2 Underwriters have advised the Issuer that the Class A-1 and Class A-2 Underwriters propose initially to offer the Class A-1 Notes and the Class A-2 Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of 0.100% and 0.150% of the initial principal amount of the Class A-1 Notes and the Class A-2 Notes, respectively. The Class A-1 and the Class A-2 Underwriters may allow and such dealers may reallow a concession not in excess of 0.050% of the initial principal amount of the Class A-1 Notes and 0.075% of the initial principal amount of the Class A-2 Notes.

     The Class B and the Class C Underwriter has advised the Issuer that the Class B and Class C Underwriter propose initially to offer the Class B Notes and the Class C Notes to the public at the price set forth on the cover page hereof and to certain dealers at such price less a selling concession not in excess of 0.250% and 0.350% of the initial principal amount of the Class B Notes and the Class C Notes, respectively. The Class B and the Class C Underwriter may allow and such dealers may reallow a concession not in excess of 0.125% of the initial principal amount of the Class B Notes and 0.175% of the initial principal amount of the Class C Notes.

     The respective Underwriting Agreements provide that Heller Financial and the Trust Depositor, jointly and severally, will indemnify the Class A-1 and Class A-2 Underwriters and Class B and Class C Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the respective Underwriters may be required to make in respect thereof.

     In addition, First Union Capital Markets Corp. will act as the private placement agent for the Trust Depositor in connection with the sale of the Subordinated Notes and will receive compensation therefor.

     In the ordinary course of its business, the Underwriters and their affiliates have engaged and may engage in commercial banking and investment banking transactions with Heller Financial and its affiliates, including the Trust Depositor and HFLI.

                             RATING OF THE NOTES

     It is a condition to the issuance of the Notes that the Class A-1 Notes be rated at least "P-1" and "F-1+" , that the Class A-2 Notes be noted at least "Aaa and "AAA" that the Class B Notes be rated at least "A1" and "A+" , and that the Class C Notes be rated at least "Baa2" and "BBB", by Moody's Investors Service, Inc. and Fitch Investors Service, L.P., respectively.

     Such rating will reflect only the views of the Rating Agency and will be based primarily on the subordination of the Class A-2 Notes, Class B Notes, Class C Notes and the Subordinated Securities (in the case of the Class A-1 Notes), the subordination of the Class B Notes, Class C Notes and the Subordinated Securities (in the case of the Class A-2 Notes), the subordination of the Class C Notes and the Subordinated Securities (in the case of the Class B Notes) and the subordination of the Subordinated Securities (in the case of the Class C Notes), as well as the value and creditworthiness of the Contracts and Equipment. The ratings are not a recommendation to purchase, hold or sell the Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. Each rating may be subject to revision or withdrawal at any time by the assigning Rating Agency. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Notes. The rating of the Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The rating does not address the rate of Prepayments that may be experienced on the Contracts and, therefore, does not address the effect of the rate of Prepayments on the return of principal to the Noteholders.

                                LEGAL MATTERS

     Certain legal matters relating to the Notes, including certain federal income tax matters, as well as other matters, will be passed upon for the Trust, the Trust Depositor, the Seller/Servicer and the Administrator by Winston & Strawn, Chicago, Illinois. Certain legal matters for the Underwriters will be passed upon by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York.

                                INDEX OF TERMS

   Term(s)                                                        Page(s)

ADCB . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14, 48
Accrual Period . . . . . . . . . . . . . . . . . . . . . . . .     12, 47
Acquisition Premium  . . . . . . . . . . . . . . . . . . . . .         81
Additional Contract  . . . . . . . . . . . . . . . . . . . . .      9, 41
Additional Contract Cutoff Date  . . . . . . . . . . . . . . .          4
Adjusted Contract  . . . . . . . . . . . . . . . . . . . . . .          9
Adjusted Deployed Funds  . . . . . . . . . . . . . . . . . . .         34
Administration Fee . . . . . . . . . . . . . . . . . . . . . .         58
Administrator  . . . . . . . . . . . . . . . . . . . . . . . .         58
Aggregate Discounted Contract Balance  . . . . . . . . . . . .     14, 48
Aggregate Principal Amount . . . . . . . . . . . . . . . . . .         48
Applicable Class Percentage  . . . . . . . . . . . . . . . . .         48
Article 2A . . . . . . . . . . . . . . . . . . . . . . . . . .     23, 78
Available Amounts  . . . . . . . . . . . . . . . . . . . . . .     10, 51
Average Cumulative Net Loss Ratio  . . . . . . . . . . . . . .        56
Business Day . . . . . . . . . . . . . . . . . . . . . . . . .         5
Calculation Date . . . . . . . . . . . . . . . . . . . . . . .         5
Cede . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
Cedel Participants . . . . . . . . . . . . . . . . . . . . . .        59
CEF  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        45
Certificates . . . . . . . . . . . . . . . . . . . . . . . . .  2, 6, 61
Class A-1 and Class A-2 Underwriters . . . . . . . . . . . . .        84
Class A-1 Interest Rate  . . . . . . . . . . . . . . . . . . .        11
Class A-1 Noteholder . . . . . . . . . . . . . . . . . . . . .        59
Class A-1 Noteholders  . . . . . . . . . . . . . . . . . . . .        12
Class A-1 Notes  . . . . . . . . . . . . . . . . . . . . . . .      1, 5
Class A-1 Notes Maturity Date  . . . . . . . . . . . . . . . .        13
Class A-1 Principal Payment Amount . . . . . . . . . . . . . .        48
Class A-2 Noteholder . . . . . . . . . . . . . . . . . . . . .        59
Class A-2 Noteholders  . . . . . . . . . . . . . . . . . . . .        12
Class A-2 Notes  . . . . . . . . . . . . . . . . . . . . . . .      1, 5
Class A-2 Principal Payment Amount . . . . . . . . . . . . . .        48
Class B and the Class C Underwriter  . . . . . . . . . . . . .        84
Class B Interest Rate  . . . . . . . . . . . . . . . . . . . .        11
Class B Noteholder . . . . . . . . . . . . . . . . . . . . . .        59
Class B Noteholders  . . . . . . . . . . . . . . . . . . . . .    12, 71
Class B Notes  . . . . . . . . . . . . . . . . . . . . . . . .      1, 5
Class B Principal Payment Amount . . . . . . . . . . . . . . .        49
Class C Interest Rate  . . . . . . . . . . . . . . . . . . . .        11
Class C Noteholder . . . . . . . . . . . . . . . . . . . . . .        59
Class C Noteholders  . . . . . . . . . . . . . . . . . . . . .        12
Class C Notes  . . . . . . . . . . . . . . . . . . . . . . . .      1, 5
Class C Principal Payment Amount . . . . . . . . . . . . . . .        49
Class D Interest Rate  . . . . . . . . . . . . . . . . . . . .        11
Class D Principal Payment Amount . . . . . . . . . . . . . . .        49
Cleanup Call Condition . . . . . . . . . . . . . . . . . . . .    14, 57
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . .         4
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        79
Code Plans . . . . . . . . . . . . . . . . . . . . . . . . . .        83
Collection Account . . . . . . . . . . . . . . . . . . . . . .    10, 54
Collection Period  . . . . . . . . . . . . . . . . . . . . . .         5
Commission . . . . . . . . . . . . . . . . . . . . . . . . . .         3
Conditional Payment Rate . . . . . . . . . . . . . . . . . . .        41
Contract Files . . . . . . . . . . . . . . . . . . . . . . . .        62
Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . .         2
Contracts Pool . . . . . . . . . . . . . . . . . . . . . . . .         6
Cooperative  . . . . . . . . . . . . . . . . . . . . . . . . .        59
CPR  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        41
CSA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
Cumulative Net Loss Ratio  . . . . . . . . . . . . . . . . . .        56

Cutoff Date  . . . . . . . . . . . . . . . . . . . . . . . . .      2, 4
Defaulted Contract . . . . . . . . . . . . . . . . . . . . . .        54
Definitive Notes . . . . . . . . . . . . . . . . . . . . . . .        60
Depositaries . . . . . . . . . . . . . . . . . . . . . . . . .        58
Depository . . . . . . . . . . . . . . . . . . . . . . . . . .        47
Determination Date . . . . . . . . . . . . . . . . . . . . . .        49
Discount Rate  . . . . . . . . . . . . . . . . . . . . . . . .14, 49, 63
Discounted Contract Balance  . . . . . . . . . . . . . . . . .    14, 49
Distribution . . . . . . . . . . . . . . . . . . . . . . . . .        57
Distribution Date  . . . . . . . . . . . . . . . . . . . . . .      2, 5
DTC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
Early Termination  . . . . . . . . . . . . . . . . . . . . . .         9
Early Termination Contract . . . . . . . . . . . . . . . . . .         9
Eligible Contract  . . . . . . . . . . . . . . . . . . . . . .    63, 64
Eligible Investments . . . . . . . . . . . . . . . . . . . . .        54
Eligible Secondary Contract  . . . . . . . . . . . . . . . . .        64
Eligible Secondary Contracts . . . . . . . . . . . . . . . . .        64
End-Use  . . . . . . . . . . . . . . . . . . . . . . . . . . .        64
End-User . . . . . . . . . . . . . . . . . . . . . . . . . . .         2
End-User Contracts . . . . . . . . . . . . . . . . . . . . . .         2
Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . .     2, 38
ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        83
ERISA Considerations . . . . . . . . . . . . . . . . . . . . .        16
ERISA Plans  . . . . . . . . . . . . . . . . . . . . . . . . .        83
Euroclear  . . . . . . . . . . . . . . . . . . . . . . . . . .         3
Euroclear Operator . . . . . . . . . . . . . . . . . . . . . .        59
Euroclear Participants . . . . . . . . . . . . . . . . . . . .        59
Event of Default . . . . . . . . . . . . . . . . . . . . . . .        55
Excess Concentration Amount  . . . . . . . . . . . . . . . . .        65
Excess Contract  . . . . . . . . . . . . . . . . . . . . . . .        65
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . .         3
Excluded Amounts . . . . . . . . . . . . . . . . . . . . . . .        36
Expected Class A-1 Payment . . . . . . . . . . . . . . . . . .        48
Expired Lease Proceeds . . . . . . . . . . . . . . . . . . . .     6, 54
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        54
Financed Items . . . . . . . . . . . . . . . . . . . . . . . .     2, 38
Financing Agreement  . . . . . . . . . . . . . . . . . . . . .         7
First Union  . . . . . . . . . . . . . . . . . . . . . . . . .        85
Foreign Person . . . . . . . . . . . . . . . . . . . . . . . .        82
Heller Financial . . . . . . . . . . . . . . . . . . . . . . .      1, 4
Heller Funding . . . . . . . . . . . . . . . . . . . . . . . .         1
HFLI . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2, 4
Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . .        60
Indemnitees  . . . . . . . . . . . . . . . . . . . . . . . . .        73
Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . .      1, 5
Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . .      1, 4
Indirect Participants  . . . . . . . . . . . . . . . . . . . .        58
Ineligible Contract  . . . . . . . . . . . . . . . . . . . . .        64
Initial Class A-1 Note Principal Balance . . . . . . . . . . .         5
Initial Class A-2 Note Principal Balance . . . . . . . . . . .         5
Initial Class B Note Principal Balance . . . . . . . . . . . .         5
Initial Class C Note Principal Balance . . . . . . . . . . . .         5
Initial Class D Note Principal Balance . . . . . . . . . . . .         6
Insolvency Event . . . . . . . . . . . . . . . . . . . . . . .        23
Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . .        62
IPA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
IRS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        79
Issuer . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1, 4
Late Charges . . . . . . . . . . . . . . . . . . . . . . . . .     6, 51
Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
Majority in Interest . . . . . . . . . . . . . . . . . . . . .        74

Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . .        13
MLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        36
MLA Supplement . . . . . . . . . . . . . . . . . . . . . . . .        36
Monthly Report . . . . . . . . . . . . . . . . . . . . . . . .        57
Note Owners  . . . . . . . . . . . . . . . . . . . . . . . . .         5
Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . .        12
Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1, 5
Obligor  . . . . . . . . . . . . . . . . . . . . . . . . . . .    10, 64
Obligor Event  . . . . . . . . . . . . . . . . . . . . . . . .        56
OID  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        80
Operative Documents  . . . . . . . . . . . . . . . . . . . . .        46
Optional Prepayment  . . . . . . . . . . . . . . . . . . . . .        17
Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . .      1, 4
Participants . . . . . . . . . . . . . . . . . . . . . . . . .        58
Permitted Liens  . . . . . . . . . . . . . . . . . . . . . . .        63
Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        83
Prepaid Contract . . . . . . . . . . . . . . . . . . . . . . .         9
Prepayment . . . . . . . . . . . . . . . . . . . . . . . . . .        17
Prepayment Amount  . . . . . . . . . . . . . . . . . . . . . .        63
Principal Amount . . . . . . . . . . . . . . . . . . . . . . .        49
Program Agreement  . . . . . . . . . . . . . . . . . . . . . .        11
Program Assignment . . . . . . . . . . . . . . . . . . . . . .        22
PTCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        84
Qualified Institution  . . . . . . . . . . . . . . . . . . . .        54
Rating Agencies  . . . . . . . . . . . . . . . . . . . . . . .        16
Record Date  . . . . . . . . . . . . . . . . . . . . . . . . .         5
Recoveries . . . . . . . . . . . . . . . . . . . . . . . . . .        54
Redemption Price . . . . . . . . . . . . . . . . . . . . . . .        14
Registration Statement . . . . . . . . . . . . . . . . . . . .         3
Required Holders . . . . . . . . . . . . . . . . . . . . . . .        56
Reserve Account  . . . . . . . . . . . . . . . . . . . . . . .        11
Reserve Account Initial Deposit  . . . . . . . . . . . . . . .        11
Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . . .        11
Restricting Event  . . . . . . . . . . . . . . . . . . . . . .        56
S&P  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16
Sale and Servicing Agreement . . . . . . . . . . . . . . . . .         2
Scheduled Payments . . . . . . . . . . . . . . . . . . . . . .    14, 49
Secondary Contracts  . . . . . . . . . . . . . . . . . . . . .         2
Secured Note . . . . . . . . . . . . . . . . . . . . . . . . .     6, 37
Securities . . . . . . . . . . . . . . . . . . . . . . . . . .         6
Securities Act . . . . . . . . . . . . . . . . . . . . . . . .         3
Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2, 4
Service Transfer . . . . . . . . . . . . . . . . . . . . . . .        67
Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . .      2, 4
Servicer Advance . . . . . . . . . . . . . . . . . . . . . . .    15, 66
Servicer Default . . . . . . . . . . . . . . . . . . . . . . .        67
Services . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 10, 38
Servicing Charges  . . . . . . . . . . . . . . . . . . . . . .        15
Servicing Fee  . . . . . . . . . . . . . . . . . . . . . . . .    15, 56
Servicing Fee Percentage . . . . . . . . . . . . . . . . . . .        56
Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . .        15
Software . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 10, 38
Statistical Discount Rate  . . . . . . . . . . . . . . . . . .         8
Subordinate Certificates . . . . . . . . . . . . . . . . . . .         6
Subordinated Note Interest Rate  . . . . . . . . . . . . . . .        11
Subordinated Notes . . . . . . . . . . . . . . . . . . . . . .  2, 6, 61
Subordinated Securities  . . . . . . . . . . . . . . . . . . .      2, 6
Substitute Contract  . . . . . . . . . . . . . . . . . . . . .     9, 41
Substitute Contract Cutoff Date  . . . . . . . . . . . . . . .         4
Tax Counsel  . . . . . . . . . . . . . . . . . . . . . . . . .        79
Termination Notice . . . . . . . . . . . . . . . . . . . . . .        66
Terms and Conditions . . . . . . . . . . . . . . . . . . . . .        59

TIA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        73
Title Registry Equipment . . . . . . . . . . . . . . . . . . .    19, 75
Transfer and Sale Agreement  . . . . . . . . . . . . . . . . . 2, 25, 61
Transfer Deposit Amount  . . . . . . . . . . . . . . . . . . .        64
Transferred Assets . . . . . . . . . . . . . . . . . . . . . .        62
Transferred Contracts  . . . . . . . . . . . . . . . . . . . .         6
Transferred Property . . . . . . . . . . . . . . . . . . . . .        19
Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1, 4
Trust Agreement  . . . . . . . . . . . . . . . . . . . . . . .         4
Trust Assets . . . . . . . . . . . . . . . . . . . . . . . . .      2, 6
Trust Company  . . . . . . . . . . . . . . . . . . . . . . . .        64
Trust Depositor  . . . . . . . . . . . . . . . . . . . . . . .      1, 4
Trust Termination Date . . . . . . . . . . . . . . . . . . . .        61
UCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20, 21
UNL Pool . . . . . . . . . . . . . . . . . . . . . . . . . . .        39
Vendor Agreements  . . . . . . . . . . . . . . . . . . . . . .        11
Vendor Assignment  . . . . . . . . . . . . . . . . . . . . . .        11
Vendor Loans . . . . . . . . . . . . . . . . . . . . . . . . .         2
Vendor Obligations . . . . . . . . . . . . . . . . . . . . . .        38
Vendors  . . . . . . . . . . . . . . . . . . . . . . . . . . .    11, 39
VFD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        45
Warranty Contract  . . . . . . . . . . . . . . . . . . . . . .     9, 65

          ----------------------------------------------------------------
                 No dealer, salesman or other person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Trust Depositor or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the Securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the Securities to any person in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                              _________________
                              TABLE OF CONTENTS
                                                                   Page
                                                                   ----

          SUMMARY OF TERMS  . . . . . . . . . . . . . . . . . . .     4

          RISK FACTORS  . . . . . . . . . . . . . . . . . . . . .    17

          USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . .    25

          THE TRUST . . . . . . . . . . . . . . . . . . . . . . .    25

          THE CONTRACTS POOL  . . . . . . . . . . . . . . . . . .    25

          THE CONTRACTS GENERALLY . . . . . . . . . . . . . . . .    36

          PREPAYMENT AND YIELD CONSIDERATIONS . . . . . . . . . .    41

          HELLER FINANCIAL, INC.AND
                           HELLER FINANCIAL LEASING, INC. . . . .    44

          THE TRUST DEPOSITOR . . . . . . . . . . . . . . . . . .    46

          DESCRIPTION OF THE NOTES  . . . . . . . . . . . . . . .    46

          THE TRANSFER AND SALE AGREEMENT AND
                           SALE AND SERVICING AGREEMENT GENERALLY    61

          THE INDENTURE . . . . . . . . . . . . . . . . . . . . .    70

          CERTAIN LEGAL ASPECTS OF THE CONTRACTS  . . . . . . . .    74

          FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . .    79

          ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . .    83

          PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . .    84

          RATING OF THE NOTES . . . . . . . . . . . . . . . . . .    85

          LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . .    86
                                 ____________________


                    UNTIL NOVEMBER 27, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PATICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENT OR SUBSCRIPTIONS.

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                            HELLER EQUIPMENT ASSET
                           RECEIVABLES TRUST 1997-1


               $  62,980,096 5.7325% CLASS A-1 RECEIVABLE-BACKED
                             NOTES, SERIES 1997-1
               $ 191,678,552 6.3900% CLASS A-2 RECEIVABLE-BACKED
                             NOTES, SERIES 1997-1
                $   8,214,795 6.5000% CLASS B RECEIVABLE-BACKED
                             NOTES, SERIES 1997-1
                $   5,476,530 6.6800% CLASS C RECEIVABLE-BACKED
                             NOTES, SERIES 1997-1












                         ____________________________

                                  PROSPECTUS
                         ____________________________









           Underwriters of the Class A-1 Notes and Class A-2 Notes


                      FIRST UNION CAPITAL MARKETS CORP.
                           BEAR, STEARNS & CO. INC.

                               LEHMAN BROTHERS



             Underwriters of the Class B Notes and Class C Notes


                      FIRST UNION CAPITAL MARKETS CORP.











                               AUGUST 27, 1997


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